Exhibit 2.1







                            STOCK PURCHASE AGREEMENT



                                     AMONG



                        GRAHAM PACKAGING COMPANY, L.P.,



                         OI PLASTIC PRODUCTS FTS, INC.



                                      AND



                              OWENS-ILLINOIS, INC.





                           DATED AS OF JULY 28, 2004



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                               TABLE OF CONTENTS
                                                                                            Page

                                   ARTICLE I


                     THE PURCHASE; CERTAIN RELATED MATTERS

1.1      The Purchase.........................................................................1
1.2      Purchase Price.......................................................................1
1.3      Purchase Price Adjustments...........................................................2
1.4      Closing  5
1.5      Closing Deliveries....................................................................
1.6      Foreign Subsidiaries.................................................................6

                                   ARTICLE II


                REPRESENTATIONS AND WARRANTIES OF O-I AND SELLER

2.1      Due Organization.....................................................................7
2.2      Authorization and Validity of this Agreement and the Additional Agreements...........8
2.3      Subsidiaries.........................................................................8
2.4      No Conflict..........................................................................8
2.5      Capitalization; Ownership of Stock...................................................9
2.6      Financial Statements................................................................10
2.7      Absence of Material Adverse Change..................................................12
2.8      Absence of Undisclosed Liabilities; No Indebtedness.................................15
2.9      Real Property Ownership.............................................................15
2.10     Leased Real Property................................................................16
2.11     Real Property.......................................................................17
2.12     Condition of Properties.............................................................17
2.13     Tax Matters.........................................................................18
2.14     Legal Proceedings...................................................................21
2.15     Government Licenses, Permits and Related Approvals; Environmental Matters...........21
2.16     Employee Benefit Plans..............................................................23
2.17     Intellectual Property...............................................................26
2.18     Insurance...........................................................................31
2.19     Material Contracts..................................................................32
2.20     Transactions with Affiliates........................................................35
2.21     Brokers, Finders, etc...............................................................36
2.22     Employment-Related Matters..........................................................36
2.23     Inventory...........................................................................37
2.24     Accounts Receivable.................................................................38
2.25     Sufficiency of Assets...............................................................38
2.26     Product Liability; Recalls..........................................................39
2.27     Customers and Suppliers.............................................................39
2.28     Accounts Payable....................................................................40
2.29     Books and Records...................................................................40
2.30     Rebates  40
2.31     Propriety of Past Payments..........................................................41
2.32     Bank Accounts.......................................................................41
2.33     No Other Representations and Warranties.............................................41

                                  ARTICLE III


                     REPRESENTATIONS AND WARRANTIES OF O-I

3.1      Due Organization....................................................................41
3.2      Authorization and Validity of this Agreement and the Additional Agreements..........41
3.3      No Conflict.........................................................................42

                                   ARTICLE IV


                    REPRESENTATIONS AND WARRANTIES OF BUYER

4.1      Due Organization....................................................................43
4.2      Authorization and Validity of this Agreement and the Additional Agreements..........43
4.3      No Conflict.........................................................................43
4.4      Brokers, Finders, etc...............................................................44
4.5      Available Funds.....................................................................44
4.6      Purchase for Investment.............................................................44
4.7      Legal Proceedings...................................................................45

                                   ARTICLE V


                                   COVENANTS

5.1      Access; Information and Records; Confidentiality....................................45
5.2      Conduct of the Businesses of the Company Prior to the Closing Date..................46
5.3      Antitrust Laws......................................................................51
5.4      Non-Solicitation....................................................................52
5.5      Additional Agreements...............................................................53
5.6      Termination of Affiliate Relations..................................................54
5.7      Further Actions.....................................................................54
5.8      Insurance...........................................................................57
5.9      Access to Records and Personnel.....................................................57
5.10     Use of Owens-Illinois Name..........................................................58
5.11     Guarantees..........................................................................59
5.12     No Debt  59
5.13     Transfer of Assets..................................................................60
5.14     Non-Competition.....................................................................60
5.15     Confidentiality.....................................................................63
5.16     No Third Party Discussions..........................................................63
5.17     Remittance of Accounts Receivable...................................................64
5.18     Notice of Developments..............................................................64
5.19     Financing-Related Cooperation.......................................................65
5.20     New Jersey Industrial Site Recovery Act.............................................65
5.21     Delivery of Financial Information...................................................66
5.22     Confidentiality Undertakings........................................................69

                                   ARTICLE VI


                              CONDITIONS PRECEDENT

6.1      Conditions Precedent to Obligations of Parties......................................69
6.2      Conditions Precedent to Obligations of Buyer........................................70
6.3      Conditions Precedent to the Obligations of Seller...................................71

                                  ARTICLE VII


                                     TAXES

7.1      Termination of Tax Sharing Agreements...............................................72
7.2      Seller's Returns and Taxes..........................................................72
7.3      Buyer's Returns and Taxes...........................................................73
7.4      Tax Cooperation.....................................................................74
7.5      Tax Indemnification.................................................................75
7.6      Contests; Refunds...................................................................76
7.7      Transfer Taxes......................................................................77
7.8      Conflicts; Survival.................................................................77

                                  ARTICLE VIII


                 LABOR MATTERS, EMPLOYEE RELATIONS AND BENEFITS

8.1      Parent Plans, Company Plans.........................................................77
8.2      Collective Bargaining Agreements....................................................78
8.3      Post-Closing Benefits...............................................................78
8.4      Service Credit........................................................................
8.5      Pension and Retiree Medical.........................................................79
8.6      Certain Additional Matters..........................................................80
8.7      Vacation 80
8.8      Welfare Plans.......................................................................80
8.9      WARN     81
8.10     Annual Bonuses......................................................................81
8.11     Transition Services.................................................................81
8.12     Pre-Closing Claims..................................................................82
8.13     No Third-Party Beneficiary Rights...................................................82

                                   ARTICLE IX


                                INDEMNIFICATION

9.1      Survival Period.....................................................................82
9.2      Indemnification by Seller...........................................................83
9.3      Indemnification by Buyer............................................................87
9.4      Indemnification Calculations........................................................87
9.5      Indemnification Procedures..........................................................89
9.6      Constar Action; NAC Action; and Schedule 9.2(a) Claims Indemnification..............90

                                   ARTICLE X


                                 MISCELLANEOUS

10.1     Certain Definitions.................................................................91
10.2     Termination and Abandonment.........................................................94
10.3     Fees and Expenses...................................................................96
10.4     Notices  96
10.5     Entire Agreement....................................................................97
10.6     No Third Party Beneficiaries........................................................98
10.7     Assignability.......................................................................98
10.8     Amendment and Modification; Waiver..................................................98
10.9     Public Announcements................................................................99
10.10    Section Headings Table of Contents..................................................99
10.11    Severability........................................................................99
10.12    Counterparts........................................................................99
10.13    Enforcement........................................................................100
10.14    Choice of Forum....................................................................100
10.15    Waiver of Jury Trial...............................................................100
10.16    Governing Law......................................................................101
10.17    Interpretation.....................................................................101

                                   SCHEDULES

Schedule 1.3(a)(i)             Net Working Capital
Schedule 1.3(a)(ii)            2004 Budget
Schedule 1.3(a)(iii)           Pension Deficiency Amounts
Schedule 5.14(b)               Specified Health Care Products


                                    EXHIBITS

Exhibit A                      Form of Transition Services Agreement
Exhibit B(i)-B(ix)             Form of Contract Manufacturing Agreements
Exhibit C                      Form of Resin Purchase Agreement
Exhibit D-(i) to D-(iii)       Form of Intellectual Property Agreements




                             INDEX OF DEFINED TERMS

Term                                                                                        Page


1991 Cross License............................................................................29
1991 Toyo Agreement...........................................................................29
2003 Unaudited Pro Forma Financial Statements.................................................11
2004 Adjusted Unaudited Pro Forma Financial Statements........................................68
2004 Audited Financial Statements.............................................................68
2004 Budget....................................................................................2
2004 March Adjusted Unaudited Pro Forma Financial Statements..................................69
2004 Unaudited Pro Forma Financial Statements.................................................68
2005 Plan.....................................................................................69
Accrued Time..................................................................................80
Acquisition Transactions......................................................................64
Additional Agreements.........................................................................54
Additional Material Contracts.................................................................32
Adjusted Unaudited Pro Forma Financial Statements.............................................11
Adjustment Statement...........................................................................2
Adjustments...................................................................................91
Affected Party................................................................................76
Affiliate.....................................................................................91
Agreement......................................................................................1
Alternative Financing.........................................................................55
Apportioned Tax Attributes....................................................................20
Assignment Contracts..........................................................................56
Audited Financial Statements..................................................................10
Australian Restructuring......................................................................74
Basket........................................................................................84
Books and Records.............................................................................58
Burdensome Condition..........................................................................51
Business......................................................................................91
Business Day..................................................................................91
Business Employee.............................................................................91
Buyer..........................................................................................1
Buyer Disclosure Schedule.....................................................................43
Buyer Indemnified Parties.....................................................................83
Buyer Subs.....................................................................................6
Buyer Tax Act.................................................................................76
Buyer's Acquired Business.....................................................................62
Buyer's Competing Operations..................................................................62
Buyer's Competitive Business..................................................................61
Buyer's Returns...............................................................................73
Buyer's Taxes.................................................................................73
Cap...........................................................................................85
Capital Expenditures Amount....................................................................2
Capital Expenditures Deficiency Amount.........................................................3
Capital Stock.................................................................................91
Cash..........................................................................................91
CBA Consents..................................................................................78
Cleanup.......................................................................................91
Closing........................................................................................5
Closing Cash Amount............................................................................2
Closing Date...................................................................................5
Closing Date Balance Sheet.....................................................................2
Closing Deadline..............................................................................95
COBRA.........................................................................................81
Code..........................................................................................19
Collective Bargaining Agreements..............................................................78
Commitment Letters............................................................................44
Commitment Termination Notice.................................................................95
Commodity Closures............................................................................61
Company........................................................................................1
Company Intellectual Property.................................................................30
Company Material Contracts....................................................................32
Company Plans.................................................................................24
Competition Laws...............................................................................9
Conclusive Adjustment Statement................................................................4
Conclusive Statement...........................................................................4
Confidentiality Agreement.....................................................................46
Consent Contracts.............................................................................56
Contract Manufacturing Agreements.............................................................53
Contributed Assets............................................................................60
Control.......................................................................................92
Controlling Party.............................................................................76
Corporate Restructuring........................................................................8
CPT...........................................................................................90
Deficiency Amount..............................................................................2
Employee Plan.................................................................................23
Environmental Laws............................................................................22
ERISA.........................................................................................23
ERISA Affiliate...............................................................................23
Excess Amount..................................................................................2
Executed Material Agreements..................................................................34
Executed Material Confidential Agreements.....................................................35
Executed Material Confidential Summaries......................................................35
Financing.....................................................................................44
FIRPTA Certificate............................................................................70
Foreign Benefit Plan..........................................................................25
Foreign Subsidiary Capital Stock...............................................................6
Foreign Subsidiary Purchase Agreements.........................................................7
Foreign Subsidiary Purchase Incremental Taxes..................................................7
GAAP..........................................................................................92
Governmental Approval.........................................................................92
Governmental Authority........................................................................21
Governmental Licenses.........................................................................21
Guarantees....................................................................................59
Hazardous Materials...........................................................................92
Health Care Products..........................................................................62
Historical Financial Statements...............................................................10
HSR Act........................................................................................9
Indebtedness..................................................................................92
Indemnified Party.............................................................................89
Indemnifying Party............................................................................89
Indemnity Notice..............................................................................90
Information Memorandum........................................................................93
Intellectual Property.........................................................................30
Intellectual Property Agreements..............................................................54
IP Contracts..................................................................................28
ISRA..........................................................................................65
June Adjusted Unaudited Pro Forma Financial Statements........................................67
June Unaudited Financial Statements...........................................................67
June Unaudited Pro Forma Financial Statements.................................................67
Knowledge.....................................................................................93
Law...........................................................................................93
Lease.........................................................................................16
Leased Real Property..........................................................................16
Lenders.......................................................................................44
Liens.........................................................................................93
Losses........................................................................................83
March Unaudited Financial Statements..........................................................68
March Unaudited Pro Forma Financial Statements................................................69
Material Adverse Effect.......................................................................93
Material Contracts............................................................................32
May 31 Unaudited Pro Forma Balance Sheet......................................................11
May Unaudited Financial Statement.............................................................10
May Unaudited Pro Forma Financial Statements..................................................11
Monthly Unaudited Pro Forma Financial Statements..............................................66
Net Working Capital............................................................................3
Neutral Auditor................................................................................3
NJDEP.........................................................................................66
O-I............................................................................................1
O-I Agreements................................................................................55
O-I Disclosure Schedule........................................................................6
O-I Mexico....................................................................................57
O-I Names.....................................................................................58
O-I Parties...................................................................................16
Other Material Contracts......................................................................33
Owens Illinois Plastic Container Business.....................................................93
Owned Real Property...........................................................................15
P&G...........................................................................................28
P&G Agreement.................................................................................28
Parcel........................................................................................15
Parent Plans..................................................................................77
Parties........................................................................................1
Party..........................................................................................1
Payment Date..................................................................................81
Pension Plans.................................................................................79
Permitted Liens...............................................................................16
Person........................................................................................93
Plan..........................................................................................74
Plastic Molding Technology....................................................................30
Pre-Closing Periods...........................................................................75
Pro Rata Bonus Payment........................................................................81
Purchase.......................................................................................1
Purchase Price.................................................................................1
Qualified Employee Plan.......................................................................24
R&B Agreement.................................................................................29
Real Property.................................................................................16
Release.......................................................................................93
Remediation Standard..........................................................................93
Representatives...............................................................................46
Resin Purchase Agreement......................................................................54
Resolution Period..............................................................................3
Retained Assets...............................................................................60
Retained Inactive Employee....................................................................50
Retained Inactive Employees...................................................................78
Retained Indebtedness..........................................................................2
Retained Subsidiaries..........................................................................8
Retiree Medical Plans.........................................................................80
Returns.......................................................................................18
SAS 100.......................................................................................67
Schedule 9.2(a) Claims........................................................................84
Securities Act................................................................................44
Seller.........................................................................................1
Seller Bonus Plans............................................................................81
Seller Indemnified Parties....................................................................87
Seller IP.....................................................................................31
Seller's Acquired Business....................................................................61
Seller's Closure Business.....................................................................61
Seller's Competing Operations.................................................................61
Seller's Health Care Business.................................................................61
Seller's Returns..............................................................................72
September Adjusted Unaudited Pro Forma Financial Statements...................................68
September Unaudited Financial Statements......................................................67
September Unaudited Pro Forma Financial Statements............................................67
Significant Agreement.........................................................................34
Spare Parts Amount.............................................................................2
Spare Parts Deficiency Amount..................................................................3
Spare Parts Excess Amount......................................................................3
Specified Subsidiaries.........................................................................8
Statement......................................................................................2
Stock..........................................................................................1
Straddle Period...............................................................................73
Subsidiary....................................................................................94
Tax...........................................................................................18
Tax Claim.....................................................................................76
Taxes.........................................................................................18
Termination Fee...............................................................................96
Third Party Claim.............................................................................89
Three Party Agreements........................................................................55
Top 10 Suppliers..............................................................................39
Top 20 Customers..............................................................................39
Toyo..........................................................................................29
Transfer Taxes................................................................................77
Transition Services Agreement.................................................................53
Unaudited Pro Forma Financial Statements......................................................11
Unexecuted Material Agreement Summaries.......................................................34
Unexecuted Material Agreements................................................................34
Unexecuted Material Confidential Agreement Summaries..........................................35
Unexecuted Material Confidential Agreements...................................................35
Union Employees...............................................................................78
WARN Act......................................................................................81
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                  STOCK PURCHASE AGREEMENT, dated as of July 28, 2004 (the
"Agreement"), among Graham Packaging Company, L.P., a Delaware limited partnership ("Buyer"), OI Plastic Products FTS, Inc., a Delaware corporation
("Seller"), an indirect and wholly owned subsidiary of Owens-Illinois, Inc., a
Delaware corporation ("O-I"), and O-I. Buyer, Seller and O-I are collectively referred to herein as the "Parties" and each individually as a "Party."

                              W I T N E S S E T H:

                  WHEREAS, Seller owns 82,383 shares of common stock, no par value, of Owens-Brockway Plastic Products Inc., a Delaware corporation (the "Company"), constituting all the issued and outstanding Capital Stock (as defined below) of the Company (all such shares being referred to herein as the "Stock");

                  WHEREAS, O-I and Seller desire to sell to Buyer, and Buyer desires to purchase from Seller, the Stock upon the terms and subject to the conditions set forth in this Agreement;

                  WHEREAS, the Board of Directors of each of O-I and Seller, and the general partner of Buyer has approved the sale and purchase of the Stock upon the terms and subject to the conditions set forth in this Agreement (the "Purchase"); and

                  WHEREAS, prior to the consummation of the Purchase, O-I and Seller shall cause the Corporate Restructuring (as defined below) to be completed.

                  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound hereby, the Parties agree as follows:


                                   ARTICLE I
                     THE PURCHASE; CERTAIN RELATED MATTERS

                  1.1 The Purchase. Subject to the satisfaction or waiver of the conditions set forth in this Agreement, at the Closing (as defined below), Seller shall, and O-I shall or shall cause Seller to, sell, convey, assign, transfer and deliver to Buyer the Stock representing the entire issued and outstanding Capital Stock of the Company, free and clear of all Liens (as defined below).

                  1.2 Purchase Price. The purchase price for the Stock shall be $1,200,000,000 (the "Purchase Price"), subject to the purchase price adjustments set forth in Section 1.3. The Purchase Price shall be payable in immediately available federal funds to a U.S. bank account of Seller designated by Seller in writing to Buyer at least two Business Days (as defined below) prior to Closing.

                  1.3 Purchase Price Adjustments.

                  (a) Within 90 calendar days after the Closing Date, Buyer shall prepare and deliver to Seller a balance sheet of the Company and its Subsidiaries as of the close of business on the Closing Date (the "Closing Date Balance Sheet") and a statement (the "Statement") setting forth the (i) Net Working Capital (as defined below) reflected in the Closing Date Balance Sheet, and the components and calculation thereof, as of the close of business of the Company and its Subsidiaries on the Closing Date, (ii) the aggregate amount of any Indebtedness (as defined below) outstanding as of the Closing Date excluding Indebtedness incurred in connection with the Financing (as defined below) (the "Retained Indebtedness"), net of any Cash (as defined below) reflected on the Closing Date Balance Sheet (the "Closing Cash Amount"), (iii) the aggregate amount of capital expenditures made by the Company and its Subsidiaries from January 1, 2004 through the Closing Date (the "Capital Expenditures Amount") and (iv) the aggregate amount of spare parts reflected in the Closing Date Balance Sheet (the "Spare Parts Amount"). All spare parts of the Company and its Subsidiaries reflected on the Closing Date Balance Sheet are usable in machinery and equipment currently used or held for use in the Business and are free of any obvious damage. The Closing Date Balance Sheet and the Statement will be prepared in accordance with the principles and procedures set forth on Schedule 1.3(a)(i), GAAP (as defined below) consistently applied, and to the extent consistent with GAAP, the methods used in preparing the Audited Financial Statements (as defined below) and the Unaudited Pro Forma Financial Statements (as defined below); provided, however, that the principles and procedures set forth on Schedule 1.3(a)(i) shall govern the preparation of the Closing Date Balance Sheet and the Statement. Concurrently therewith, Buyer shall cause to be prepared and delivered to Seller a statement (the "Adjustment Statement") setting forth the calculations of (A) the amount by which the Net Working Capital as shown on the Statement (x) exceeds $195,908,000 (as such amount may be amended by the Parties (as defined below) as set forth on
Schedule 1.3(a)(i), the "Excess Amount") or (y) is less than $195,908,000 (as such amount may be amended by the Parties as set forth on Schedule 1.3(a)(i), the "Deficiency Amount"), (B) the amount of Retained Indebtedness, net of the Closing Cash Amount, (C) the amount, if any, by which the Capital Expenditures Amount is less than (x) if the Closing occurs prior to January 1, 2005, (1) the aggregate amount of capital expenditures planned to be made by the Company and its Subsidiaries pursuant to the Company's 2004 capital budget attached hereto as Schedule 1.3(a)(ii) (the "2004 Budget") for each full calendar month in 2004 elapsed prior to the Closing Date plus (2) the product of the amount of capital expenditures planned to be made by the Company and its Subsidiaries pursuant to the 2004 Budget during the calendar month in which the Closing occurs and a fraction, the numerator of which is the actual number of days elapsed in the calendar month in which the Closing occurs and the denominator of which is the actual number of days in the calendar month in which the Closing occurs or (y) if the Closing occurs on or after January 1, 2005, an amount equal to the sum of (1) $43,700,000 and (2) the product of $60,000,000 and a fraction, the numerator of which is the number of days elapsed from January 1, 2005 to the Closing Date and the denominator of which is 365 (the amount determined pursuant to clause (x) or (y) above, as applicable, the "Capital Expenditures Deficiency Amount"), (D) the amount by which the Spare Parts Amount as shown on the Statement (x) exceeds $25,400,000 (the "Spare Parts Excess Amount") or (y) is less than $23,400,000 (the "Spare Parts Deficiency Amount") and (E) the Pension Deficiency Amount. "Net Working Capital" shall mean (without duplication) (a) the sum of inventory (raw materials, work in process, in-transit inventory, finished goods and supplies, net of all related reserves and excluding the LIFO reserve); provided, however, in no event for purposes of calculating Net Working Capital shall inventory exceed $155,500,000, plus trade accounts receivable (net of all related reserves) plus prepaid expenses (excluding any prepaid or deferred Taxes (as defined below)) less (b) trade accounts payable plus salaries and wages plus other accrued liabilities (excluding any accrued Taxes or Indebtedness). In addition, within 90 calendar days after the Closing Date, each of O-I and Buyer shall use its commercially reasonable best efforts to have the Designated Actuary (as defined in Schedule 1.3(a)(iii)) prepare and deliver the Pension Deficiency Amount Report (as defined in Schedule 1.3(a)(iii)) in accordance with Schedule 1.3(a)(iii), setting forth the aggregate amount of any Pension Deficiency Amount (as defined in Schedule 1.3(a)(iii)) as of the Closing Date as determined in accordance with Schedule 1.3(a)(iii).

                  (b) After receipt of the Statement and the Adjustment Statement, Seller will have 30 calendar days to review the Statement and the Adjustment Statement together with the work papers used in their preparation. Unless Seller delivers written notice to Buyer setting forth the specific items disputed by Seller, on or prior to the thirtieth day after its receipt of the Statement and the Adjustment Statement, Seller will be deemed to have accepted and agreed to the Statement and the Adjustment Statement and such agreement will be final and binding. If Seller so notifies Buyer of its objections to any of the Statement or the Adjustment Statement, Buyer and Seller will, within 30 days following the notice (the "Resolution Period"), attempt to resolve their differences. Any resolution by Buyer and Seller during the Resolution Period as to any disputed amounts will be final, binding and conclusive.

                  (c) If Buyer and Seller do not resolve all disputed items on the Statement and Adjustment Statement by the end of the Resolution Period, then all items remaining in dispute will be submitted within 30 days after the expiration of the Resolution Period to a partner of PricewaterhouseCoopers or such other national independent accounting firm mutually acceptable to Buyer and Seller (the "Neutral Auditor"). The Neutral Auditor shall act as an arbitrator to determine only those items in dispute. Buyer, Seller and O-I shall cooperate with the Neutral Auditor and, subject to customary confidentiality and indemnity agreements, provide the Neutral Auditor with access to the books, records, personnel and representatives of it and such other information as such firm may require in order to render its determination. All fees and expenses relating to the work, if any, to be performed by the Neutral Auditor will be allocated between Buyer, on the one hand, and Seller and O-I, on the other hand, in the same proportion that the aggregate amount of the disputed items so submitted to the Neutral Auditor that is unsuccessfully disputed by each such Party (as finally determined by the Neutral Auditor) bears to the total amount of such disputed items so submitted. The Neutral Auditor will deliver to Buyer and Seller a written determination (such determination to include a work sheet setting forth all material calculations used in arriving at such determination and to be based solely on information provided to the Neutral Auditor by Buyer and Seller) of the disputed items within 45 days of receipt of the disputed items, which determination will be final, binding and conclusive. Notwithstanding the foregoing, the Neutral Auditor shall not be permitted or authorized to determine an amount with respect to any disputed item that is outside of the range between the amounts of such disputed item as finally proposed by Buyer, on the one hand, and Seller and O-I, on the other hand. The final, binding and conclusive Statement and Adjustment Statement, which either are agreed upon by Buyer and Seller or are delivered by the Neutral Auditor in accordance with this Section 1.3, will be the "Conclusive Statement" and the "Conclusive Adjustment Statement," respectively. In the event that either Buyer or Seller fails to submit its statement regarding any items remaining in dispute within the time determined by the Neutral Auditor, then the Neutral Auditor shall render a decision based solely on the evidence timely submitted to the Neutral Auditor by Buyer and Seller.

                  (d) If the Conclusive Adjustment Statement contains a Deficiency Amount, the Purchase Price will be reduced dollar-for-dollar by such Deficiency Amount and Seller and O-I, jointly and severally, shall pay to Buyer an amount in cash equal to such Deficiency Amount. If the Conclusive Adjustment Statement contains an Excess Amount, the Purchase Price will be increased dollar-for-dollar by such Excess Amount, and Buyer shall pay to Seller an amount in cash equal to such Excess Amount. If the Conclusive Adjustment Statement contains a Spare Parts Deficiency Amount, the Purchase Price will be reduced dollar-for-dollar by such Spare Parts Deficiency Amount and Seller and O-I, jointly and severally, shall pay to Buyer an amount in cash equal to such Spare Parts Deficiency Amount. If the Conclusive Adjustment Statement contains a Spare Parts Excess Amount, the Purchase Price will be increased dollar-for-dollar by such Spare Parts Excess Amount, and Buyer shall pay to Seller an amount in cash equal to such Spare Parts Excess Amount. The Purchase Price will also be reduced dollar-for-dollar by the Retained Indebtedness net of the Closing Cash Amount, the Pension Deficiency Amount and the Capital Expenditures Deficiency Amount, if any, and Seller and O-I, jointly and severally, shall pay to Buyer an amount in cash equal to the Capital Expenditures Deficiency Amount, Pension Deficiency Amount and Retained Indebtedness net of the Closing Cash Amount; provided, however, with respect to items of Retained Indebtedness, in lieu of making a payment to Buyer in the amount of such Retained Indebtedness, to the extent permitted under the agreements to such Indebtedness and to the extent such Indebtedness is then outstanding, Seller and O-I may elect to redeem, repay and cancel in full all such items of Retained Indebtedness or otherwise eliminate all liability (contingent or otherwise) of the Companies and its Subsidiaries for such items of Retained Indebtedness and deliver to Buyer evidence thereof, in form and substance satisfactory to Buyer. To the extent any Retained Indebtedness is denominated in a currency other than dollars, the equivalent thereof in dollars shall be determined in accordance with Schedule 1.3(a)(i). All payments to be made pursuant to this Section 1.3(d) will be made no later than the fifth Business Day following the date on which Buyer and Seller agree to, or the Neutral Auditor delivers, the Conclusive Statement and the Conclusive Adjustment Statement. Any payment required to be made by Buyer, on the one hand, or Seller and O-I, on the other hand, pursuant to this Section 1.3(d) shall bear interest from the Closing Date through the date of payment at a rate of interest equal to the prime rate per annum publicly announced from time to time by Citibank, N.A. at its principal office in New York City, and shall be payable by wire transfer of immediately available funds to an account or accounts designated by the Party entitled to receive such funds at least two Business Days prior to the date when such payment is due.

                  1.4 Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to
Section 10.2, and subject to the satisfaction or waiver of the conditions set forth in Article VI, the closing of the Purchase (the "Closing") will take place at 10:00 a.m. on the second Business Day (the "Closing Date"), following the satisfaction or waiver of each of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing (but subject to the satisfaction or waiver thereof)), at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, NY 10036, unless another date, time or place is agreed to in writing by the Parties. The Closing shall be deemed effective as of 12:01 a.m., New York City time, on the Closing Date.

                  1.5 Closing Deliveries.

                  (a) At the Closing, Buyer shall deliver, or cause one or more of its Affiliates to deliver, to Seller:

                    (i) the Purchase Price as provided in Section 1.2;

                    (ii) the documents described in Section 6.3; and

                    (iii) such other documents and instruments as counsel for Buyer and Seller mutually agree to be reasonably necessary to consummate the transactions described herein.

                  (b) At the Closing, O-I and Seller shall deliver, or cause one or more of their Affiliates to deliver, to Buyer:

                    (i) stock certificates evidencing the Stock duly endorsed, for transfer to Buyer or accompanied by stock powers duly executed in blank and with any required stock Transfer Tax stamps affixed thereto;

                    (ii) the documents described in Section 6.2;

                    (iii) a document duly executed by Seller reciting that such document shall become effective simultaneously with the Closing that
         (A) consents to the appointment as officers and directors of the Company and each of its Subsidiaries of those persons designated by notice given by Buyer to the Company at least two days prior to the Closing, naming such persons and (B) effects the resignation of existing officers and directors of the Company and each of its Subsidiaries;

                    (iv) all of the Books and Records (as defined below) of Seller and O-I relating to the Company, its Subsidiaries and the Business (as defined below);

                    (v) evidence, satisfactory in form and substance to Buyer, that all Indebtedness (other than as set forth on Section 5.12 of the schedule of disclosures delivered by O-I and Seller to Buyer concurrent with the execution of this Agreement (the "O-I Disclosure Schedule") or as may be otherwise agreed by Buyer and Seller) has been redeemed or repaid by Seller or with respect to items of Indebtedness referred to in clause (e) or clause (f) of the definition of Indebtedness, Seller shall have otherwise eliminated all liability (contingent or otherwise) of the Company and its Subsidiaries for such items of Indebtedness, any Liens that existed in connection therewith have been released and discharged and all guarantees set forth on
         Section 1.5(b)(v) of the O-I Disclosure Schedule made by the Company and any of its Subsidiaries of Indebtedness of Seller or any of its Affiliates have been released;

                    (vi) such instruments of transfer and other documents and instruments as shall be necessary to consummate the transfer, if any, of the Foreign Subsidiary Capital Stock (as defined below) in accordance with the provisions of the Foreign Subsidiary Purchase Agreements (as defined below); and

                    (vii) such other documents and instruments as counsel for Buyer and Seller mutually agree to be reasonably necessary to consummate the transactions described herein.

                  1.6 Foreign Subsidiaries. Not later than the earlier of (i) 15 days following receipt by Buyer of all Tax and other relevant financial information relating to the Foreign Subsidiaries as reasonably requested by Buyer and an opportunity to review such information with O-I and (ii) 30 days following the date hereof, Buyer shall have the right to provide to O-I a written list identifying the Affiliate(s) of Buyer (the "Buyer Subs") that Buyer proposes to acquire directly the Capital Stock of one or more of the following Subsidiaries on the Closing Date (the "Foreign Subsidiary Capital Stock"): each of the Specified Subsidiaries (as defined below), Lancop, S.A. de C.V., Continental PET Holdings, S. de R.L. de C.V., Continental PET Technologies de Mexico, S.A., de C.V., Owens-Illinois Plastic Products de Mexico, S. de R.L. de C.V., Consultores en Controles, S.A. de C.V. and Especialidades Technologicas, S.A. de C.V.; provided that Buyer shall not unreasonably delay in providing such list to O-I within the relevant period. Within 10 days following Seller's receipt of the foregoing written list, O-I and Buyer shall negotiate, and cause their respective Affiliates to, execute and deliver commercially reasonable agreement(s) (the "Foreign Subsidiary Purchase Agreements") pursuant to which the Buyer Subs shall acquire the Foreign Subsidiary Capital Stock directly from the Affiliates of O-I that own such Foreign Subsidiary Capital Stock for no additional consideration, and each such Foreign Subsidiary Purchase Agreement shall set forth the portion of the Purchase Price as the Parties may reasonably agree allocable to each seller of Foreign Subsidiary Capital Stock. Notwithstanding the foregoing, to the extent that the structure contemplated by the Foreign Subsidiary Purchase Agreements
(i) differs materially from the steps set forth in Section 5.13(c) of the O-I Disclosure Schedule with respect to the Corporate Restructuring and (ii) results in any material incremental Taxes ("Foreign Subsidiary Purchase Incremental Taxes") to O-I, Buyer shall indemnify Seller for such Foreign Subsidiary Purchase Incremental Taxes as set forth in Section 7.5(b)(ii).


                                  ARTICLE II
                REPRESENTATIONS AND WARRANTIES OF O-I AND SELLER

                  O-I and Seller, jointly and severally, represent and warrant to Buyer as follows, in each case, as of the date hereof and as of the Closing Date (or, in each case, if made as of a specific date, as of such date):

                  2.1 Due Organization.

                  (a) Seller is a corporation duly organized, validly existing and in good standing under the Laws (as defined below) of the State of Delaware. Seller has all requisite corporate power and authority to enter into this Agreement and the Additional Agreements (as defined below) to which it is a party and to perform its obligations under this Agreement and the Additional Agreements.

                  (b) Each of the Company and its Subsidiaries is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization. Each of the Company and its Subsidiaries (i) has all requisite corporate or other power and authority to own its properties and assets and to carry on its business as it is now being conducted and (ii) is duly qualified to own its properties and assets and transact business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required, except to the extent the failure to so qualify would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined below). Seller has delivered, or caused to be delivered, to Buyer true, correct and complete copies of the certificate of incorporation and bylaws or similar organizational documents of the Company and each of its Subsidiaries as presently in effect. Section 2.1(b) of the O-I Disclosure Schedule sets forth the name and jurisdiction of incorporation of the Company and each of its Subsidiaries and the jurisdictions in which the Company and each of its Subsidiaries is qualified to do business.

                  2.2 Authorization and Validity of this Agreement and the Additional Agreements. The execution, delivery and performance by Seller of this Agreement and the Additional Agreements to which it is a party and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by its board of directors and all other necessary corporate action on the part of Seller, and no other corporate action on the part of Seller is necessary for the execution, delivery and performance by Seller of this Agreement and the Additional Agreements to which it is a party and the consummation by it of the transactions contemplated hereby and thereby. This Agreement has been, and each of the Additional Agreements to which it is a party have been, or at the Closing will be, duly and validly executed and delivered by Seller and, assuming the due authorization, execution and delivery by the other parties hereto and thereto (other than O-I), is a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with their respective terms, except to the extent that its enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors' rights generally and by general equity principles.

                  2.3 Subsidiaries.

                  (a) Except as set forth on Section 2.3(a) of the O-I Disclosure Schedule, (i) the Company does not own, directly or indirectly, nor have the right or option to acquire, any Capital Stock of any Person (as defined below) or have any direct or indirect equity or ownership interest in any business or Person and (ii) neither the Company nor any of its Subsidiaries is a party to any partnership agreement, joint venture agreement or similar arrangement with any other Person.

                  (b) Section 2.3(b) of the O-I Disclosure Schedule lists the entities owned by the Company or any of its Subsidiaries as of the date hereof that will be transferred to O-I or its Affiliates (other than the Company and any of its Subsidiaries) prior to the Closing Date (such entities, the "Retained Subsidiaries").

                  (c) Subject to Section 1.6, Section 7.4(b) and Section 7.4(c), Section 2.3(c) of the O-I Disclosure Schedule lists the entities owned by O-I or its Affiliates (other than the Company and any of its Subsidiaries) as of the date hereof that will be transferred to the Company or any of its Subsidiaries prior to the Closing Date (such entities, the "Specified Subsidiaries," and the transactions described in Sections 2.3(b) and 2.3(c), collectively with the transfer of assets contemplated by Section 5.13, the "Corporate Restructuring").

                  2.4 No Conflict. Except as set forth on Section 2.4 of the O-I Disclosure Schedule, the execution, delivery and performance by Seller of this Agreement and the Additional Agreements to which it is a party and the consummation by Seller of the transactions contemplated hereby and thereby: (a) does not and will not violate or conflict with in any material respect any provision of Law applicable to Seller, the Company or any of its Subsidiaries or any of their respective properties or assets; (b) does not and will not require any consent or approval of, or filing with or notice to, any Governmental Authority (as defined below) under any provision of Law applicable to Seller, the Company or any of its Subsidiaries, except for the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and any consent, approval, filing or notice as may be required under similar Laws in any applicable jurisdiction outside the United States (collectively, "Competition Laws"), and except for any consent, approval, filing or notice requirements that become applicable solely as a result of the specific regulatory status of Buyer or its Affiliates or that Buyer or its Affiliates are otherwise required to obtain; (c) does not and will not violate or conflict with any provision of the certificate of incorporation, bylaws or similar organizational documents of Seller, the Company or any of its Subsidiaries; and (d) does not and will not require any consent, approval or notice under, and does not and will not conflict with, or result in the breach or termination of, or constitute (or but for the passage of time, the giving of notice or both would constitute) a default or give rise to any right of payment under, or result (or but for the passage of time, the giving of notice or both would result) in the acceleration of the performance by Seller or the Company or any of its Subsidiaries under, or the termination, amendment or cancellation of any indenture, mortgage, deed of trust, lease, license, franchise, contract, agreement or any other similar instrument or obligation to which Seller or the Company or any of its Subsidiaries is a party or by which any of them, or any of their respective properties or assets are bound or encumbered, except in this clause (d) for violations, conflicts, breaches, or defaults which, or consents, approvals or waivers (in each case, other than with respect to any Company Material Contract (as defined below) or IP Contract (as defined below)) the absence of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or would not prevent or materially delay the consummation of the transactions contemplated by this Agreement and the Additional Agreements.

                  2.5 Capitalization; Ownership of Stock.

                  (a) The authorized Capital Stock of the Company consists of 300,000 shares of common stock, no par value per share, 82,383 of which are outstanding as of the date hereof. Seller is, and will be on the Closing Date, the record and beneficial owner of the Stock. The Stock represents all of the issued and outstanding Capital Stock of the Company and there are no other authorized shares of or other interests in the Capital Stock of the Company. Except as set forth on Section 2.5(a) of the O-I Disclosure Schedule, Seller holds the Stock free and clear of all Liens. The Stock has been duly authorized and validly issued and is fully paid and nonassessable. Upon the consummation of the Purchase, Buyer will have good and marketable title to the Stock, free and clear of all Liens.

                  (b) Section 2.5(b) of the O-I Disclosure Schedule sets forth the authorized and outstanding Capital Stock of each Subsidiary of the Company and each Specified Subsidiary. Except as set forth on Section 2.5(b) of the O-I Disclosure Schedule, all the outstanding shares of Capital Stock of each Subsidiary and each Specified Subsidiary have been validly issued and are fully paid and nonassessable and are or, in the case of the Specified Subsidiaries, on the Closing Date, will be owned by the Company or a wholly-owned Subsidiary of the Company free and clear of all Liens.

                  (c) There are no (i) outstanding options, warrants, calls, voting agreements or other rights of any kind relating to the sale, transfer, issuance or voting of any Capital Stock of any class of, or other ownership interests in, the Company or any of its Subsidiaries that have been issued, granted or entered into by Seller, the Company or any of its Subsidiaries or any of their Affiliates or any securities convertible into or evidencing the right to purchase any Capital Stock of any class of, or other ownership interests in, the Company or any of its Subsidiaries, (ii) shares of the Capital Stock of the Company or any of its Subsidiaries reserved for any purpose, (iii) preemptive or similar rights with respect to the issuance, sale or other transfer (whether present, past or future) of the Capital Stock of the Company or any of its Subsidiaries; or (iv) agreements or other obligations (contingent or otherwise) that may require the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of its Capital Stock.

                  2.6 Financial Statements.

                  (a) Section 2.6(a) of the O-I Disclosure Schedule contains true, correct and complete copies of:

                    (i) the audited combined balance sheet of the Owens-Illinois Plastic Container Business (as defined below) as of December 31, 2003 and December 31, 2002 and the related combined statements of results of operations, cash flows and net parent investment for each of the three years in the period ended December 31, 2003 (together with the notes thereto and related report of independent auditors, the "Audited Financial Statements");

                    (ii) the unaudited combined balance sheet of the Owens-Illinois Plastic Container Business as of May 31, 2004 and the related unaudited combined statement of results of operations for the five month period then ended (together with the notes thereto, the "May Unaudited Financial Statement" and, together with the Audited Financial Statements, the "Historical Financial Statements");

                    (iii) the pro forma unaudited consolidated balance sheet of the Business as of December 31, 2003, and the related pro forma unaudited consolidated results of operations for the year ended December 31, 2003 (together with the notes thereto, the "2003 Unaudited Pro Forma Financial Statements");

                    (iv) the pro forma unaudited consolidated balance sheet of the Business as of May 31, 2004 (the "May 31 Unaudited Pro Forma Balance Sheet") and the related pro forma unaudited consolidated results of operations for the five month period then ended (together with the notes thereto, the "May Unaudited Pro Forma Financial Statements" and, together with the 2003 Unaudited Pro Forma Financial Statements, the "Unaudited Pro Forma Financial Statements"); and

                    (v) (A) a schedule setting forth reconciliations from EBIT to EBITDA, both as derived from the 2003 Unaudited Pro Forma Financial Statements, to adjusted EBIT and adjusted EBITDA before corporate allocations, both as presented in section 8 of the Information Memorandum, by application of the Adjustments and (B) a schedule setting forth reconciliations from EBIT and EBITDA, both as derived from the May Unaudited Pro Forma Financial Statements, to adjusted EBIT and adjusted EBITDA before corporate allocations, by application of the Adjustments (the schedules in clause (A) and (B), the "Adjusted Unaudited Pro Forma Financial Statements").

                  (b) The Historical Financial Statements have been, and if delivered, the June Unaudited Financial Statements (as defined below), the September Unaudited Financial Statements (as defined below), the March Unaudited Financial Statements (as defined below) and the 2004 Audited Financial Statements (as defined below) will be, prepared from the Books and Records (as defined below) of the Company and its Subsidiaries and Affiliates in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, except as may be indicated in the notes thereto. Except as set forth on Section 2.6(b) of the O-I Disclosure Schedule, the Historical Financial Statements present fairly in all material respects, and if delivered the June Unaudited Financial Statements, September Unaudited Financial Statements, March Unaudited Financial Statements and the 2004 Audited Financial Statements will present fairly in all material effects, the combined financial position and combined statements of results of operations of the Owens-Illinois Plastic Container Business, as of the dates and for the periods stated therein, subject in the case of the June Unaudited Financial Statements and, if delivered the September Unaudited Financial Statements and March Unaudited Financial Statements, to normal year-end adjustments consistent with past practice that are not or will not be material either individually or in the aggregate.

                  (c) The Unaudited Pro Forma Financial Statements have been, and if delivered, the June Unaudited Pro Forma Financial Statements (as defined below), the September Unaudited Pro Forma Financial Statements (as defined below), the March Unaudited Financial Statements (as defined below) and the 2004 Unaudited Pro Forma Financial Statements (as defined below) will be, prepared from the Books and Records of the Company and its Subsidiaries and Affiliates in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, except as may be indicated in the notes thereto. Except as set forth on Section 2.6(c) of the O-I Disclosure Schedule, the Unaudited Pro Forma Financial Statements present fairly in all material respects, and, if delivered, the June Unaudited Pro Forma Financial Statements, the September Unaudited Pro Forma Financial Statements, the March Unaudited Financial Statements and the 2004 Unaudited Pro Forma Financial Statements will present fairly in all material respects, the pro forma combined financial position and the pro forma combined statements of results of operations of the Business, as of the dates and for the periods then ended, giving effect to the Corporate Reorganization as if consummated on the last day of the periods presented for purposes of the combined balance sheets and as if consummated on the first day of the periods presented for purposes of the combined statements of operations.

                  (d) The Adjusted Unaudited Pro Forma Financial Statements reflect and, if delivered, the June Adjusted Unaudited Pro Forma Financial Statements (as defined below), the September Adjusted Unaudited Pro Forma Financial Statements (as defined below), the March Adjusted Unaudited Pro Forma Financial Statements (as defined below) and the 2004 Adjusted Unaudited Pro Forma Financial Statements will reflect, the application of the Adjustments to the Pro Forma Unaudited Financial Statements, the June Unaudited Pro Forma Financial Statements, the September Unaudited Pro Forma Financial Statements, the March Unaudited Pro Forma Financial Statements and the 2004 Adjusted Unaudited Pro Forma Financial Statements, respectively. The Adjustments have been prepared from the Books and Records of the Company and its Subsidiaries and Affiliates, except for the adjustment for the cost of stand-alone insurance coverage that represents management's best estimate of the related cost.

                  2.7 Absence of Material Adverse Change. Except (i) as set forth on Section 2.7 of the O-I Disclosure Schedule and (ii) for the consummation of the Corporate Restructuring, since December 31, 2003, the Company and each of its Subsidiaries have conducted and operated the Business in the ordinary course of business consistent with past practice, and none of the Company or any of its Subsidiaries has:

                  (a) redeemed, purchased or otherwise acquired, directly or indirectly, any Stock or other Capital Stock of the Company or any of its Subsidiaries or declared, set aside for payment or paid any dividends or other distributions (whether Cash, Capital Stock or property) with respect to any of their Capital Stock;

                  (b) issued, sold or transferred any of its Capital Stock, securities convertible into its Capital Stock or warrants, options or other rights to acquire its Capital Stock, or any bonds or other securities issued by it;

                  (c) borrowed or become liable as a guarantor for any amount in excess of $1,000,000 in the aggregate, except for current liabilities incurred in the ordinary course of business consistent with past practice and liabilities under contracts entered into in the ordinary course of business consistent with past practice;

                  (d) paid, discharged or satisfied any Lien in excess of $1,000,000, other than in the ordinary course of business consistent with past practice;

                  (e) mortgaged, pledged or subjected to any Lien in excess of $1,000,000 any of its properties or assets, except Liens for current property Taxes or assessments not yet due and payable and those arising in the ordinary course of business consistent with past practice;

                  (f) sold, assigned or transferred any of its material assets, except in the ordinary course of business consistent with past practice, or canceled without adequate consideration any material debts owing to or held by it;

                  (g) made or granted any bonus or any wage or salary increase to any employee or group of employees (other than in the ordinary course of business consistent with past practice, or as required pursuant to the terms of any existing Employee Plan (as defined below) or any existing Collective Bargaining Agreement (as defined below)) or made or granted any increase in any employee benefits (other than in the ordinary course of business consistent with past practice, or as required pursuant to the terms of any existing Employee Plan or any existing Collective Bargaining Agreement), or amended or terminated any existing Employee Plan or adopted any new Employee Plan (other than as required pursuant to the terms of any existing Collective Bargaining Agreement or as required by applicable Law);

                  (h) other than as reflected in the Company's 2003 capital budget or 2004 Budget or for departures or substitutions made to such capital budgets in the ordinary course of business consistent with past practice, made any capital expenditures or commitments individually in excess of $1,000,000 or in the aggregate in excess of $5,000,000;

                  (i) made any loans or advances to, or sold, transferred or leased any properties or assets to, or guarantees for the benefit of, any Person, including its officers or directors or any of its Affiliates, in excess of $250,000 individually or $1,000,000 in the aggregate (other than loans or advances made to employees in the ordinary course of business consistent with past practice and not exceeding $25,000 individually and $250,000 in the aggregate and other than loans pursuant to the Company's 401(k) plan in accordance with the terms thereof);

                  (j) modified any Company Material Contract (as defined below), Lease (as defined below) or IP Contract in any material respect or waived any material rights or obligations thereunder or terminated or consented to the termination of any Company Material Contract, Lease or IP Contract prior to the stated termination or expiration date thereof, except in the ordinary course of business consistent with past practice;

                  (k) entered into any other transaction or agreement requiring the Company or any of its Subsidiaries to make aggregate annual payments in excess of $1,500,000 or aggregate payments in excess of $4,000,000;

                  (l) written down the value of any (i) inventory (including write-downs by reason of shrinkage or mark-down) or (ii) written off as uncollectable any notes or accounts receivable, except in the case of each of clause (i) and (ii), for write-downs and write-offs in the ordinary course of business consistent with past practice and not exceeding in the aggregate $1,000,000;

                  (m) disposed of or permitted to lapse any rights to the use of any material Intellectual Property (as defined below) except for non-exclusive licenses and other dispositions in the ordinary course of business consistent with past practice, or disclosed to any Person other than representatives of Buyer any material trade secret relating to the Business (including any material confidential information, financing and marketing information, technology, know-how, inventions, proprietary processes, formulae, algorithms, models and methodologies) except pursuant to a non-disclosure agreement or obligation of confidentiality;

                  (n) suffered any damage, destruction or loss, whether or not covered by insurance, which has had any material adverse change in the financial condition, business or results of operations, assets or operations of the Company and its Subsidiaries and the Business, taken as a whole;

                  (o) merged or consolidated with or acquired substantially all or a material part of the assets of, or entered into a transaction with a Variable Interest Entity (as defined in FASB Interpretation No. 46), or otherwise acquired any business of, any Person;

                  (p) except as may otherwise be required by applicable Law or by GAAP, (i) made any change in any method of accounting or accounting practices, including for financial or Tax purposes or (ii) made or revoked any Tax election, except in the ordinary course of business;

                  (q) cancelled, waived or made any settlement, release, assignment or compromise relating to or affecting any action, suit, proceeding, claim, arbitration or litigation with a value in excess of $1,000,000 individually or in the aggregate;

                  (r) suffered any damage, destruction or loss (whether or not covered by insurance) with respect to any of its properties or assets in excess of $1,000,000;

                  (s) made any material revaluation of any assets of the Company or any of its Subsidiaries;

                  (t) made any request or demand to any Person to pay any amounts under or in respect of any accounts receivable of the Company or any of its Subsidiaries prior to the stated maturity thereof, or any factoring or other disposition of any accounts receivable of the Company or any of its Subsidiaries, in each case, except in the ordinary course of business consistent with past practice, or made any discharge or forgiveness of any obligations of any obligor thereunder;

                  (u) deferred or delayed the payment of accounts payable of the Company or any of its Subsidiaries beyond the stated maturity thereof, other than in the ordinary course of business consistent with past practice;

                  (v) adopted any plan of liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries;

                  (w) suffered a Material Adverse Effect nor has there been any event, occurrence or development that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; or

                  (x) agreed, whether in writing or otherwise, committed or arranged to take any of the actions described in this Section 2.7.

                  2.8 Absence of Undisclosed Liabilities; No Indebtedness.

                  (a) Except as set forth on Section 2.8(a) of the O-I Disclosure Schedule, since December 31, 2003, none of the Company or its Subsidiaries has incurred or assumed any obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due and regardless of when or by whom asserted) that would be required to be reflected or reserved against on a consolidated balance sheet, or notes thereto, of the Company and its Subsidiaries prepared in accordance with GAAP, except (i) liabilities incurred in the ordinary course of business consistent with past practice, (ii) liabilities reflected on the May 31 Unaudited Pro Forma Balance Sheet and (iii) liabilities, debts or obligations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (b) Except as set forth on Section 5.12 of the O-I Disclosure Schedule or as may be otherwise agreed by Buyer and Seller, on the Closing Date, the Company and each of its Subsidiaries will have no Indebtedness.

                  2.9 Real Property Ownership. Section 2.9(a) of the O-I Disclosure Schedule lists all real property owned (the "Owned Real Property") by each of the Company and its Subsidiaries as of the date hereof, which
Section 2.9(a) of the O-I Disclosure Schedule includes the legal address and use of each Parcel (as defined below) and the owner thereof. With respect to each parcel of Owned Real Property (each, a "Parcel"):

                    (i) except as disclosed on Section 2.9(a)(i) of the O-I Disclosure Schedule, the entity owning such Parcel has record and marketable fee simple title to such Parcel and all buildings, fixtures and improvements situated thereon, free and clear of all Liens, other than (A) installments of special assessments not yet delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves for monies owed are reflected in the Financial Statements in accordance with GAAP, (B) Taxes not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves for monies owed are reflected in the Historical Financial Statements in accordance with GAAP, (C) statutory liens arising or incurred in the ordinary course of business, such as carriers', warehousemen's, materialmen's and mechanic's liens and other similar liens, with respect to which the underlying obligations are not delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves for monies owed are reflected in the Historical Financial Statements in accordance with GAAP or (D) encumbrances, encroachments, covenants, restrictions or other agreements or imperfections of title that do not impair the use, occupancy or marketability of the property (real or personal) subject thereto as currently used in the Business (clauses (A) through (D) hereof, collectively "Permitted Liens");

                    (ii) each Parcel is in compliance with all applicable building, zoning, subdivision, land use and other similar applicable Laws affecting such Parcel, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and

                    (iii) there are no outstanding options or rights of first refusal to purchase any Parcel or any material portion thereof or interest therein.

                  2.10 Leased Real Property.

                  (a) Section 2.10(a) of the O-I Disclosure Schedule lists all real property leased (the "Leased Real Property" and together with the Owned Real Property, collectively, the "Real Property") by the Company and each of its Subsidiaries as of the date hereof pursuant to any real property lease providing for annual payments by the Company or any such Subsidiary of an amount in excess of $100,000 per year (each, a "Lease"), which Section 2.10(a) of the O-I Disclosure Schedule includes the legal address and use of the premises demised under each Lease, the lessor and lessee (or sublessor and sublessee, in the case of a sublease), the term, under the applicable Lease and the rent. With respect to each lease, and except as disclosed on Section 2.10(a)(i) of the O-I Disclosure Schedule, (i) the tenant under each Lease has legal and valid leasehold title to such Lease, free and clear of all Liens other than Permitted Liens, (ii) such Lease is pursuant to a written Lease that has been executed and is in full force and effect, (iii) neither the Company nor its applicable Subsidiary that is a party to such Lease nor, to the Knowledge (as defined below) of Seller or the Company or any of its Subsidiaries (collectively, the "O-I Parties") any other party to such Lease, is in material breach or default, and no event has occurred which, with notice or lapse of cure period, would constitute such a material breach or default or permit termination, modification or acceleration, under such Lease, (iv) each Lease is the legal, valid and binding obligation of the tenant thereunder and will continue to be binding in accordance with its terms following the Closing, except as may result from actions that may be taken by Buyer or its Affiliates following the Closing, (v) to the Knowledge of the O-I Parties no party to such Lease has repudiated any provision thereof, (vi) each Lease grants the Company or its applicable Subsidiary the exclusive right to use and occupy the premises demised thereunder, subject to the terms of the applicable Lease, (vii) no Lease has been assigned, mortgaged or hypothecated and no Lease has otherwise been encumbered, except for Permitted Liens and (viii) except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, all covenants to be performed by the Company or its applicable Subsidiary and, to the Knowledge of the O-I Parties, all covenants to be performed by the lessor or lessee (or sublessor or sublessee, in the case of a sublease) under each Lease, have been performed in all respects.

(b) Section 2.10(b) of the O-I Disclosure Schedule separately identifies all Leases for which consents, waivers or approval must be obtained on or prior to the Closing Date (or which have been obtained) in order for such Lease to continue in effect according to their terms, as in effect immediately prior to and on the date hereof, after the Closing Date.

                  2.11 Real Property.

                  (a) The Real Property constitutes all the interests in real property owned, leased, used or held for use by the Company or any of its Subsidiaries in connection with, or that are necessary for, or otherwise material to, the conduct of the Business as presently conducted.

                  (b) (i) None of the O-I Parties has received notice of any pending, proposed or threatened condemnation, proceedings or litigation or administrative actions relating to any Real Property, (ii) neither Seller nor the Company or any of its Subsidiaries has received notice of any order outstanding, pending or threatened relating to the ownership, lease, use, occupancy or operation of any Real Property and (iii) there are no parties (other than one or more of the Company and any of its Subsidiaries) in possession of any Real Property, other than tenants under written leases or subleases who are in possession of space to which they are entitled.

                  (c) Prior to the date hereof, Seller has delivered, or caused to be delivered, to Buyer true, correct and complete copies of all Leases, deeds, mortgages, surveys, licenses, leases, title insurance policies (including any underlying documents relating to Permitted Liens), if any, certificates of occupancy or equivalent documentation with respect to the Real Property and other material documents relating to or affecting the title to the Real Property in the possession or control of Seller, the Company or any of its Subsidiaries.

                  2.12 Condition of Properties. Except as set forth on Section
2.12 of the O-I Disclosure Schedule, the buildings, machinery, fixtures, equipment and other tangible assets necessary for the conduct of the Business as presently conducted, owned or leased by the Company and any of its Subsidiaries are in sufficiently good operating condition and repair to permit their use in the continuing operations of the Company and each of its Subsidiaries as such operations are presently conducted, subject to normal wear and tear and that currently require no material maintenance, repairs or replacements, except for ordinary maintenance, repairs or replacements, which are not material in nature or cost.

                  2.13 Tax Matters.

                  (a) Certain Defined Terms. For purposes of this Agreement, the following definitions shall apply:

                    (i) the term "Tax" and "Taxes" shall mean all taxes, assessments, customs, duties, fees, or other like charges of any kind whatsoever, however denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including federal income taxes and state income taxes), payroll and employee withholding taxes, unemployment insurance taxes, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, and other obligations of the same or of a similar nature to any of the foregoing;

                    (ii) the term "Returns" shall mean all reports, estimates, declarations of estimated Tax, information statements and returns relating to, or required to be filed in connection with, any Taxes.

                  (b) Except as set forth on Section 2.13(b) of the O-I Disclosure Schedule, (i) all Returns required to be filed by or on behalf of the Company and any of its Subsidiaries have been duly filed on a timely basis and are true, correct and complete, (ii) all Taxes due or claimed to be due with respect to the Company and any of its Subsidiaries by any Governmental Authority have been paid in full, (iii) each of the Company and its Subsidiaries has withheld and paid over all material Taxes required to have been withheld and paid over, and complied with all information reporting requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor or third party for all periods for which the statute of limitations has not expired and (iv) there are no Liens on any of the assets of any of the Company and its Subsidiaries with respect to Taxes, other than liens for Taxes not yet due and payable for which appropriate reserves have been established. Except as set forth on Section 2.13(b) of the O-I Disclosure Schedule, since December 31, 2003, none of the Company nor any of its Subsidiaries has incurred any liability for Taxes other than (A) in the ordinary course of business consistent with past practice or (B) in connection with the Corporate Restructuring.

                  (c) Except as set forth on Section 2.13(c) of the O-I Disclosure Schedule: (i) there is no audit by a Governmental Authority or Taxing authority in process or pending with respect to any Tax or Return of the Company and/or any of its Subsidiaries; (ii) no deficiencies exist or have been asserted, in writing, with respect to any Taxes of the Company and any of its Subsidiaries and neither the Company nor any of its Subsidiaries has received written notice that it has not filed a material Return or paid Taxes required to be filed or paid by it; (iii) neither the Company nor any of its Subsidiaries are a party to any action or proceeding for assessment or collection of any Taxes, nor has such event been asserted, in writing against the Company or any of its Subsidiaries or any of their assets; and (iv) no waiver or extension of any statute of limitations is in effect or has been requested with respect to any material Taxes of the Company or any of its Subsidiaries.

                  (d) Except as set forth on Section 2.13(d) of the O-I Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any tax allocation agreement or tax sharing agreement, and neither the Company nor any of its Subsidiaries has assumed the liability for Taxes of any other Person under contract or otherwise.

                  (e) Except as set forth on Section 2.13(e) of the O-I Disclosure Schedule, none of the Company nor any of its Subsidiaries has sought or received a written ruling from any Governmental Authority and no closing agreement pursuant to Section 7121 of the Internal Revenue Code of 1986, as amended (the "Code") (or any similar provision of state, local or foreign Law) has been entered into by or with respect to the Company or any of its Subsidiaries.

                  (f) Except as set forth on Section 2.13(f) of the O-I Disclosure Schedule, no jurisdiction where the Company or any of its Subsidiaries does not file a Return has made a claim that such entity is required to file a Return for such jurisdiction.

                  (g) Except as set forth on Section 2.13(g) of the O-I Disclosure Schedule, none of the Company or any of its Subsidiaries has (i) entered into any settlement or compromise regarding any Tax liability or (ii) entered into any agreement to adjust any Tax attribute.

                  (h) Except as set forth on Section 2.13(h) of the O-I Disclosure Schedule, none of the Company or any of its Subsidiaries has been, since January 1, 1998, or currently is, a member of a federal consolidated (or state or local combined, unitary or similar) group other than the group of which O-I is the common parent.

                  (i) Since January 1, 1999, none of the Company or any of its Subsidiaries has been a "distributing corporation" or a "controlled corporation" with respect to any distribution to which Section 355 of the Code is applicable.

                  (j) Other than any Returns which have not yet been required to be filed, the Company has made available to Buyer true, correct and complete copies of its and its Subsidiaries' U.S. federal income Tax Returns and all material state, local and/or foreign Returns for each of the taxable years ended December 31, 2003, 2002, 2001 and 2000. Seller has delivered, or caused to be delivered, to Buyer true, correct and complete copies of each of (i) all audit reports, letter rulings, technical advice memoranda and similar documents issued by a Governmental Authority relating to the U.S. federal, state, local or foreign Taxes due from or with respect to the Company and any of its Subsidiaries and (ii) any closing agreements entered into by the Company or any of its Subsidiaries with any Tax authority in each case existing on the date hereof.

                  (k) None of the Company's non-U.S. Subsidiaries is a passive foreign investment company as defined under Sections 1291 through 1298 of the Code.

                  (l) The Company and its Subsidiaries have conducted all intercompany transactions on terms commensurate with third-party terms as provided for in section 482 of the Code and any similar provisions of state, local and non-U.S. Law.

                  (m) To the Knowledge of the O-I Parties, the Company and its Subsidiaries have not participated and do not participate in international boycotts as defined under Section 999(b) of the Code and have complied with all reporting requirements to substantiate such nonparticipation.

                  (n) The Company has made valid elections under Treasury Regulation 301.7701-3(c) for all of its Subsidiaries electing disregarded entity status for U.S. income tax purposes.

                  (o) None of the Subsidiaries of the Company has been subject to the dual consolidated loss rules as defined in Section 1503(d) of the Code and the Treasury Regulations promulgated thereunder.

                  (p) The sum of (i) net operating loss for U.S. federal income Tax purposes and (ii) the product of (A) credits for U.S. federal income tax purposes and (B) 1/.35 shall equal at least $100 million (collectively, the "Apportioned Tax Attributes"). The Apportioned Tax Attributes will be (x) valid, (y) allocated to the Company and its Subsidiaries effective immediately after Closing and (z) available to be carried forward to Taxable periods of the Company and its Subsidiaries beginning after the Closing Date (A) in accordance with the Code including the rules of Sections 172 and 39 of the Code and (B) subject to applicable limitations under the Code (including limitations caused by any ownership change (as defined in the Code) arising from any of the transactions contemplated by this Agreement under Sections 382 and 383 of the
Code) and other applicable Law.

                  (q) With respect to Returns relating to income and franchise Taxes with potential Tax liability of at least $1,000,000 and except as set forth on Section 2.13(q) of the O-I Disclosure Schedule, such Returns of the Company and its Subsidiaries have been examined by the applicable Governmental Authorities (or the applicable statutes of limitation for the assessment of Taxes for such periods have expired) for all periods through and including December 31, 1999, and no material deficiencies were asserted as a result of such examinations that have not been resolved and fully paid.

                  (r) Seller has provided to Buyer the opportunity to review each duly executed Form 8832 making valid elections under Treasury Regulation 301.7701-3(c) for all of its Subsidiaries electing disregarded entity status for U.S. income Tax purposes.

                  2.14 Legal Proceedings. Except as set forth on Section 2.14 of the O-I Disclosure Schedule, (a) there are no claims, filed complaints, arbitrations, actions, charges, suits, proceedings, orders or, to the Knowledge of the O-I Parties, investigations, pending or, to the Knowledge of the O-I Parties, threatened against or affecting, in each case, the Company, any of its Subsidiaries, the Business or any of the assets or properties owned or used by the Company or any of its Subsidiaries at law or in equity, or before or by any domestic or foreign federal, state, municipal, foreign or other governmental department, commission, board, bureau, agency, court or instrumentality or any arbitrator or arbitration panel (each, a "Governmental Authority"), (b) there are no pending or, to the Knowledge of the O-I Parties, threatened actions that would prevent or delay O-I or Seller from consummating the transactions contemplated hereby or by the Additional Agreements and (c) none of the Company, its Subsidiaries or the Business are subject to any outstanding order, writ, injunction, judgment, ruling, charge or decree of any court or any Governmental Authority that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as would violate the terms of any applicable protective order or would result in the loss of legal privilege, Seller has made available to Buyer true, correct and complete copies of all pleadings, material correspondence and other material documents relating to each of the claims, filed complaints, arbitrations, actions, charges, suits, proceedings, orders and investigations set forth on Section 2.14 of the O-I Disclosure Schedule.

                  2.15 Government Licenses, Permits and Related Approvals; Environmental Matters. Except as set forth on Section 2.15 of the O-I Disclosure Schedule:

                  (a) Except where failure to own or possess would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and each of its Subsidiaries owns or possesses all permits, licenses, franchises, certificates, approvals and other authorizations that are required under applicable Laws by such entity in the conduct of the Business as it is presently conducted (collectively, the "Governmental Licenses"), including all Governmental Licenses required under applicable Laws relating to (i) pollution or the protection of the environment or human health (to the extent related to exposure to Hazardous Materials (as defined below)),
(ii) Releases (as defined below) or threatened Releases of Hazardous Materials,
(iii) the manufacture, processing, distribution, use, transport, handling, treatment, storage or disposal of any Hazardous Material and (iv) record-keeping notification, disclosure and reporting requirements respecting Hazardous Materials (collectively, "Environmental Laws"). All such Governmental Licenses are in full force and effect.

                  (b) No loss of any Governmental License is pending, or, to the Knowledge of the O-I Parties, threatened as a result of the transactions contemplated by this Agreement, the Additional Agreements or otherwise, except for normal expiration in accordance with the terms thereof or where the loss would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No transfers of any permits or other governmental authorizations under Environmental Laws, and no additional permits or other governmental authorizations under Environmental Laws, will be required to permit Buyer to conduct the Business in full compliance with all applicable Environmental Laws immediately following the Closing Date, as conducted by the Company and its Subsidiaries immediately prior to the Closing Date.

                  (c) The Company and each of its Subsidiaries has complied within the applicable statute of limitations period, and are in compliance with all terms and conditions of all Governmental Licenses and with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Laws, except where failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There are no past or present actions, activities, circumstances, conditions, events or incidents that may prevent or interfere with such compliance in the future.

                  (d) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: the Company and each of its Subsidiaries has complied within the applicable statute of limitations period, and are in compliance with all Laws applicable to the Business or any Real Property of the Company and its Subsidiaries and to which the Company and its Subsidiaries are subject (including all such Environmental Laws), and neither Seller, the Company nor any of its Subsidiaries has received any written or oral notice or claim against the Company and its Subsidiaries alleging a violation of any such Laws.

                  (e) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, none of Seller, the Company or its Subsidiaries has received any written or oral notice or claim alleging that the Company or any of its Subsidiaries is or may be liable to any Person (including potential liability for investigation costs, cleanup costs, response costs, natural resource damages, personal injuries or penalties) as a result of a Release or threatened Release of Hazardous Material under applicable Environmental Laws, at any location, whether or not currently or previously owned or operated by Seller, the Company or its Subsidiaries and none of Seller, the Company or its Subsidiaries has filed any notice required under applicable Environmental Laws of any such Release or violation.

                  (f) Except where it would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) neither the Company nor any of its Subsidiaries is subject to any outstanding order from or agreement with any Governmental Authority or person respecting environmental or health matters under any Environmental Laws and (ii) neither the Company nor any of its Subsidiaries is a party to any pending judicial or administrative proceedings or is the subject of any investigations by any Governmental Authority, pursuant to any Environmental Laws.

                  (g) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there are no past or present (or to the Knowledge of the O-I Parties, future) actions, activities, circumstances, conditions, events or incidents, including the Release, threatened Release or presence of any Hazardous Material that could result in an environmental claim against the Company or its Subsidiaries, or to the Knowledge of the O-I Parties, against any Person whose liability for any environmental claim the Company or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of Law, under Environmental Laws.

                  (h) Seller has made available to Buyer true and correct copies of any material reports, studies, analyses and similar documents possessed by Seller, the Company or any of its Subsidiaries pertaining to Hazardous Materials in, on, or beneath or adjacent to any property currently or formerly owned, operated or leased by the Company or any of its Subsidiaries, or regarding the Company's or any of its Subsidiaries compliance with applicable Environmental Laws.

                  2.16 Employee Benefit Plans.

                  (a) Section 2.16(a) of the O-I Disclosure Schedule contains a true, correct and complete list of each deferred compensation and each incentive compensation, stock purchase, stock option and other equity compensation plan, program, agreement or arrangement; each severance or termination pay, medical, surgical, hospitalization, life insurance and other "welfare" plan, fund or program (within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); each profit-sharing, stock bonus or other "pension" plan, fund or program (within the meaning of Section 3(2) of ERISA); each employment, termination or severance agreement; and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by Seller, O-I, the Company or any of its Subsidiaries or by any trade or business, whether or not incorporated, that together with Seller, O-I, the Company or any of its Subsidiaries would be deemed a "single employer" within the meaning of Section 4001(b) of ERISA (an "ERISA Affiliate"), or to which the Company or any of its Subsidiaries is a party, for the benefit of any present or former employee, consultant or director of the Company or any of its Subsidiaries (each, an "Employee Plan"). Except as contemplated by this Agreement or the Additional Documents, neither the Company, any of its Subsidiaries nor any ERISA Affiliate has any commitment or formal plan, whether legally binding or not, to create any additional employee benefit plan or modify or change any existing Employee Plan that would materially increase the liability of the Company or any of its Subsidiaries. Section 2.16(a) of the O-I Disclosure Schedule separately identifies those Employee Plans that are sponsored, maintained, contributed to, or required to be contributed to solely by the Company and its Subsidiaries, and not by Seller, or O-I or any of their other ERISA Affiliates (other than the Company and its Subsidiaries) ("Company Plans").

                  (b) Except as described on Section 2.16(b) of the O-I Disclosure Schedule or except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

                    (i) each Employee Plan has been administered and is in compliance with the terms of such Employee Plan and all applicable Laws, including ERISA and the Code;

                    (ii) each Employee Plan intended to be qualified within the meaning of Section 401 of the Code has received a favorable determination letter as to its qualification from the Internal Revenue Service, and nothing has occurred that could reasonably be expected to result in the revocation of such letter; and

                    (iii) there are no pending or, to the Knowledge of the O-I Parties, threatened claims and no pending or, to the Knowledge of the O-I Parties, threatened litigation involving any Employee Plan (other than routine claims for benefits) by participants or beneficiaries covered under such Employee Plans.

                  (c) With respect to each Employee Plan, Seller has delivered, or caused to be delivered, to Buyer true, correct and complete copies of the Employee Plan and any amendments thereto (or if the Employee Plan is not a written Employee Plan, a description thereof), any related trust or other funding vehicle, the most recent summary plan description and any summaries of material modifications thereto and the most recent determination letter received from the Internal Revenue Service with respect to each Employee Plan intended to qualify under Section 401 of Code.

                  (d) Except as set forth on Section 2.16(d) of the O-I Disclosure Schedule, none of the Employee Plans is a "multiemployer plan," as such term is defined in Section 3(37) of ERISA. No liability under Title IV or
Section 302 of ERISA has been incurred by Seller, O-I, the Company, any of its Subsidiaries or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to Seller, O-I, the Company, any of its Subsidiaries or any ERISA Affiliate of incurring any such material liability, in each case other than liability for premiums due the Pension Benefit Guaranty Corporation (which premiums have been paid when due). Insofar as the representation made in this Section 2.16(d) applies to Sections 4064, 4069 or 4204 of Title IV of ERISA, it is made with respect to any employee benefit plan, program, agreement or arrangement subject to Title IV of ERISA to which Seller, O-I, the Company, any of its Subsidiaries or any ERISA Affiliate made, or was required to make, contributions during the five year period ending on the last day of the most recent plan year ended prior to the Closing Date. With respect to each Employee Plan that is subject to Section 302 or Title IV of ERISA or Section 412 of the Code ("Qualified Employee Plan"), no accumulated funding deficiency (as defined in Section 402 of ERISA or Section 412 of the Code) exists nor has any funding waiver from Internal Revenue Service has been received or requested with respect to any such Qualified Employee Plan.

                  (e) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, neither the Company or any of its Subsidiaries, any Employee Plan, any trust created thereunder, or any trustee thereof, has engaged in a transaction with respect to any Employee Plan in connection with which the Company or any of its Subsidiaries could be subject to either a civil penalty assessed pursuant to Sections 409 or 502(i) of ERISA or a tax imposed pursuant to Sections 4975 or 4976 of the Code.

                  (f) Except as set forth on Section 2.16(f) of the O-I Disclosure Schedule, no Employee Plan provides medical, surgical or hospitalization benefits (whether or not insured) for employees or former employees of the Company or any of its Subsidiaries for periods extending beyond such employee's retirement or other termination of service, other than
(i) coverage mandated by applicable Law or (ii) benefits the full cost of which is borne by the current or former employee (or such employee's beneficiary).

                  (g) Except as set forth on Section 2.16(g) of the O-I Disclosure Schedule, the consummation of the transactions contemplated by this Agreement or by the Additional Agreements will not, either alone or in combination with another event, (i) entitle any current or former employee or officer of the Company or any Subsidiary to severance pay, termination pay, separation pay, retention pay or "change-in-control" or "change-of-control" payments, except as expressly provided in this Agreement or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer. No amounts payable under the Employee Plans, or any other plan, agreement or arrangement, will fail to be deductible by the Company or its Subsidiaries, for federal income Tax purposes by virtue of Section 280G of the Code.

                  (h) With respect to each Employee Plan that is not subject to U.S. Law (each, a "Foreign Benefit Plan"), except as set forth on Section 2.16(h) of the O-I Disclosure Schedule or except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

                    (i) all employer and employee contributions to each Foreign Benefit Plan required by applicable Law or by the terms of such Foreign Benefit Plan as of the date hereof have been made, or, if applicable, accrued, in accordance with normal accounting practices; and

                    (ii) each Foreign Benefit Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities.

                  (i) With respect to all hourly Business Employees (as defined below), all Accrued Time (as defined below) with respect to the period commencing in the fiscal year in which Closing Date occurs and ending on the Closing Date will be accrued on the Closing Date Balance Sheet.

                  (j) Other than the bonuses that will be paid by O-I or Seller pursuant to Section 8.10, the pro rata portion of the annual bonuses under the Benefit Plans for active Business Employees, in respect of the period commencing in the fiscal year in which the Closing Date occurs and ending on the Closing Date, will be accrued on the Closing Date Balance Sheet.

                  2.17 Intellectual Property.

                  [This section has been omitted and filed on a confidential basis with the Commission.]

                  2.18 Insurance.

                  (a) Section 2.18(a) of the O-I Disclosure Schedule sets forth
(i) a true, correct and complete list of all insurance policies, other insurance arrangements and other contracts or arrangements for the transfer or sharing of insurance risks by the Company or any of its Subsidiaries in force on the date hereof with respect to the Business or any assets of the Company or any of its Subsidiaries, together with a statement of the aggregate amount of general and product liability claims paid out and any such claims pending under each such insurance policy or other arrangement and (ii) a description of any deductibles with respect to such policies. The Company and each of its Subsidiaries has in force policies of insurance underwritten by reputable insurance companies or associations in amounts and with retentions and deductibles and covering such risks as are in accordance with reasonable business practices. All such policies are in full force and effect, all premiums due thereon have been paid by the Company or any of its Subsidiaries (or will have been paid prior to the end of any grace period), and the Company and each of its Subsidiaries is otherwise in compliance in all material respects with the terms and provisions of such policies. Other than in the ordinary course of business, neither the Company nor any of its Subsidiaries has received any notice of cancellation or non-renewal of any such policy or arrangement nor is the termination of any of such policies or arrangements threatened.

                  (b) To the Knowledge of the O-I Parties, since December 31, 2003, neither the Company nor any of its Subsidiaries has been affected in any way as a result of flood, fire, explosion or other casualty (whether or not covered by insurance). To the Knowledge of the O-I Parties, none of the Company or any of its Subsidiaries is aware of any such circumstance that would reasonably be expected to have a Material Adverse Effect.

                  2.19 Material Contracts.

                  (a) Except (i) as set forth on Section 2.19(a) of the O-I Disclosure Schedule (collectively, "Material Contracts" and, together with the Additional Material Contracts (as defined below), the "Company Material Contracts"), (ii) for this Agreement, any Foreign Subsidiary Purchase Agreement and any agreements necessary to effect the Corporate Restructuring and the Australia Restructuring and (iii) for agreements entered into following the date hereof in the ordinary course of business consistent with past practice (such agreements, to the extent they would be required to be set forth on Section 2.19(a) of the O-I Disclosure Schedule if they were in effect on the date hereof, the "Additional Material Contracts"), none of the Company or any of its Subsidiaries is a party to or bound by, nor are any of their properties or assets or the Business affected by any:

                    (i) loan agreement, note, mortgage, security agreement or indenture relating to the borrowing of money or to the mortgaging or pledging of any of its assets, in each case, pursuant to which the outstanding indebtedness is in excess of $1,000,000;

                    (ii) agreement with respect to the lending or investing of funds in excess of $1,000,000;

                    (iii) guaranty of any obligation for borrowed money or otherwise in excess of $1,000,000, other than endorsements made for collection in the ordinary course of business consistent with past practice;

                    (iv) indemnification or other reimbursement obligation in excess of $1,000,000;

                    (v) license or royalty agreement involving annual payments in 2003 or 2004 by the Company or any of its Subsidiaries to third parties of more than $1,000,000;

                    (vi) vendor or supply agreement pursuant to which the Company or one of its Subsidiaries makes purchases involving the payment of $1,000,000 or more in any 12 consecutive month period, which agreements have a remaining term of one year or more;

                    (vii) contract that prohibits the Company or any of its Subsidiaries from freely engaging in any business in any geographic region or from competing with any Person;

                    (viii) agreement (other than this Agreement and the Additional Agreements) relating to the acquisition or disposition of any Person (whether by merger, sale of stock, sale of assets or otherwise);

                    (ix) employment contract providing for annual base salary and bonus in excess of $200,000 with respect to any employee of the Company or any Subsidiary;

                    (x) Collective Bargaining Agreement or similar contract with any labor union, works council or other labor organization relating to wages, hours and other conditions of employment in effect as of the date hereof;

                    (xi) any agreement with respect to any hedging, swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions;

                    (xii) partnership, limited liability company, joint venture agreement or other agreement involving a sharing of profits or expenses;

                    (xiii) any other contract not described above that involves the payment by, or liability of, the Company or any of its Subsidiaries of $1,500,000 or more in any 12 consecutive month period or $4,000,000 in the aggregate; and

                    (xiv) any other contract not described above that involves the payment to the Company or any of its Subsidiaries of $1,500,000 or more in any 12 consecutive month period or $4,000,000 in the aggregate.

                  (b) (i) Except as set forth on Section 2.19(b)(i) of the O-I Disclosure Schedule, each Material Contract and, when executed and delivered, each Additional Material Contract the subject of which is covered by Sections 2.19(a)(i)-2.19(a)(xiii) (the "Other Material Contracts"), is or will be valid, binding and enforceable in all material respects against the Company or, if any Subsidiary of the Company is the party to such Other Material Contract, such Subsidiary and to the Knowledge of the O-I Parties, each other party thereto, in each case, in accordance with their respective terms, (ii) except as set forth on Section 2.19(b)(ii) of the O-I Disclosure Schedule, each of the Company and its Subsidiaries has performed all material obligations under the Other Material Contracts required to be performed by it and the Company and each of its Subsidiaries is not in default, has not received any written notice or claim of default under any Other Material Contract and to the Knowledge of the O-I Parties each other party thereto has performed all material obligations under the Other Material Contracts required to be performed by it and (iii) except as set forth on Section 2.19(b)(iii) of the O-I Disclosure Schedule, none of the Company or any of its Subsidiaries is in material breach of any Other Material Contract and to the Knowledge of the O-I Parties each other party to any Other Material Contract is not in material breach of any Other Material Contract. Except as set forth on Section 2.19(b)(iv) of the O-I Disclosure Schedule, Seller has made available to Buyer true, correct and complete copies of each Material Contract and, prior to the Closing, Seller shall have delivered to Buyer true, correct and complete copies of each Additional Material Contract.

                  (c) Section 2.19(c)(i) of the O-I Disclosure Schedule sets forth a true, complete and correct list of each agreement or contract that involves the payment to the Company or any of its Subsidiaries of $1,500,000 or more in any 12 consecutive month period or $4,000,000 in the aggregate (each, a "Significant Agreement") that has been duly executed and delivered by the parties thereto (collectively, the "Executed Material Agreements"). Each Executed Material Agreement is valid, binding and enforceable in all material respects against the Company or, if any Subsidiary of the Company is the party to such Executed Material Agreement, such Subsidiary and, to the Knowledge of the O-I Parties, each other party thereto, in each case, in accordance with its respective terms. Except as set forth on Section 2.19(c)(ii) of the O-I Disclosure Schedule, each of the Company and its Subsidiaries has performed all of its material obligations under the Executed Material Agreements required to be performed by it and none of the Company or any of its Subsidiaries is in default or breach, or has received any written notice or claim of default or breach, under any Executed Material Agreement and to the Knowledge of the O-I Parties each other party thereto has performed all of its material obligations under the Executed Material Agreements required to be performed by it and is not in default or breach thereunder. Except as set forth on Section 2.19(c)(iii) of the O-I Disclosure Schedule, Seller has made available to Buyer true, correct and complete copies of each Executed Material Agreement.

                  (d) Section 2.19(d)(i) of the O-I Disclosure Schedule sets forth a true, complete and correct list of each Significant Agreement that has not been duly executed and delivered by all of the parties thereto (the "Unexecuted Material Agreements"). Section 2.19(d)(i) of the O-I Disclosure Schedule sets forth a summary of all material terms and conditions of business as currently conducted between the Company or a Subsidiary of the Company, as the case may be, and the third party to such Unexecuted Material Agreements (the "Unexecuted Material Agreement Summaries"). The Unexecuted Material Agreement Summaries are true, complete and accurate in all material respects.

                  (e) Section 2.19(e)(i) of the O-I Disclosure Schedule sets forth a true, complete and correct list of each Executed Material Agreement that is subject to confidentiality provisions prohibiting disclosure to Buyer (the "Executed Material Confidential Agreements"). O-I has in its possession true, complete and correct copies of the Executed Material Confidential Agreements and upon notification from the relevant third party to such Executed Material Confidential Agreement that the confidentiality provision has been waived with respect to a review of such agreement by Buyer, will deliver true, complete and correct copies of the Executed Material Confidential Agreements to Buyer. Section 2.19(e)(ii) of the O-I Disclosure Schedule sets forth a summary of terms of the Executed Material Confidential Agreements (the "Executed Material Confidential Summaries"). The Executed Material Confidential Summaries are true, complete and accurate in all material respects. Except as set forth on Section 2.19(e)(iii) of the O-I Disclosure Schedule, each of the Company and its Subsidiaries has performed all of its material obligations under the Executed Material Confidential Agreements required to be performed by it and none of the Company or any of its Subsidiaries is in default or breach, or has received any written notice or claim of default or breach, under any Executed Material Confidential Agreement and to the Knowledge of the O-I Parties each other party thereto has performed all of its material obligations under the Executed Material Confidential Agreements required to be performed by it and is not in default or breach thereunder.

                  (f) Section 2.19(f)(i) of the O-I Disclosure Schedule sets forth a true, complete and correct list of each Unexecuted Material Agreement that is subject to confidentiality provisions prohibiting disclosure to Buyer (the "Unexecuted Material Confidential Agreements"). O-I has in its possession true, complete and correct copies of the Unexecuted Material Confidential Agreements and upon notification from the relevant third party to such Unexecuted Material Confidential Agreement that the confidentiality provision has been waived with respect to a review of such agreement by Buyer, will deliver true, complete and correct copies of the Unexecuted Material Confidential Agreements to Buyer. Section 2.19(f)(ii) of the O-I Disclosure Schedule sets forth a summary of terms and conditions of business as currently conducted between the Company or a Subsidiary of the Company, as the case may, and the third party to such Unexecuted Material Confidential Agreements (the "Unexecuted Material Confidential Agreement Summaries"). The Unexecuted Material Confidential Summaries are true, complete and accurate in all material respects.

                  2.20 Transactions with Affiliates. Except as set forth herein, including, as set forth in Article V, in Section 2.20 of the O-I Disclosure Schedule or pursuant to the transactions expressly contemplated hereby, the Company and its Subsidiaries have not engaged in any material transaction, outside the ordinary course of business consistent with past practice, with O-I or its Affiliates (other than the Company and its Subsidiaries) since December 31, 2003, which was (i) not on arm's length terms or (ii) undertaken in contemplation of the sale of the Company.

                  2.21 Brokers, Finders, etc. Except for the Person set forth on Section 2.21 of the O-I Disclosure Schedule, whose fee is the sole responsibility of O-I or its Affiliates (other than the Company and its Subsidiaries), none of Seller or any of its Affiliates has employed, nor is Seller on any of its Affiliates subject to any valid claim of, any broker, agent, investment banker, financial advisor, finder, consultant or other intermediary in connection with the transactions contemplated by this Agreement or by the Additional Agreements who might be or is entitled to a fee or commission in connection with such transactions contemplated hereby or thereby.

                  2.22 Employment-Related Matters. Except as set forth in
Section 2.22 of the O-I Disclosure Schedule:

                  (a) (i) The Company and any of its Subsidiaries are neither party to, nor bound by, any labor agreement, collective bargaining agreement, or any other labor-related agreements or arrangements with any labor union or labor organization or works council and (ii) no employees of the Company or any of its Subsidiaries are represented by any labor organization with respect to their employment with the Company or any of its Subsidiaries;

                  (b) To the Knowledge of the O-I Parties, no labor union, labor organization, or group of employees of the Company or any of its Subsidiaries has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority, and no campaigns are being conducted to solicit cards from any employees of the Company or its Subsidiaries, or to otherwise organize such employees, to authorize representation by any labor organization;

                  (c) Since January 1, 2002, there has been no labor strike, slowdown, work stoppage, dispute, or lockout in effect or, to the Knowledge of the O-I Parties, threatened with respect to any employees of the Company or any of its Subsidiaries;

                  (d) No unfair labor practice charge or complaint is pending or, to the Knowledge of the O-I Parties, threatened by or on behalf of any employee of the Company or any of its Subsidiaries;

                  (e) Neither the Company nor any of its Subsidiaries is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Authority relating to employees or employment practices;

                  (f) The Company and its Subsidiaries are in material compliance with all applicable Laws relating to employment, employment practices and the termination of employment, including any obligations pursuant to the WARN Act (as defined below) and any similar foreign, state or local Law relating to plant closings and layoffs;

                  (g) The Company and each of its Subsidiaries have not been delinquent in payments to, or on behalf of, any employees or former employees for any services or amounts required to be reimbursed or otherwise paid, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

                  (h) The Company and each of its Subsidiaries have not received (i) notice of any unfair labor practice charge or complaint pending or threatened before the National Labor Relations Board, (ii) written notice of any complaints, material grievances or arbitrations arising out of any Collective Bargaining Agreement, (iii) written notice of any charge or complaint pending before the Equal Employment Opportunity Commission or any other Governmental Authority responsible for the prevention of unlawful employment practices, (iv) written notice of the intent of any Governmental Authority responsible for the enforcement of labor, employment, wages and hours of work, child labor, immigration, or occupational safety and health Laws to conduct an investigation or (v) written notice of any complaint, lawsuit or other proceeding pending or threatened in any forum by or on behalf of any present or former employee of such entities, any applicant for employment or classes of the foregoing alleging breach of any express or implied contract of employment, any applicable Law governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship;

                  (i) The Company has not closed any plant or facility, effectuated any mass layoffs of employees or implemented any early retirement, separation or window program within the past three years;

                  (j) To the Knowledge of the O-I Parties, no employee of the Company or any of its Subsidiaries is in violation of any agreement or statutory, common law or similar duty or obligation relating (i) to the right of any employee who immediately reports to Vice Presidents or above (other than administrative support employees) to be employed by the Company or any of its Subsidiaries or (ii) to the use of trade secrets or proprietary information;

                  (k) To the Knowledge of the O-I Parties, no current employee of the Company or any of its Subsidiaries who immediately reports to Vice Presidents or above (other than administrative support employees) has given notice of termination of his or her employment; and

                  (l) The execution and delivery of this Agreement and the Additional Agreements and the consummation of the transactions contemplated hereby and thereby will not result in any breach or other violation of any collective bargaining agreement, employment agreement, consulting agreement or any other labor-related agreement to which the Company or any of its Subsidiaries is a party.

                  2.23 Inventory. Except as set forth on Section 2.23(a) of the O-I Disclosure Schedule, all inventory of the Company and its Subsidiaries reflected on the balance sheets included in the Historical Financial Statements consisted, and all such inventory acquired since the Most Recent Financial Statements consists, of a quality and quantity usable and salable in the ordinary course of business consistent with past practice, subject to normal and customary reserves and allowances (including for spoilage, damage and outdated and excess items) consistent with past practice, which items have been written off or written down on the Historical Financial Statements to fair market value or for which adequate reserves have been provided therein. All inventories have been priced at the lower of LIFO (for domestic operations) or average cost (for international operations) as consistent with past practice, or market. Except as disclosed in the notes to the Historical Financial Statements, all items included in the inventory of the Company and its Subsidiaries are the property of the Company and its Subsidiaries, free and clear of any Lien other than Permitted Liens, have not been pledged as collateral, are not held by the Company and its Subsidiaries on consignment from others and conform in all material respects to all standards applicable to such inventory or its use or sale imposed by any Governmental Authority. Except for items which have been written off or written down on the Historical Financial Statements to fair market value on the Historical Financial Statements or for which adequate reserves have been specifically established on the Historical Financial Statements, all work-in-process and finished goods inventory held by the Company or any of its Subsidiaries is free of any material defect.

                  2.24 Accounts Receivable. Except as set forth on Section 2.24(i) of the O-I Disclosure Schedule, the accounts and notes receivable of the Company and its Subsidiaries reflected on the balance sheet included in the Historical Financial Statements or to be reflected in the Closing Date Balance Sheet on the Closing Date, and all accounts and notes receivable arising subsequent to the date of the Most Recent Financial Statements, represent bona fide sales or royalty transactions made or rendered in the ordinary course of business consistent with past practice and are payable on ordinary trade terms in the ordinary course of business consistent with past practices with respect to each such customer. Section 2.24(ii) of the O-I Disclosure Schedule sets forth a description of any security arrangements and collateral securing the repayment or other satisfaction of receivables of the Company and its Subsidiaries. To the Knowledge of the O-I Parties, all steps necessary to render all such security arrangements legal, valid, binding and enforceable, and to give and maintain for the Company and its Subsidiaries a perfected security interest in the related collateral, have been taken.

                  2.25 Sufficiency of Assets. (a) Upon the consummation of the transactions contemplated hereby, the properties and other assets (tangible and intangible) of the Company and each of its Subsidiaries together with the properties and assets (tangible and intangible) and services to be provided to Buyer under the Additional Agreements will constitute the properties and other assets (tangible and intangible) sufficient for the continued operation and conduct of the Business by Buyer and its Affiliates immediately following the Closing in substantially the same manner as it is conducted on the date hereof and as proposed to be conducted.

                  (b) Upon the removal by Buyer of the Sold Equipment (as defined in each Contract Manufacturing Agreement) (as defined below) from each Plant (as defined in each Contract Manufacturing Agreement) to its own manufacturing plants, the Sold Equipment (as set forth on Exhibit A of each applicable Contract Manufacturing Agreement) will constitute in all material respects the equipment sufficient for the continued manufacture of the Buyer's Products (as defined in each applicable Contract Manufacturing Agreement) by Buyer and its Affiliates in substantially the same manner as such manufacture is conducted on the date hereof at such Plant and as proposed to be conducted, subject to the provision by Buyer, at each location in which Buyer intends to use such Sold Equipment, of appropriate utilities, resin feeders, air compression machines, water chillers or other system cooling equipment, piping, central computer system to control the manufacturing process (collectively, the "Supporting Equipment") and other similar Supporting Equipment.

                  2.26 Product Liability; Recalls. Except as set forth on
Section 2.26 of the O-I Disclosure Schedule, neither the Company nor any of its Subsidiaries has received any written notice relating to, nor, to the Knowledge of the O-I Parties, are there any facts or circumstances that would reasonably be expected to give rise to, any material action, suit, demand, claim, hearing, notice of violation relating to or involving any service provided or any product designed, manufactured, serviced, produced, modified, distributed, marketed, shipped or sold by or on behalf of the Company and its Subsidiaries, resulting from an alleged defect, hazard or impurity, whether in design, manufacture, processing, materials or workmanship, performance, or any failure to warn of the existence of any defect, impurity, or dangerous propensity associated with any foreseeable use of a product, or from any alleged breach of implied or express warranties or representations, or any alleged noncompliance with any applicable Laws, other than notices or claims that have been settled or resolved by the Company or any Subsidiary prior to the date of this Agreement. There is no pending or, to the Knowledge of the O-I Parties, threatened, recall or investigation of any product designed, manufactured, shipped, sold, marketed, distributed and/or otherwise introduced into the stream of commerce by or on behalf of the Company or any of its Subsidiaries, which has been filled by the customer, including any product sold in the United States by the Company or any of its Subsidiaries as the distributor, agent or pursuant to any other contractual relationship with a non-U.S. manufacturer.

                  2.27 Customers and Suppliers(a) . Section 2.27(a)(i) of the O-I Disclosure Schedule contains a list of the top 20 customers of the Company and its Subsidiaries (determined on the basis of revenues) (the "Top 20 Customers") and the amount of revenues generated for the fiscal year ended December 31, 2003. Section 2.27(a)(ii) of the O-I Disclosure Schedule contains a list of the top 10 suppliers of the Company and its Subsidiaries (determined on the basis of cost of items purchased) (the "Top 10 Suppliers") and the approximate total purchases for the fiscal year ended December 31, 2003. Except as set forth on Section 2.27(a)(iii) of the O-I Disclosure Schedule, during the 90 days prior to the date hereof (A) no such customer or supplier has ceased to do business with the Company and its Subsidiaries, (B) no such customer has made a material change in the allocation of its business to the Company and its Subsidiaries or has reduced the volume of its business with the Company and its Subsidiaries by an amount in excess of $1,000,000, on an annual basis, (C) to the Knowledge of the O-I Parties, no such customer or supplier has threatened to cancel in whole or in part or otherwise terminate in whole or in part its relationship with the Company or any of its Subsidiaries, which threat could reasonably be expected to result in such a termination and (D) no such supplier has decreased, limited or otherwise modified or, to the Knowledge of the O-I Parties, threatened to decrease, limit or otherwise modify, the services, supply of resin or any other materials it provides to the Company or any of its Subsidiaries which threat could reasonably be expected to result in any such decrease, limitation or modification and, to the Knowledge of the O-I Parties, the consummation of the transactions contemplated hereby and by the Additional Agreements are not reasonably expected to materially adversely affect any of such relationships.

                  2.28 Accounts Payable. Since December 31, 2003 and except as set forth on Section 2.28 of the O-I Disclosure Schedule, to the Knowledge of the O-I Parties, neither the Company nor any of its Subsidiaries has delayed or postponed the payment of accounts payable and there are no unpaid invoices or bills representing amounts alleged to be owed by the Company or alleged to be owed by any of its Subsidiaries, or other alleged obligations of the Company or any of its Subsidiaries, which the Company or any of its Subsidiaries has disputed or determined to dispute or refuse to pay except in the ordinary course of business consistent with past practice.

                  2.29 Books and Records. The Books and Records of the Company and each of its Subsidiaries are complete and correct in all material respects and fairly reflect the transactions and dispositions of the Company and each of its Subsidiaries. The Company and each of its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management's general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and to maintain asset accountability, (c) access to assets is permitted only in accordance with management's general or specific authorization and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  2.30 Rebates. Except as set forth on Section 2.30 of the O-I Disclosure Schedule, neither the Company nor any of its Subsidiaries provide or allow rebates in connection with the Business. Section 2.30 of the O-I Disclosure Schedule sets forth a summary of the Company's policies with respect to discounts, allowances and returns of the Business. Except as set forth on
Section 2.30 of the O-I Disclosure Schedule, the Company and any of its Subsidiaries do not sell any products of the Business on consignment, on approval or with any right of return except if such products are non-conforming or defective.

                  2.31 Propriety of Past Payments. To the Knowledge of the O-I Parties, none of the Company or its Subsidiaries or any of their respective Representatives (as defined below) has made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended.

                  2.32 Bank Accounts. Section 2.32 of the O-I Disclosure Schedule sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which the Company or any of its Subsidiaries maintains safe deposit boxes, checking accounts or other accounts of any nature the available balance of which customarily exceeds $25,000 and the names of all Persons authorized to draw thereon, make withdrawals therefrom or have access thereto.

                  2.33 No Other Representations and Warranties. Except for the representations and warranties contained in this Agreement (including the Schedules, O-I Disclosure Schedule, Buyer Disclosure Schedule, Exhibits, and Annexes) and the Additional Agreements (including the schedules and exhibits thereto), O-I and its Affiliates are making no other representations or warranties relating to the Company, its Subsidiaries and the Business, express or implied.


                                  ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF O-I

                  O-I represents and warrants to Buyer as follows, in each case, as of the date hereof and as of the Closing Date (or, in each case, if made as of a specific date, as of such date):

                  3.1 Due Organization. O-I is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. O-I has all requisite corporate power and authority to enter into this Agreement and the Additional Agreements to which it is a party and to perform its obligations hereunder and thereunder.

                  3.2 Authorization and Validity of this Agreement and the Additional Agreements. The execution, delivery and performance by O-I of this Agreement and the Additional Agreements to which it is a party and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by its board of directors and all other necessary corporate actions on the part of O-I, and no other corporate action on the part of O-I is necessary for the execution, delivery and performance by O-I of this Agreement and the Additional Agreements to which it is a party and the consummation by it of the transactions contemplated hereby and thereby. This Agreement has been, and each of the Additional Agreements to which it is a party have been, or at the Closing will be, duly and validly executed and delivered by O-I and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, is a legal, valid and binding obligation of O-I, enforceable against O-I in accordance with their respective terms, except to the extent that its enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors' rights generally and by general equity principles.

                  3.3 No Conflict. Except as set forth on Section 3.3 of the O-I Disclosure Schedule, the execution, delivery and performance by O-I of this Agreement and the Additional Agreements to which it is a party and the consummation by it of the transactions contemplated hereby and thereby: (a) does not and will not violate or conflict with in any material respect any provision of Law applicable to O-I or any of its properties or assets; (b) will not require any consent or approval of, or filing with or notice to, any Governmental Authority under any provision of Law applicable to O-I, except for the requirements of the HSR Act and Competition Laws in any applicable jurisdiction outside the United States, and except for any consent, approval, filing or notice requirements that become applicable solely as a result of the specific regulatory status of Buyer or its Affiliates or that Buyer or its Affiliates are otherwise required to obtain; (c) does not and will not violate or conflict with any provision of the organizational documents of O-I; and (d) does not and will not require any consent, approval or notice under, and does not and will not conflict with, or result in the breach or termination of, or constitute (or but for the passage of time, the giving of notice or both would constitute) a default or give rise to any right of payment under, or result (or but for the passage of time, the giving of notice or both would result) in the acceleration of the performance by O-I under, or the termination, amendment or cancellation of any indenture, mortgage, deed of trust, lease, license, franchise, contract, agreement or any other similar instrument or obligation to which O-I is a party or by which it, or any of its properties or assets are bound or encumbered, except in this clause (d) for violations, conflicts, breaches, or defaults which, or consents, approvals or waivers (in each case, other than with respect to any Company Material Contract or IP Contract) the absence of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or would not prevent or materially delay the consummation of the transactions contemplated by this Agreement and the Additional Agreements.


                                  ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF BUYER

                  Buyer hereby represents and warrants to Seller and O-I as follows, in each case, as of the date hereof and as of the Closing Date (or, in each case, if made as of a specific date, as of such date):

                  4.1 Due Organization. Buyer is a limited partnership duly formed, validly existing and in good standing under the Laws of the jurisdiction of its formation. Buyer has all requisite power and authority to enter into this Agreement and the Additional Agreements and perform its obligations hereunder and thereunder.

                  4.2 Authorization and Validity of this Agreement and the Additional Agreements. The execution, delivery and performance by Buyer of this Agreement and the Additional Agreements and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by the general partner of Buyer and all other necessary partnership action on the part of Buyer, and no other action on the part of Buyer is or will be necessary for the execution, delivery and performance by Buyer of this Agreement and the Additional Agreements and the consummation by Buyer of the transactions contemplated hereby and thereby. This Agreement has been, and each of the Additional Agreements to which it is a party have been, or at the Closing will be, duly and validly executed and delivered by Buyer and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, is a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with their respective terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors' rights generally and by general equity principles.

                  4.3 No Conflict. Except as set forth on Section 4.3 of the schedule of disclosures delivered by Buyer to O-I and Seller concurrent with the execution of this Agreement, (the "Buyer Disclosure Schedule"), the execution, delivery and performance by Buyer of this Agreement and the Additional Agreements to which it is a party and the consummation by Buyer of the transactions contemplated hereby and thereby: (a) does not and will not violate or conflict with in any material respect any provision of Law applicable to Buyer; (b) does not and will not require any consent or approval of, or filing with or notice to, any Governmental Authority under any provision of Law applicable to Buyer, except for the requirements of the HSR Act and Competition Laws in any applicable jurisdiction outside the United States, and except for any consent, approval, filing or notice requirements that become applicable solely as a result of the specific regulatory status of O-I or its Affiliates or that O-I or its Affiliates are otherwise required to obtain; (c) does not and will not violate any provision of the partnership agreement of Buyer; and (d) will not require any consent, approval or notice under, and does not and will not conflict with, or result in the breach or termination of, or constitute (or but for the passage of time, the giving of notice or both would constitute) a default or give rise to any right of payment under, or result (or but for the passage of time, the giving of notice or both would result) in the acceleration of the performance by Buyer under, or the termination, amendment or cancellation of any indenture, mortgage, deed of trust, lease, license, franchise, contract, agreement or any other similar instrument or obligation to which Buyer is a party or by which it, or any of its properties or assets are bound or encumbered, except in this clause (d) for violations, conflicts, breaches, or defaults which, or consents, approvals or waivers the absence of which would not prevent or materially delay the consummations of the transactions contemplated by this Agreement and the Additional Agreements.

                  4.4 Brokers, Finders, etc. Except as set forth on Section 4.4 of the Buyer Disclosure Schedule, Buyer has not employed, nor is subject to the valid claim of, any broker, agent, investment banker, financial advisor, finder, consultant, or other intermediary in connection with the transactions contemplated by this Agreement or the Additional Agreements who might be or is entitled to a fee or commission in connection with the transactions contemplated hereby or thereby, all of which are the sole responsibility of Buyer.

                  4.5 Available Funds.

                  (a) Buyer will, upon the termination of this Agreement by Buyer pursuant to Section 10.2(a)(iv) or Section 10.2(a)(vii), have available sufficient funds in Cash to pay the Termination Fee (as defined below) required under the circumstances set forth in Section 10.2(b)(ii).

                  (b) Seller has previously been provided with commitment letters, copies of which are set forth on Section 4.5(b) of the Buyer Disclosure Schedule (the "Commitment Letters"), from lenders (the "Lenders") relating to such financing for Buyer for purposes of obtaining the funds necessary to make the payments contemplated by Section 1.2 and defray all of Buyer's expenses incurred in connection with the Purchase (the "Financing"). On the date hereof, the Commitment Letters have not been amended or modified in any respect. As of the date hereof, the Lenders have not advised Buyer or any of its Affiliates of any facts that cause them to believe the Financings contemplated by the Commitment Letters will not be consummated substantially in accordance with the terms thereof.

                  4.6 Purchase for Investment. Buyer is aware that no shares of Capital Stock being acquired pursuant to the transactions contemplated hereby are registered under the Securities Act of 1933, as amended (the "Securities Act"), or under any state or foreign securities laws. Buyer is an "accredited investor" within the meaning of Rule 501(a) of Regulation D of the Securities Act. Buyer is purchasing the Stock solely for investment for its own account, with no present intention to distribute any such shares of Stock to any Person.

                  4.7 Legal Proceedings.

                  (a) There are no claims, filed complaints, arbitrations, actions, suits, inquiries, charges, proceedings, orders or, to the Knowledge of Buyer, investigations, pending or (to the knowledge of Buyer) threatened against or affecting Buyer or any of its Controlled (as defined below) Affiliates at law or in equity, or before or by any Governmental Authority that would or seeks to enjoin, rescind, or delay the transactions contemplated by this Agreement or the Additional Agreements or otherwise hinder Buyer from timely complying with the terms and provisions of this Agreement or the Additional Agreements;

                  (b) There are no pending or, to the Knowledge of Buyer, threatened actions that would prevent or delay Buyer from consummating the transactions contemplated hereby or by the Additional Agreements; and

                  (c) Neither Buyer nor any of its Affiliates is subject to any outstanding order, writ, injunction, judgment, ruling, charge or decree of any Governmental Authority that would or seeks to enjoin, rescind, or delay the transactions contemplated by this Agreement or the Additional Agreements or otherwise hinder Buyer from timely complying with the terms and provisions of this Agreement or the Additional Agreements.


                                   ARTICLE V
                                   COVENANTS

                  5.1 Access; Information and Records; Confidentiality.

                  (a) During the period commencing on the date hereof and ending on the Closing Date, O-I and Seller shall, and shall cause the Company and its Subsidiaries to afford to Buyer, its Representatives (as defined below) and financing sources (and their respective Representatives), upon Buyer's reasonable written request and notice, reasonable access during normal business hours and at Buyer's expense to the plants, properties, senior management, officers, directors, senior employees, books and records of the Company and its Subsidiaries, in order that Buyer may have the opportunity to make such reasonable investigations as it shall desire to make of the affairs of the Company and its Subsidiaries; provided that any contacts with such senior management, officers, directors and senior employees shall only take place under the supervision of Seller; provided, further, that Seller's supervision does not unduly delay any such Buyer investigation. O-I and Seller will use their commercially reasonable best efforts to cause their officers, employees, accountants and other agents to furnish to Buyer, at O-I's expense, such additional financial and operating data, tax information, books and records, contracts, documents and other information with respect to the Company and its Subsidiaries as Buyer, its Representatives and financing sources (and their respective Representatives) may from time to time reasonably request.

                  (b) During the period commencing on the date hereof and ending on the Closing Date, upon Buyer's reasonable written request and notice, Seller shall use its commercially reasonable best efforts to provide access to, and assist Buyer in contacting the suppliers, customers or technology partners of the Company or the Subsidiaries in connection with or pertaining to any subject matter of this Agreement.

                  (c) Buyer will (i) hold, and will cause its respective partners, directors, officers, employees and representatives of its legal, accounting and financial advisors and other representatives and Affiliates (the "Representatives") to hold, any nonpublic information in confidence to the extent required by, and in accordance with, the provisions of the confidentiality agreement dated April 3, 2004, between Graham Packaging Holdings Company and O-I (the "Confidentiality Agreement") and (ii) comply, and will cause its Representatives to comply, with the provisions of the Confidentiality Agreement applicable to them. Notwithstanding anything to the contrary herein or in the Confidentiality Agreement, (A) Buyer may contact Seller's customers to inform customers of this Agreement and to explain the transaction only if Seller is extended the opportunity to participate in the contact and (B) Buyer and its Representatives shall be entitled to distribute information to potential sources of Financing so long as such sources agree to customary confidentiality undertakings in connection with the arrangement and syndication of financing. Notwithstanding the foregoing, nothing in this Agreement shall limit Buyer's ability to contact Seller's customers unilaterally for the purposes of (x) selling Buyer's products in the ordinary course of Buyer's business or (y) negotiating contingent terms between Buyer and Seller's customers for sale of products after the Closing.

                  5.2 Conduct of the Businesses of the Company Prior to the Closing Date.

                  (a) Except as expressly permitted by this Agreement, or as otherwise consented to or approved in writing by Buyer, during the period commencing on the date hereof and ending at the Closing Date, O-I and Seller covenant that:

                    (i) the Business shall be conducted in the ordinary course of business consistent with past practice;

                    (ii) except as may be required by applicable Law, none of the Company or any of its Subsidiaries will amend its organizational documents;

                    (iii) the Company and its Subsidiaries will use their commercially reasonable best efforts to preserve intact their business organization, to keep available the services of their present officers and key employees, and to preserve the good will of those having business relationships with them;

                    (iv) none of the Company or any of its Subsidiaries will redeem, purchase or otherwise acquire, directly or indirectly, any Stock or other Capital Stock of the Company or any of its Subsidiaries or declare, set aside for payment or pay any dividends or make any other distributions (whether Cash, Capital Stock or property) with respect to any of their Capital Stock;

                    (v) none of the Company or any of its Subsidiaries will issue, sell or transfer any of its Capital Stock, securities convertible into Capital Stock or warrants, options or other rights to acquire its Capital Stock, or any bonds or other securities issued by it;

                    (vi) except as may otherwise be required by applicable Law or by GAAP, none of the Company or any of its Subsidiaries will make any change in any method of accounting or accounting practices, including for financial or Tax purposes; provided that the Company shall be entitled to revise its standard cost system from time to time in accordance with GAAP in the ordinary course of business consistent with past practice and; provided, further, that the Company shall promptly notify Buyer of any such revision;

                    (vii) none of the Company or any of its Subsidiaries shall enter into any settlement or compromise regarding any Tax liability, enter into any agreement to adjust any Tax attribute, or, except in the ordinary course of business make or revoke any Tax election;

                    (viii) none of the Company or any of its Subsidiaries shall borrow or become liable as a guarantor for any amount in excess of $1,000,000 in the aggregate, except for current liabilities incurred in the ordinary course of business consistent with past practice and liabilities under contracts entered into in the ordinary course of business consistent with past practice and except for guarantees that will be released and Indebtedness that will be repaid in full at or prior to the Closing;

                    (ix) none of the Company or any of its Subsidiaries shall mortgage, pledge or subject to any Liens in excess of $1,000,000, any of its properties or assets, except Liens for current property Taxes or assessments not yet due and payable and those arising in the ordinary course of business consistent with past practice and except for mortgages, pledges or Liens that will be repaid, satisfied, terminated and released at or prior to the Closing;

                    (x) none of the Company or any of its Subsidiaries shall sell, assign or transfer any of its material assets, except in the ordinary course of business consistent with past practice, or cancel without adequate consideration any material debts owing to or held by it;

                    (xi) none of O-I or any of its Affiliates will issue any broadly distributed communication of a general nature to Business Employees (including general communications relating to benefits and compensation), except (A) for communications that either are in the ordinary course of business consistent with past practice that do not relate to the transactions contemplated hereby or by the Additional Agreements or are made pursuant to a communications plan approved by Buyer; provided that Buyer's approval will not be unreasonably withheld or delayed, or (B) for communications that are not in the ordinary course of business consistent with past practice to the extent such communications do not relate to Buyer or the transactions contemplated hereby or by the Additional Agreements; provided that prior to distribution of any such communication O-I and Seller provide Buyer with a reasonable opportunity to review such communication and consult with Buyer concerning the contents of such communication;

                    (xii) none of the Company or any of its Subsidiaries will make or grant any bonus or any wage or salary increase to any employee or group of employees (other than in the ordinary course of business consistent with past practice, or as required pursuant to the terms of any existing Employee Plan or any existing Collective Bargaining Agreement) or make or grant any increase in any employee benefits (other than in the ordinary course of business consistent with past practice, or as required pursuant to the terms of any existing Employee Plan or any existing Collective Bargaining Agreement), or amend or terminate any existing Employee Plan or adopt any new Employee Plan (other than as required pursuant to the terms of any existing Collective Bargaining Agreement or as required by applicable
         Law);

                    (xiii) except as set forth on Section 5.2(xiii) of the O-I Disclosure Schedule, none of the Company or any of its Subsidiaries will layoff, terminate (including by way of constructive termination) or dismiss any employee without cause, and none of O-I, Seller, the Company or any of its Subsidiaries will discourage any employee of the Company or any of its Subsidiaries from continuing following the Closing Date to be employed by the Company or any of its Subsidiaries, or from accepting, if offered, employment with Buyer or any of its Affiliates;

                    (xiv) none of the Company or any of its Subsidiaries will commit to making capital expenditures in excess those contemplated by the 2004 Budget and, if applicable, the 2005 Plan (as defined below);

                    (xv) none of the Company or any of its Subsidiaries will make any loans or advances to, or sell, transfer or lease any properties or assets to, or guarantees for the benefit of, any Person, including its officers or directors or any of its Affiliates, in excess of $250,000 individually or $1,000,000 in the aggregate (other than loans or advances made to employees in the ordinary course of business consistent with past practice and not exceeding $25,000 individually and $250,000 in the aggregate and other than loans pursuant to any defined contribution pension plan maintained by O-I, Seller and their respective Affiliates in accordance with the terms thereof), except for intercompany and intracompany loans that will be repaid or redeemed at or prior to the Closing Date;

                    (xvi) none of the Company or any of its Subsidiaries will amend, terminate, extend, waive, assign or otherwise modify any rights under, or discharge any other party of any of its obligations under, any Company Material Contract, Lease or IP Contract (except for the settlement of the Constar Litigation pursuant and in accordance with
         Section 9.6), or enter into any Additional Material Contract, except in the ordinary course of business consistent with past practice;

                    (xvii) none of the Company or any of its Subsidiaries will
         (A) enter into any waiver, settlement or release with respect to any action, proceeding, suit, claim, arbitration or litigation affecting the Business (except for the settlement of the Constar Litigation pursuant and in accordance with Section 9.6) or (B) commence any litigation or other legal proceeding other than in the ordinary course of business consistent with past practice;

                    (xviii) none of the Company or any of its Subsidiaries will enter into any other transaction or agreement requiring the Company or any of its Subsidiaries to make aggregate annual payments in excess of $1,500,000 or aggregate payments in excess of $4,000,000;

                    (xix) none of the Company or any of its Subsidiaries will dispose of or permit to lapse any rights to the use of any material Company Intellectual Property except for non-exclusive licenses and other dispositions in the ordinary course of business consistent with past practice, or disclose to any Person other than representatives of Buyer any material trade secret relating to the Business (including any material confidential information, financing and marketing information, technology, know-how, inventions, proprietary processes, formulae, algorithms, models and methodologies) except pursuant to a non-disclosure agreement or obligation of confidentiality;

                    (xx) none of the O-I Parties or any of their Affiliates shall (A) grant any Lien affecting title to Intellectual Property owned by the Company or to Seller IP or grant any license in or upon any Company Intellectual Property or (B) do any act or omit to do any act whereby any Company Intellectual Property may lapse, become abandoned, dedicated to the public, or unenforceable, except in either case in the ordinary course of business consistent with past practice, and, in the case of clause (B) above, only as to Company Intellectual Property which is not in current use (or currently planned (with respect to filed applications or registrations (including patents)) to be used) or that does not have material economic value;

                    (xxi) none of the Company or any of its Subsidiaries will incur any Indebtedness, except in the ordinary course of business consistent with past practice and that will be repaid or redeemed at or prior to the Closing Date;

                    (xxii) none of the Company or any of its Subsidiaries will merge or consolidate with or acquire substantially all or a material part of the assets of, or enter into a transaction with a Variable Interest Entity, or otherwise acquire any business of, any Person;

                    (xxiii) none of the Company or any of its Subsidiaries will make any request or demand to any Person to pay any amounts under or in respect of any accounts receivable of the Company or any of its Subsidiaries prior to the stated maturity thereof, or factor or otherwise dispose of any accounts receivable of the Company or any of its Subsidiaries or discharge or forgive any obligations of any obligor thereunder except in the ordinary course of business consistent with past practice;

                    (xxiv) none of the Company or any of its Subsidiaries will defer or delay the payment of accounts payable of the Company or any of its Subsidiaries beyond the stated maturity thereof except in the ordinary course of business consistent with past practice;

                    (xxv) write down the value of any (A) inventory (including write-downs by reason of shrinkage or mark-down) or (B) write off as uncollectable any notes or accounts receivable, except in the case of each of clause (A) and (B), for write-down and write-off in the ordinary course of business consistent with past practice and not exceeding in the aggregate $1,000,000;

                    (xxvi) make any material revaluation of any assets of the Company or any of its Subsidiaries;

                    (xxvii) make any request or demand to any Person to pay any amounts under or in respect of any accounts receivable of the Company or any of its Subsidiaries prior to the stated maturity thereof, or any factoring or other disposition of any accounts receivable of the Company or any of its Subsidiaries, in each case, except in the ordinary course of business consistent with past practice, or make any discharge or forgiveness of any obligations of any obligor thereunder;

                    (xxviii) adopt any plan of liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries;

                    (xxix) transfer any person providing services as an employee, director, officer, independent contractor or consultant (i) from O-I, Seller of any of their respective Affiliates to the Company or any of its Subsidiaries or (ii) from the Company or any of its Subsidiaries to O-I, Seller or any of their respective Affiliates (except, for purposes of this clause (ii), if O-I or the Seller elects to cause the transfer of employment of a Retained Inactive Employee (as defined below)).

                    (xxx) none of the Company or any of its Subsidiaries will enter into any material agreement or contract with any Controlled Affiliate of O-I; and

                    (xxxi) neither the Company nor any of its Subsidiaries will take any action authorizing any of the foregoing or which would result in the representations and warranties contained in Articles II and III being untrue as of the Closing Date or any of the conditions to Closing not being satisfied.

                  (b) Notwithstanding anything to the contrary herein, nothing shall prevent the transfer by the Company and its Subsidiaries of Cash to Seller in the ordinary course of business consistent with past practice.

                  (c) Notwithstanding anything to the contrary in this Section 5.2, nothing herein shall prevent O-I or Seller from effecting any transaction relating to the Corporate Restructuring as set forth on Section 5.13(c) of the O-I Disclosure Schedule, including any restructuring with respect to Foreign Subsidiary Capital Stock, or the Australian Restructuring, in each case, in the manner permitted by this Agreement.

                  5.3 Antitrust Laws.

                  (a) Each Party shall use its commercially reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to cause the conditions set forth in Article VI, as the case may be, to be satisfied and to consummate and make effective the transactions contemplated by this Agreement and by the Additional Agreements as promptly as practicable. In furtherance and not in limitation of the foregoing, from the date hereof until the Closing Date, the Parties shall use their respective commercially reasonable best efforts to cause to be obtained or to obtain promptly all Governmental Approvals that may be or become necessary for the execution and delivery of, and consummation of the transaction contemplated by this Agreement and by the Additional Agreements. The Parties agree to make all necessary or appropriate filings to obtain such Governmental Approvals as required by any Governmental Authority or pursuant to any applicable Law with respect to the transactions contemplated by this Agreement or by the Additional Agreements as soon as reasonably practicable and to supply to the appropriate Governmental Authorities any additional information and documentary material that may be requested thereof as soon as reasonably practicable. The Parties shall reasonably assist each other in seeking to obtain all such Governmental Approvals and in making all such filings. Notwithstanding the foregoing or any other covenant contained herein, Buyer shall not be required to (nor, without Buyer's written consent, shall Seller or its Affiliates) take or commit to take any action if the taking of such action would reasonably be expected to deprive Buyer of a material benefit or benefits of the transactions contemplated by this Agreement and by the Additional Agreements, taken as a whole (a "Burdensome Condition").

                  (b) Each Party shall, as soon as reasonably practicable, notify the other Parties of any material communication it, or any of its Representatives, makes to or receives from any supervisory or Governmental Authority relating to the matters that are the subject of this Agreement or the Additional Agreements and permit the other to review in advance any proposed communication by such Party to any supervisory or Governmental Authority. To the extent permitted by such supervisory or Governmental Authority, each Party agrees to give the other a reasonable opportunity to attend and participate at any meeting with any Governmental Authority in respect of any filings, investigation or other inquiry. Subject to Section 5.1, the Parties shall coordinate and cooperate fully with each other in exchanging such information and providing such assistance as the other may reasonably request in connection with the foregoing and in seeking the earliest possible termination of any applicable waiting periods or suspension effects imposed by any Law. Subject to
Section 5.1, each Party shall provide the other Parties with true, correct and complete copies of all correspondence, filings and material communications between any supervisory or Governmental Authority or members of its staff, on the one hand, and the Parties or any of their Representatives (as the case may be), on the other hand, with respect to this Agreement or any Additional Agreement or the transactions contemplated hereby or thereby. Upon the terms and subject to the conditions herein provided, including the last sentence of
Section 5.3(a), in case at any time after the Closing Date any further action is necessary or desirable to secure supervisory approvals or Governmental Approvals from any supervisory or Governmental Authority necessary to carry out the purposes of this Agreement or the Additional Agreements, the Parties shall use their commercially reasonable best efforts to take or cause to be taken all such necessary action.

                  5.4 Non-Solicitation.

                  (a) Buyer and its Controlled Affiliates will not, from and after the date hereof and for a period of two years following the Closing Date, without the prior written consent of Seller, directly or indirectly, solicit, encourage, entice or induce any person who is an employee of O-I or its Controlled Affiliates, at the date hereof or at any time hereafter until the Closing Date, to terminate his or her employment with O-I or any of its Controlled Affiliates. Notwithstanding the foregoing, the restrictions set forth in this Section 5.4(a) will not prohibit Buyer or its Controlled Affiliates from: (i) advertising employment opportunities in any general solicitation, including national newspaper, trade journal or other publications in a major metropolitan area or any third-party Internet website posting, or negotiating with, offering employment to or employing any person contacted through such medium; (ii) participating in any third-party hiring fair or similar event open to the public or negotiating with, offering employment to or employing any person contacted through such medium; (iii) negotiating with, offering employment to or employing any person contacted by Buyer or its Controlled Affiliates as of the date hereof with respect to employment with Buyer or a Controlled Affiliate thereof; (iv) negotiating with, offering employment to or employing any employee employed by O-I or any of its Affiliates working on the production line who are associated with the plastic molding machinery contemplated to be purchased by Buyer located at Seller's plant in Hungary; or (v) soliciting, negotiating with, offering employment to or employing any person at any time (A) following 90 days after the termination by such person of his or her employment with O-I or any of its Controlled Affiliates or (B) after the termination by O-I or any of its Controlled Affiliates of such person's employment with O-I or any of its Controlled Affiliates. Buyer agrees that any remedy at Law for any breach by it of this
Section 5.4(a) would be inadequate, and Seller would be entitled to injunctive relief in such a case. If it is ever held that the restriction placed on Buyer by this Section 5.4(a) is too broad to permit enforcement of such restriction to its fullest extent, Buyer agrees that a court of competent jurisdiction may enforce such restriction to the maximum extent permitted by Law, and Buyer hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

                  (b) Each of O-I and Seller agree that, from and after the date hereof and for a period of two years following the Closing Date, each of O-I and its Controlled Affiliates will not, without the prior written consent of Buyer, directly or indirectly, solicit for employment, or encourage, entice or induce any person who is an employee of the Company or any of its Subsidiaries at the date hereof and/or at the Closing Date to terminate his or her employment with the Company or any of its Subsidiaries or Buyer or any of its Affiliates. Notwithstanding the foregoing, the restrictions set forth in this Section 5.4(b) will not prohibit O-I and Seller during the period beginning on the one-year anniversary of the Closing Date from advertising employment opportunities in any general solicitation in a national newspaper with an average daily circulation of greater than 500,000. O-I agrees that any remedy at law for any breach by it of this Section 5.4(b) would be inadequate, and Buyer would be entitled to injunctive relief in such a case. If it is ever held that the restriction placed on O-I and its Controlled Affiliates by this
Section 5.4(b) is too broad to permit enforcement of such restriction to its fullest extent, O-I (on its behalf and on behalf of its Controlled Affiliates) agrees that a court of competent jurisdiction may enforce such restriction to the maximum extent permitted by Law, and O-I (on its behalf and on behalf of its Controlled Affiliates) hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

                  5.5 Additional Agreements.

                  (a) On the Closing Date, Buyer and O-I shall execute and deliver an agreement, substantially in the form attached hereto as Exhibit A (the "Transition Services Agreement"), pursuant to which Buyer and O-I shall each agree to provide certain transition services.

                  (b) On the Closing Date, Buyer and O-I shall execute and deliver agreements, substantially in the form attached hereto as Exhibits B-(i) through B-(ix) (the "Contract Manufacturing Agreements"), pursuant to which (i) Buyer would agree to manufacture certain products for O-I, or one of its Affiliates, using equipment retained by O-I, or one of its Affiliates, at the facilities being purchased by Buyer in Harrisonburg, VA, Chicago, IL and Henderson, NV until such time as that equipment can be removed from such facilities and (ii) O-I, or one of its Affiliates, would agree to manufacture certain products for Buyer using equipment purchased by Buyer at certain facilities being retained by O-I in Nashua, NH, Washington, NJ (Treitler), Greenville, SC, Las Piedras, Puerto Rico and Hungary until such time as that equipment can be removed from such facilities.

                  (c) On the Closing Date, Buyer and O-I shall execute and deliver an agreement, substantially in the form attached hereto as Exhibit C (the "Resin Purchase Agreement") pursuant to which Buyer and O-I shall each agree to jointly purchase polyethylene terephthalate resin, high-density polyethylene resin and polypropylene resin.

                  (d) On the Closing Date, O-I and the Company shall enter into agreements substantially in the form attached hereto as Exhibit D-(i) to D-(iii) (the "Intellectual Property Agreements," and together with the Transition Services Agreement, the Contract Manufacturing Agreements and the Resin Purchase Agreement, the "Additional Agreements").

                  5.6 Termination of Affiliate Relations. Except as contemplated by this Agreement or the Additional Agreements, on or prior to the Closing Date, (i) the Company and each of its Subsidiaries shall have repaid or otherwise settled all of their outstanding Indebtedness (including interest thereon) and satisfied all of their other liabilities as of the Closing Date, (but excluding payables for goods sold and services rendered which shall be paid in the ordinary course of the business) owed to Seller or its Affiliates (including O-I, but other than the Company and any of its Subsidiaries) and
(ii) Seller and its Affiliates (including O-I, but other than the Company and any of its Subsidiaries) shall have repaid or otherwise settled all of their outstanding Indebtedness (including interest thereon) and satisfied all of their other liabilities (other than payables for goods sold and services rendered which shall be paid in the ordinary course of the business) owed to the Company and any of its Subsidiaries. Except as set forth on Section 5.6 of the O-I Disclosure Schedule, all agreements between the Company and any of its Subsidiaries and Seller and its Affiliates (including O-I) (other than agreements solely between the Company and any of its Subsidiaries, agreements contemplated by this Agreement or the Additional Agreements and agreements listed on Section 5.6 of the O-I Disclosure Schedule) shall be terminated as of the Closing Date, and all obligations and liabilities thereunder shall have been satisfied. O-I and Seller agree to keep Buyer apprised of the contemplated steps to effectuate the transactions contemplated by this Section 5.6 and to cooperate in good faith with Buyer in implementing such steps in a manner to minimize Tax liabilities of, and maximize Tax benefits to, the Company, its Subsidiaries and Buyer associated with such transactions.

                  5.7 Further Actions.

                  (a) Subject to the terms and conditions of this Agreement, including the last sentence of Section 5.3(a), each of the Parties agrees to use its commercially reasonable best efforts to take, or cause their respective Affiliates to take, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement and by the Additional Agreements, including using its commercially reasonable best efforts (i) to obtain, in addition to approvals referred to in Section 5.3, any licenses, transfers of existing permits or Governmental Licenses, permits, consents, approvals, authorizations, Governmental Licenses relating to Environmental Laws and qualifications and orders of federal, state, local and foreign Governmental Authorities and parties to contracts with the Company or any of its Subsidiaries as are required in connection with the consummation of the transactions contemplated hereby, (ii) to effect, in addition to filings referred to in Section 5.3, all required registrations and filings required in connection with the consummation of the transactions contemplated hereby and
(iii) to defend any lawsuits or other legal proceedings, whether judicial or administrative, whether brought derivatively or on behalf of third parties (including Governmental Authorities), challenging this Agreement or the consummation of the transactions contemplated hereby and thereby. Each Party agrees to use its commercially reasonable best efforts to furnish to each other such information and assistance and to consult with respect to the terms of any registration, filing, application or undertaking as reasonably may be requested in connection with the foregoing.

                  (b) In addition to, and without limitation of the foregoing, Buyer shall use its commercially reasonable best efforts to (i) obtain the Financing as of the Closing and (ii) to the extent that borrowings under the Commitment Letters are unavailable, to arrange for alternative financing on terms satisfactory to Buyer in its sole discretion (the "Alternative Financing").

                  (c) (i) O-I shall use its commercially reasonable best efforts to obtain amendments and or restatements to any contract or agreement that is among O-I or Affiliates of O-I, the Company or any of its Subsidiaries, and a third party, including those set forth on Section 5.7(c)(i)(A) of the O-I Disclosure Schedule (the "Three Party Agreements"), and excluding those set forth on Section 5.7(c)(i)(B), to bifurcate the rights and obligations under such Three Party Agreement into separate contracts or agreements between (x) O-I or Affiliates of O-I on the one hand and the third party on the other hand and (y) the Company or its Subsidiaries on the one hand and the third party on the other hand, on commercial terms and conditions substantially identical to the terms and conditions under such Three Party Agreement, including a fair allocation of the rebates, discounts and sales prices (to the extent such sales prices are not specified in such Three Party Agreement) thereunder.

                    (ii) O-I shall use its commercially reasonable best efforts to obtain under any contract between O-I or Affiliates of O-I (other than the Company and its Subsidiaries) on the one hand and a third party, on the other hand, relating to the Business, including those set forth on Section 5.7(c)(ii) of the O-I Disclosure Schedule (the "O-I Agreements") an assignment to the Company or one of the Subsidiaries of the rights of O-I or its Affiliates, as the case may be, pursuant to such O-I Agreement.

                    (iii) O-I shall use its commercially reasonable best efforts to obtain all other consents relating to all other licenses, agreements and leases, including those set forth on Section 5.7(c)(iii) of the O-I Disclosure Schedule ("Assignment Contracts" and together with the Three Party Contracts and O-I Agreements, the "Consent Contracts").

                    (iv) In the event that O-I is unable to obtain any such consent, approval or amendment or if any consent, approval or amendment would result in the Company or its Subsidiaries not receiving all of the rights with respect to such Three Party Agreements, O-I Agreements or Assignment Contracts, at or prior to the Closing Date, O-I and Buyer will enter into a mutually agreeable arrangement pursuant to which the Company or its Subsidiaries would
         (A) obtain with respect to Three Party Agreements the benefits of bifurcation contemplated by (c) and (i) above and would assume the obligations under such Three Party Agreements, (B) obtain with respect to the O-I Agreements and the Assignment Contracts, the benefits and assume the obligations with respect to such O-I Agreements and Assignment Contracts, including in each case, as applicable an agreement between O-I and the Company or its Subsidiaries for sub-contracting, sub-licensing or sub-leasing to the Company or its Subsidiaries or its Affiliates, as the case may be, and in all cases under which O-I or one of its Affiliates, as the case may, would enforce for the benefit of the Company or its Subsidiaries any and all rights of O-I or one of its Affiliates against a third party thereto.

                    (v) O-I shall and shall cause its Affiliates to pay and remit to the Company or its Subsidiaries as the case may be, without any further consideration, promptly all monies, rights and other considerations received in respect of the Company's or its Subsidiaries' performance of such obligations under the O-I Agreements and the Assignment Contracts.

                    (vi) If and when any such consent shall be obtained or such agreement, license or lease shall otherwise become assignable or able to be novated, O-I or one of its Affiliates, as the case may be, shall promptly assign and novate all of its rights and obligations thereunder to the Company or its Subsidiaries without payment of further consideration and the Company or its Subsidiaries will assume such rights and obligations thereunder.

                    (vii) With respect to any Three Party Agreement that has not been bifurcated on or prior to the Closing Date, (A) the Company or its Subsidiaries shall indemnify and hold harmless the Seller Indemnified Parties (as defined below) from and against all Losses arising out of or resulting from the Company's or its Subsidiaries' failure to perform under or breach of such Three Party Agreement and
         (B) O-I shall indemnify and hold harmless the Buyer Indemnified Parties (as defined below) from and against all Losses arising out of or resulting from O-I's and its Affiliates' failure to perform under or breach of such Three Party Agreement.

                    (viii) Each of O-I and Buyer hereby covenants and agrees that it will at the request of the other party at any time and from time to time after the date hereof and without further consideration, do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, to accomplish the foregoing with respect to each of the Consent Contracts.

                  (d) Seller shall provide to Buyer copies of each acceptance by the Internal Revenue Service of each duly executed Form 8832 pursuant to
Section 2.13(r) certifying that the Company has made valid elections under Treasury Regulation 301.7701-3(c) for all of its Subsidiaries electing disregarded entity status for U.S. income tax purposes.

                  (e) O-I and Seller shall use their commercially reasonable best efforts to cause Owens-Illinois Plastic Products de Mexico, S.A. de C.V. ("O-I Mexico") to take all necessary actions pursuant to applicable Law to perfect and record its right, title and interest in the 6,000 square meters parcel located at Av. Industria No. 1 Col Los Reyes Iztacala, Tlalnepantla Estado de Mexico CP 54090 and subject of the agreement, dated November 3, 1998, between O-I Mexico and Vidrieria los Reyes, S.A. de C.V.

                  5.8 Insurance.

                  (a) Effective on and after the Closing Date, O-I and Seller shall have no obligation to provide insurance coverage for the Company and any of its Subsidiaries for occurrences after the Closing Date. After the Closing Date, the claims administrators listed on Section 5.8(a) of the O-I Disclosure Schedule and any other third party administrators who administer claims prior to the Closing Date shall continue to administer for the benefit of the Company and any of its Subsidiaries, as to occurrences prior to the Closing Date, all such insurance programs (other than as provided in Section 8.12(b)) in accordance with the terms and conditions in effect on the date hereof at the expense of the Company solely with respect to claims relating specifically to the Company and its Subsidiaries (it being understood that any recovery for any such claims made under the terms of the applicable insurance programs (other than as provided in Section 8.12(b)) shall be for the benefit of the Company and its Subsidiaries and paid to the Company by O-I or its Affiliates promptly upon the receipt thereof).

                  (b) Buyer shall use its commercially reasonable best efforts to obtain (or otherwise satisfy the requirements to obtain such letters of credit or surety bonds) letters of credit and surety bonds effective on and as of the Closing Date (including letters of credit collateralizing any such surety bonds, if necessary) with respect to the letters of credit and surety bonds set forth in Section 5.8(b) of the O-I Disclosure Schedule.

                  5.9 Access to Records and Personnel.

                  (a) Buyer shall, and shall cause its Controlled Affiliates to, retain the books, records, documents, instruments, accounts, material correspondence, material writings, evidences of title and other material papers relating to the Company and the Subsidiaries in their possession (the "Books and Records") for a period of five years (except Books and Records relating to Taxes, which shall be retained for seven years) from the Closing Date or for such longer period as may be required by Law or any applicable court order. Notwithstanding the foregoing, at Seller's expense, Buyer shall retain (or provide copies to Seller) for such longer periods any and all Books and Records that relate to any ongoing litigation, investigation or proceeding as Seller notifies Buyer of in writing until such time as Seller notified Buyer in writing of the conclusion of such matter.

                  (b) To the extent permitted or required by applicable Law, Buyer shall, and shall cause its Controlled Affiliates to, provide Seller and its authorized Representatives upon reasonable written request and notice with reasonable access during normal business hours to such Books and Records, and to personnel having knowledge of the whereabouts and/or contents of such Books and Records in connection with the preparation of financial statements, Returns or the defense of litigation or Tax audits that relates to O-I or any of its Subsidiaries; provided that any such access will be conducted, at Seller's expense, at a reasonable time on the premises of Buyer, under the supervision of the personnel of Buyer and in such a manner as not to interfere unreasonably with the normal operation of the business of Buyer. Except for the sole purposes described in the immediately preceding sentence, Seller will hold in confidence all confidential information identified as such by, and obtained from, Buyer or any of its Representatives and enter into any customary confidentiality undertaking provided by Buyer with respect thereto; provided, however, that information that (i) was in the public domain, (ii) was in fact known to Seller prior to disclosure by Buyer, its officers, agents, representatives or employees or (iii) becomes known to Seller from or through a third party not under an obligation of non-disclosure to the disclosing party, shall not be deemed to be confidential information.

                  5.10 Use of Owens-Illinois Name.

                  (a) Notwithstanding anything in this Agreement to the contrary, Buyer expressly agrees that Buyer and its Affiliates are not acquiring ownership of, or any right to use (whether as, or as part of a trademark, service mark, trade name, brand name, domain name, trade dress, logo or other source indicator) the trademarks "Owens-Illinois," "Owens-Brockway," "Owens," "O-I," "O-B" or any other trademark, service mark, trade name, brand name, domain name, trade dress, logo or other source indicator that is owned or used by O-I or any of its Affiliates but is not owned or used by the Company or any of its Subsidiaries (the "O-I Names"), and any license (whether oral or written) by Seller to the Company or any of its Subsidiaries to use the O-I Names shall be terminated as of the Closing Date, subject to use solely for 150 days thereafter in accordance with this Section 5.10 or for historical or descriptive purposes in a non-trademark manner, or as otherwise required by applicable Law. Buyer shall use its commercially reasonable best efforts to (i) apply to change all corporate, trade and other names or registrations that include any O-I Names to a name that is not the same or confusingly similar thereto as soon as reasonably practicable but in no event later than 150 days after the Closing Date (such number of days to be extended for any delay resulting from acts or omissions by O-I or any of its Affiliates), (ii) remove, redact or cover any O-I Names from any documents or materials in its possession or control (other than documents for purely internal distribution or where such removal, redaction or cover is impracticable) as soon as reasonably practicable but in no event no later than 150 days after the Closing Date (such number of days to be extended for any delay resulting from acts or omissions by O-I or any of its Affiliates), (iii) remove the O-I Names from molds and dies (except where such removal is impracticable or unduly burdensome) as soon as reasonably practicable, but in no event later than 30 months after the Closing Date and
(iv) remove the O-I Names from all other equipment affixing the O-I Names to products (except where such removal is impracticable or unduly burdensome) as soon as reasonably practicable, but in no event later than 150 days after the Closing Date (such number of days to be extended for any delay resulting from acts or omissions by O-I or any of its Affiliates).

                  (b) Notwithstanding the foregoing, (i) during the two year period following the Closing Date, the Company and any of its Subsidiaries shall have the right to sell all inventory in its possession or control as of the Closing Date that bears the O-I Names and (ii) Buyer and its Affiliates shall have the non-transferable and non-sublicensable perpetual right to use any materials or property existing on the Closing Date that bear the O-I Names where the removal of such name would be impractical (excluding letterhead, marketing materials or other means of communication with present or prospective customers that are not unduly burdensome to replace).

                  (c) Without limitation to Seller's other obligations herein, Seller and its Affiliates shall use their commercially reasonable best efforts to cease all use, if any, of the trademark SURSHOT (whether as, or as part of, a trademark, service mark, trade name, brand name, domain name, trade dress, logo or other source indicator), within 150 days after the Closing Date, except for historical or descriptive purposes in a non-trademark manner or as otherwise required by applicable Law.

                  5.11 Guarantees. Buyer shall use its commercially reasonable best efforts (which shall not include agreeing to any modifications of the terms of the underlying obligations) to cause itself or one or more of its Affiliates to be substituted in all respects for O-I, Seller and any of its Subsidiaries or Affiliates, effective as of the Closing Date, in respect of all obligations of O-I, Seller and any such Subsidiaries or Affiliates under each of the guarantees, indemnities, surety bonds, letters of credit and letters of comfort obtained by O-I, Seller or any such Subsidiaries or Affiliates for the benefit of the Company and the Subsidiaries set forth in Section 5.11 of the O-I Disclosure Schedule (the "Guarantees"). If Buyer is unable to effect such a substitution with respect to any such Guaranty after using its commercially reasonable best efforts to do so, then Buyer shall obtain letters of credit, on terms and from financial institutions reasonably satisfactory to Seller, with respect to the obligations covered by each of the Guarantees for which Buyer does not effect such substitution.

                  5.12 No Debt. Except as set forth on Section 5.12 of the O-I Disclosure Schedule or as may be otherwise agreed by Buyer and Seller, O-I shall cause the Company and its Subsidiaries to have no Indebtedness, liabilities or any other obligations to pay money (including any intercompany or intracompany Indebtedness incurred by any party in connection with the Corporate Restructuring) other than trade payables or other similar current liabilities (as determined in accordance with GAAP and on a basis consistent with the preparation of the Historical Financial Statements) incurred in the ordinary course of business and consistent with past practice, on or prior to the Closing Date.

                  5.13 Transfer of Assets.

                  (a) Prior to the Closing Date, Seller shall cause the Company and each of its Subsidiaries to, convey, assign, transfer and deliver to O-I or any of its Affiliates (other than the Company and any of its Subsidiaries) all of the Company's or any of its Subsidiaries', as applicable, right, title and interest in and to the assets, rights, properties, claims and contracts, of every kind, nature, character and description, tangible and intangible, real, personal or mixed, set forth on Section 5.13(a) of the O-I Disclosure Schedule as such schedule shall be amended by the Parties from time to time after the date hereof and prior to the Closing Date following Buyer's review and inspection of the assets at the relevant facilities (collectively, the "Retained Assets").

                  (b) Prior to the Closing Date, O-I shall, and shall cause its Affiliates (other than the Company and any of its Subsidiaries) to, convey, assign, transfer and deliver to the Company or any of its Subsidiaries all of O-I's or its Affiliates', as applicable, right, title and interest in and to its assets, rights, properties, claims and contracts, of every kind, nature, character and description, tangible and intangible, real, personal or mixed, set forth on Section 5.13(b) of the O-I Disclosure Schedule as such schedule shall be amended by the Parties from time to time after the date hereof and prior to the Closing Date following Buyer's review and inspection of the assets at the relevant facilities (collectively, and including the Specified Subsidiaries, the "Contributed Assets").

                  (c) Set forth on Section 5.13(c) of the O-I Disclosure
Schedule is an accurate description in reasonable detail of the corporate and other steps required to effectuate the Corporate Restructuring.

                  5.14 Non-Competition.

                  [This section has been omitted and filed on a confidential basis with the Commission.]

                  5.15 Confidentiality. The Parties shall treat the contents of this Agreement as confidential and shall refrain from disclosing this Agreement and its contents, in whole or in part, to any third party, except as required by any applicable Laws, in which case the disclosing Party shall give prior written notice to the other Party; provided, however, that Buyer may disclose this Agreement and its contents to any prospective lender or investor in connection with the Financing. O-I and Seller acknowledge that Buyer has legitimate and continuing interests in the protection of confidential information relating to the Company, its Subsidiaries and the Business. Except with respect to matters covered under the Intellectual Property Agreements, for a period of five years following the Closing, O-I and Seller will not, and shall cause their Affiliates not to, disclose, furnish or make accessible to any Person or use to its benefit or the benefit of any other Person any confidential information of the Company, its Subsidiaries or the Business, except to the extent that such information (i) thereafter becomes lawfully obtainable from other sources not known to O-I or any of its Affiliates or Representatives to be bound by any confidentiality or fiduciary duty to Buyer or any of its Affiliates or (ii) is required to be disclosed in any document to be filed with any Governmental Authority or by applicable Law. Following the Closing, neither Buyer nor any of its Affiliates or Representatives will be bound by the Confidentiality Agreement.

                  5.16 No Third Party Discussions. From and after the date of this Agreement until the first to occur of the Closing or the termination of this Agreement, none of O-I, any of its Affiliates or any officer, director, employee, representative or agent of O-I or any of its Affiliates, will, directly or indirectly solicit, encourage or initiate any inquiry, offer or proposal from, or engage in any discussions or negotiations with, or provide any non-public information to, any Person, other than Buyer and its Affiliates, and their respective employees, representatives and agents, concerning any purchase, transfer or other disposition of any Capital Stock of the Company or any of its Subsidiaries, any merger, consolidation, business combination or other similar transaction involving the Company or any of its Subsidiaries, any sale of all or any part of the assets of the Company or any of its Subsidiaries or any similar transaction involving the Company or any of its Subsidiaries, the Business or any properties or assets thereof (such transactions, "Acquisition Transactions") nor shall O-I or any of its Affiliates accept any proposal with respect to any Acquisition Transaction. From and after the date hereof and until the earlier of the Closing Date or the termination of this Agreement pursuant to Section 10.2, if O-I or any of its Affiliates or Representatives shall receive any proposal with respect to any Acquisition Transaction, O-I shall promptly communicate (but in no event later than 24 hours) to Buyer the material terms of such proposal.

                  5.17 Remittance of Accounts Receivable. O-I agrees that it shall, and shall cause its Affiliates to, promptly deliver on a daily basis to Buyer any Cash or other property received directly or indirectly by O-I or any of its Affiliates after the Closing Date with respect to the accounts receivable of the Company, any of its Subsidiaries or the Business; provided that O-I or its Affiliates may set-off against such accounts receivable any accounts payable of the Company and its Subsidiaries actually paid by O-I after the Closing Date, if any, at the time such accounts receivable are due to Buyer under this Section 5.17.

                  5.18 Notice of Developments. From time to time prior to the Closing, O-I and Seller, on the one hand, and Buyer, on the other hand, shall
(a) promptly supplement and amend the O-I Disclosure Schedule or Buyer Disclosure Schedule, as the case may be, with respect to any matter that, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in the O-I Disclosure Schedule or Buyer Disclosure Schedule, as the case may be, or that is necessary to correct any information in the O-I Disclosure Schedule or Buyer Disclosure Schedule, as the case may be, that has been rendered inaccurate by an event occurring after the date hereof; provided, however, if such supplements, amendments or notices by Buyer, on the one hand, and O-I and Seller, on the other hand, individually or in the aggregate, are material, such supplements, amendments or notices shall not be deemed to cure any breach of any representation or warranty made in this Agreement or the Additional Agreements for purposes of determining satisfaction of the conditions set forth in Article VI or effect, limit or modify in any manner a Party's indemnification rights under this Agreement or termination rights under Section 10.2; provided, further, if such supplements, amendments or notices by Buyer, on the one hand, and O-I and Seller, on the other hand, individually and in the aggregate, are immaterial, such supplements, amendments or notices shall be deemed to have been disclosed as of the date hereof for purposes of determining satisfaction of the conditions set forth in Article VI and determining a Party's indemnification rights under this Agreement or termination rights under Section 10.2.

                  5.19 Financing-Related Cooperation.

                  (a) O-I agrees to provide, and shall cause Seller, the Company and each of its Subsidiaries and its and their respective
Representatives and other advisors to provide all cooperation reasonably necessary in connection with the arrangement of any Financing (including any Alternative Financing), including:

                    (i) in connection with Buyer's preparation of bank books, offering memoranda, registration statements or other appropriate disclosure documents, participation in due diligence sessions, the delivery of audited, unaudited historical, interim and pro forma financial statements and projections of the Company, its Subsidiaries and Affiliates giving effect to the Corporate Restructuring and by the Additional Agreements;

                    (ii) as may be reasonably necessary for the Buyer to create and maintain a valid and perfected security interest in the Sold Equipment for the benefit of the Lenders and to enable Buyer and the Lenders to exercise and enforce their rights and remedies with respect to the Sold Equipment; provided, however, that nothing in this Section 5.19(a)(ii) shall require O-I, Seller or the Company or any of its Subsidiaries to take any action that would violate the Second Amended and Restated Secured Credit Agreement dated March 15, 2004 and any related collateral documents; and

                    (iii) taking such other actions related to such Financing or Alternative Financing as are reasonably required by Buyer.

                  (b) At the sole cost and expense of Buyer, O-I shall instruct and shall use its commercially reasonable best efforts to cause Ernst & Young to provide and allow the filing of such consents and other documentation as may be required or customary for the inclusion of any financial statements or information of the Company and the Business prepared at the request of Buyer or Seller (or any of their respective Affiliates) so as to allow for the use of such financial statements or information in public or private financing documents or other documents filed with the U.S. Securities and Exchange Commission (or any successor agency thereof), whether before or after the Closing. In addition, Seller and the Company shall obtain "comfort" letters and updates thereof from Ernst & Young, addressed to each of the underwriters in any underwritten offering, such letters to be in customary form and covering the matters of the type customarily covered in "comfort" letters in connection with offerings of securities and such other matters as are reasonably requested by the underwriters.

                  5.20 New Jersey Industrial Site Recovery Act.

                  (a) To the extent that the New Jersey Industrial Site Recovery Act, N.J.S.A. 13:1K-6, et seq. ("ISRA") is applicable to one or more of the New Jersey Properties, prior to the Closing Seller and/or O-I shall cause the Company to take all necessary actions to comply with the requirements of ISRA with respect to the transactions contemplated by this Agreement, including submitting all necessary forms and conducting any required investigation and remediation (and Seller and O-I shall bear all of the costs and expenses associated with such compliance). Following the Closing, Buyer shall cause the Company to cooperate with Seller and O-I with respect to such compliance, including (A) providing Seller, O-I and their representatives and consultants with reasonable access after the Closing Date to the New Jersey Properties in order to undertake actions required pursuant to ISRA and (B) executing any ISRA forms requiring Buyer's or, after the Closing Date, the Company's, signature. Seller and O-I shall provide the Company with reasonable advance notice prior to entering the New Jersey Properties and the Company shall have the right to monitor Seller's and O-I's representatives and consultants in connection with any work performed at the New Jersey Properties. For purposes of this Agreement, the "New Jersey Properties" shall mean any Real Properties located in New Jersey.

                  (b) Seller and O-I shall provide Buyer (and after the Closing, the Company) with advance copies of all correspondence and documents to be filed in connection with ISRA and shall incorporate all reasonable comments timely provided by Buyer into such filings. Seller and O-I shall ensure that any of the activities that they conduct pursuant to ISRA will not unreasonably interfere with the Company's operations at the New Jersey Properties. To the extent there is a dispute with respect to an action that Buyer believes will interfere with its operations, the Company shall have the right to petition the New Jersey Department of Environmental Protection (the "NJDEP") to modify such requirement. In addition, notwithstanding anything else contained herein, if the Company is unable to obtain satisfaction with respect to such matter, Buyer reserves all of its legal rights with respect to such matter.

                  5.21 Delivery of Financial Information.

                  (a) Prior to the Closing, within 15 Business Days from the last day of each calendar month, O-I and Seller shall deliver to Buyer a pro forma unaudited combined balance sheet of the Business as of such last day and the related pro forma combined statement of operations for the calendar month ended on such last day (together with the notes thereto, the "Monthly Unaudited Pro Forma Financial Statements") and a schedule setting forth reconciliations from EBIT to EBITDA, both as derived from the Monthly Unaudited Pro Forma Financial Statements to adjusted EBIT and adjusted EBITDA before corporate allocations, by application of the Adjustments, accompanied by a certificate of a responsible officer of O-I representing and warranting (on behalf of O-I), that such balance sheets and related statement of operations (i) have been prepared from, and in accordance with and accurately reflect the Books and Records of the Company and each of its Subsidiaries and Affiliates, (ii) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, except as may be indicated in the notes thereto and (iii) present fairly in all material respects the pro forma combined financial position and pro forma consolidated results of operations of the Business as of the last day of and for such calendar month, after giving effect to the Corporate Restructuring.

                  (b) As soon as practicable following the date hereof but in no event later than August 1, 2004, O-I and Seller shall deliver to Buyer:

                    (i) an unaudited combined balance sheet of the Owens-Illinois Plastic Container Business as of June 30, 2003 and June 30, 2004 and the related unaudited combined statements of results of operations, cash flows and net parent investment for the six month periods ended June 30, 2003 and June 30, 2004 (together with the notes thereto, the "June Unaudited Financial Statements");

                    (ii) a pro forma unaudited consolidated balance sheet of the Business as of June 30, 2004 and the related pro forma unaudited consolidated statement of operations for the six months ended June 30, 2003 and June 30, 2004 (together with the notes thereto, the "June Unaudited Pro Forma Financial Statements");

                    (iii) a schedule setting forth reconciliations from EBIT and EBITDA, both as derived from the June Unaudited Pro Forma Financial Statements to adjusted EBIT and adjusted EBITDA before corporate allocations, by application of the Adjustments (the "June Adjusted Unaudited Pro Forma Financial Statements"); and

                    (iv) at Buyer's expense, the June Unaudited Financial Statements will be reviewed by O-I's independent auditors pursuant to Statement of Auditing Standards ("SAS 100").

                  (c) In the event the Closing Date shall not have occurred by November 14, 2004, O-I and Seller shall deliver to Buyer, not later than November 14, 2004:

                    (i) an unaudited combined balance sheet of the Owens-Illinois Plastic Container Business as of September 30, 2003 and September 30, 2004 and the related unaudited combined statements of results of operations, cash flows and net parent investment for the nine month periods ended September 30, 2003 and September 30, 2004 (together with the notes thereto, the "September Unaudited Financial Statements");

                    (ii) a pro forma unaudited consolidated balance sheet of the Business as of September 30, 2004 and the related pro forma unaudited consolidated statement of operations for the nine months ended September 30, 2003 and September 30, 2004 (together with the notes thereto, the "September Unaudited Pro Forma Financial Statements"); and

                    (iii) a schedule setting forth reconciliations from EBIT and EBITDA, both as derived from the September Unaudited Pro Forma Financial Statements to adjusted EBIT and adjusted EBITDA before corporate allocations, by application of the Adjustments (the "September Adjusted Unaudited Pro Forma Financial Statements").

                  (d) In the event that the Closing shall not have occurred by February 14, 2005, O-I and Seller shall deliver to Buyer, not later than February 14, 2004:

                    (i) an audited combined balance sheet of the Owens-Illinois Plastic Container Business as of December 31, 2003 and December 31, 2004 and the related combined statements of results of operations, cash flows and statement of net parent investment for each of the three years in the period ended December 31, 2004 and related report of the independent auditors (together with the notes thereto, the "2004 Audited Financial Statements");

                    (ii) a pro forma unaudited consolidated balance sheet of the Business as of December 31, 2004 and the related pro forma unaudited consolidated statement of operations for the years then ended December 31, 2003 and December 31, 2004 (together with the notes thereto, the "2004 Unaudited Pro Forma Financial Statements"); and

                    (iii) a schedule setting forth reconciliations from EBIT and EBITDA, both as derived from the 2004 Unaudited Pro Forma Financial Statements to adjusted EBIT and adjusted EBITDA before corporate allocations, by application of the Adjustments (the "2004 Adjusted Unaudited Pro Forma Financial Statements").

                  (e) In the event the Closing Date shall not have occurred by May 9, 2005, O-I and Seller shall deliver to Buyer, not later than May 9, 2005:

                    (i) an unaudited combined balance sheet of the Owens-Illinois Plastic Container Business as of March 31, 2004 and March 31, 2005 and the related unaudited combined statements of results of operations, cash flows and net parent investment for the three month periods ended March 31, 2004 and March 31, 2005 (together with the notes thereto, the "March Unaudited Financial Statements");

                    (ii) a pro forma unaudited consolidated balance sheet of the Business as of March 31, 2005 and the related pro forma unaudited consolidated statements of operations for the three months ended March 31, 2004 and March 31, 2005 (together with the notes thereto, the "March Unaudited Pro Forma Financial Statements"); and

                    (iii) a schedule setting forth reconciliations from EBIT and EBITDA, both as derived from the March Unaudited Pro Forma Financial Statements to adjusted EBIT and adjusted EBITDA before corporate allocations, by application of the Adjustments (the "2004 March Adjusted Unaudited Pro Forma Financial Statements").

                  (f) If requested by Buyer at or prior to 30 days prior to the end of the relevant period to which the financial statements relate and at Buyer's expense, any or all of the September Unaudited Financial Statements and the March Unaudited Financial Statements will be reviewed by O-I's independent auditors pursuant to SAS 100 and such SAS 100 review will be delivered to Buyer at the time specified in this Section 5.21 for delivery of the applicable financial statements.

                  (g) In the event that the Closing Date shall not have occurred by November 14, 2004, as promptly as practicable but in no event later than November 30, 2004, O-I shall cause Seller to deliver to Buyer a budget and capital plan for the Business for 2005. Buyer shall have the right to inspect such budget and capital plan for compliance with Seller's and O-I's commitment to operate the Business in the ordinary course of business consistent with past practice (such budget and capital plan as inspected by Buyer, the "2005 Plan").

                  5.22 Confidentiality Undertakings. Effective as of the Closing, the O-I Parties shall, and shall cause their respective Affiliates to, assign and transfer to Buyer all right, title and interest (but not the obligations) of the O-I Parties and their respective Affiliates in and to any rights under the confidentiality undertakings entered into by an O-I Party in connection with the sales process relating to the Company; provided, however, if any such undertaking is not assignable, Buyer will have the right to cause the O-I Parties to exercise its rights and remedies under such undertakings as directed by Buyer.


                                  ARTICLE VI
                              CONDITIONS PRECEDENT

                  6.1 Conditions Precedent to Obligations of Parties. The respective obligations of each of the Parties are subject to the satisfaction or waiver, at or prior to the Closing Date, of each of the following conditions:

                  (a) No Injunction. At the Closing Date, there shall be no injunction, restraining order or decree of any nature of any court or Governmental Authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the Purchase.

                  (b) Regulatory Authorizations. (i) The applicable waiting periods specified under the HSR Act with respect to the transactions contemplated by this Agreement and the Additional Agreements shall have lapsed or been terminated and (ii) all clearances, approvals or confirmations, if any, required by the execution and delivery of this Agreement and the Additional Agreements and the transactions contemplated hereby and thereby pursuant to the applicable requirements of foreign Competition Laws shall have been obtained, except if any such clearance, approval or confirmation is not required to be obtained prior to Closing and is not reasonably likely to impose on Buyer or any of its Affiliates, or require Buyer or any of its Affiliates to accept, a Burdensome Condition.

                  6.2 Conditions Precedent to Obligations of Buyer. The obligation of Buyer to consummate the transactions contemplated by this Agreement and the Additional Agreements is subject to the satisfaction or waiver by Buyer at or prior to the Closing Date of each of the following additional conditions:

                  (a) Accuracy of Representations and Warranties. The representations and warranties of Seller and O-I contained in this Agreement and the Additional Agreements that are not qualified as to materiality or Material Adverse Effect or words of similar import shall be true and correct in all material respects as of the date hereof and as of Closing Date as if made at and as of such date and the representations and warranties of Seller and O-I contained in this Agreement and the Additional Agreements that are qualified as to materiality or Material Adverse Effect or words of similar import shall be true and correct in all respects as of the date hereof and as of the Closing Date as if made at and as of such date (except those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time, which need only be true and correct (or true and correct in all material respects, as applicable) as of such date or with respect to such period).

                  (b) Performance of Agreement. Each of Seller and O-I shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in this Agreement and the Additional Agreements to be performed or complied with by it prior to or at the Closing Date.

                  (c) Certificate. Buyer shall have received a certificate of each of Seller and O-I, dated the Closing Date, duly executed on behalf of each of Seller and O-I, respectively, by an authorized officer, to the effect that the conditions specified in paragraphs (a) and (b) as applicable to it above have been satisfied.

                  (d) Additional Agreements. O-I shall have executed and delivered to Buyer the Additional Agreements.

                  (e) FIRPTA. Buyer shall have received from Seller a duly executed certificate of non-foreign status in the form and manner that complies with Section 1445 of the Code and the Treasury Regulations promulgated thereunder (a "FIRPTA Certificate") certifying that the transactions contemplated by this Agreement are exempt from withholding; provided, however, that if Seller fails to deliver a FIRPTA Certificate and Buyer elects to proceed with the Closing, Buyer shall withhold from the Purchase Price such amounts as are required to be withheld pursuant to Section 1445 of the Code.

                  (f) Third Party Consents. All consents and approvals (or in lieu thereof, waivers) (i) set forth on Section 6.2(f) of the O-I Disclosure Schedule and (ii) set forth in Sections 5.7(c)(ii) and 5.7(c)(iii) of the O-I Disclosure Schedule the absence of which, in the aggregate, would reasonably be expected to have a Material Adverse Effect, (A) shall have been obtained, and a true, correct and complete copy of each consent shall have been delivered to Buyer at or prior to the Closing, (B) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (C) shall be in full force and effect.

                  (g) Absence of Material Adverse Change. There shall not have occurred after the date hereof any fact, event, change or development that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

                  (h) Financing Condition. Buyer shall have completed all arrangements necessary to obtain the Financing from such sources and in such amounts and on such terms and conditions as set forth in the Commitment Letters or similar letters relating to any Alternative Financing and Buyer shall have received the cash proceeds from the Financing.

                  (i) ISRA. If ISRA is applicable to one or more of the New Jersey Properties, with respect to each such property, Seller, O-I and/or the Company shall have (i) delivered to Buyer a no further action letter, (ii) obtained and delivered to Buyer an approval of a Remedial Action Workplan (as such term is defined by ISRA), (iii) entered into a Remediation Agreement (as such term is defined by ISRA) with the NJDEP that does not impose any obligation or liability on Buyer, the Company or any of its Subsidiaries other than as may relate to reasonable access to the New Jersey Properties or the execution and/or filing of any ISRA forms required after Closing or (iv) obtained such other approval as authorized by ISRA to allow for the Closing of the transactions contemplated by this Agreement and the Additional Agreements.

                  (j) Repayment of Indebtedness; Release of Liens. Other than Indebtedness set forth on Section 5.12 of the O-I Disclosure Schedule or as may be otherwise agreed by Buyer and Seller, all existing Indebtedness shall have been redeemed or repaid, any Liens that existed in connection therewith have been released and discharged and O-I and Seller shall have delivered to Buyer evidence satisfactory to Buyer of the foregoing.

                  6.3 Conditions Precedent to the Obligations of Seller. The obligation of Seller to consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver at or prior to the Closing Date of each of the following additional conditions:

                  (a) Accuracy of Representations and Warranties. The representations and warranties of Buyer contained in this Agreement that are not qualified as to materiality or words of similar import shall be true and correct in all material respects as of the date hereof and as of Closing Date as if made at and as of such date and the representations and warranties of Buyer contained in this Agreement that are qualified as to materiality or words of similar import shall be true and correct in all respects as of the date hereof and as of the Closing Date as if made at and as of such date (except those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time, which need only be true and correct (or true and correct in all material respects, as applicable) as of such date or with respect to such period).

                  (b) Performance of Agreement. Buyer shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in this Agreement and the Additional Agreements to be performed or complied with by it prior to or at the Closing Date.

                  (c) Certificate. Seller shall have received a certificate of Buyer dated the Closing Date, duly executed on behalf of Buyer by its President or any Vice President, to the effect that the conditions specified in Sections 6.3(a) and 6.3(b) have been satisfied.

                  (d) Additional Agreements. Buyer shall have executed and delivered to O-I the Additional Agreements.


                                  ARTICLE VII
                                     TAXES

                  7.1 Termination of Tax Sharing Agreements. O-I and Seller shall terminate, or cause to be terminated, all Tax allocation agreements or Tax sharing agreements among O-I, Seller, the Company and/or any Subsidiaries of the Company as of the Closing Date, and shall ensure that such agreements are of no further force or effect as to any of the Company and its Subsidiaries on and after the Closing Date and that there shall be no liabilities or obligations of the Company or any of its Subsidiaries under any such agreements as of such date.

                  7.2 Seller's Returns and Taxes.

                  (a) Except as provided for in this Section 7.2(a), Seller shall timely prepare and file (or cause to be timely prepared and filed) all income Tax Returns required to be filed by or on behalf of the Company and any of its Subsidiaries for taxable periods that end on or before the Closing Date and all other Returns of the Company and any of its Subsidiaries required to be filed on or before the Closing Date ("Seller's Returns"). If any Seller's Returns are due after the Closing and Seller is not authorized by Law to file such Seller's Returns, Seller shall submit drafts of such Seller's Returns to Buyer for its review and approval at least 30 days prior to the due date of any such Seller's Return, which approval shall not be unreasonably withheld or delayed, and Buyer shall timely file such Seller's Returns due after the Closing Date with the appropriate Taxing authorities. All Seller's Returns shall be prepared and filed in a manner that is consistent with the prior practice of the Company and any of its Subsidiaries, except as required by applicable Law. Seller shall timely pay (or cause to be paid) all Taxes due or claimed to be due with respect to the Company and any of its Subsidiaries with respect to Taxable periods covered by Seller's Returns by any Governmental Authority, including all Taxes shown as due and payable on Seller's Returns and all Taxes that arise or are due as a result of the transfer of assets described in Section 5.14; provided, however, that if any Seller's Return is due after the Closing and is to be filed by Buyer, Seller shall pay to Buyer, in immediately available funds, all Taxes due and payable in respect of such Returns no later than three days prior to the due date of such Return.

                  (b) Buyer and Seller agree that to the extent that the Company and/or any of its Subsidiaries is permitted or required under any applicable Tax Law to treat the Closing Date as the last day of a taxable period, Buyer and Seller shall treat (and cause the Company and/or any of its Subsidiaries, as the case may be, to treat) the Closing Date as the last day of a taxable period.

                  7.3 Buyer's Returns and Taxes.

                  (a) Buyer shall timely prepare and file (or cause to be timely prepared and filed) all Returns of the Company and each of its Subsidiaries other than Seller's Returns ("Buyer's Returns"). Subject to Sections 7.3(b) and 7.5, Buyer shall timely pay or cause to be paid all Taxes relating to Buyer's Returns ("Buyer's Taxes").

                  (b) Buyer shall deliver to Seller for its review and approval, which approval shall not be unreasonably withheld, a true, correct and complete copy of each Buyer's Return that includes a Taxable period that
(i) ends on or before the Closing Date or (ii) that begins on or before and ends after the Closing Date (each, a "Straddle Period"), at least 30 days prior to the date such Return is to be filed. Each Buyer's Return that involves a Straddle Period shall be accompanied by an allocation between the pre-Closing and post-Closing portions of the Straddle Period (in a manner determined pursuant to Section 7.3(c)) of any Taxes shown to be due on such Return. Within 10 days after the date of receipt by Seller of any Buyer's Return that is for a period ending on or before the Closing Date or a Straddle Period, Seller may deliver to Buyer a written request for changes to such Return and/or allocation with respect to a Straddle Period. If Buyer and Seller are unable to resolve their differences within 10 days after Buyer has received Seller's written request for changes to such Return and/or allocation, then any disputed issues shall be immediately submitted to the Neutral Auditor selected pursuant to
Section 1.3(d) to resolve in a final binding manner prior to the due date for such Return. The fees and expenses of the Neutral Auditor shall be shared equally between Seller and Buyer. No later than three days prior to the filing of any Buyer's Return that is for a period ending on or before the Closing Date or a Straddle Period, Seller shall pay to Buyer, in immediately available funds, (i) in the case of a Buyer's Return that is for a period that ends on or before the Closing Date, the entire amount of unpaid Taxes shown to be due on such Buyer's Return, and (ii) in the case of a Buyer's Return that is for a Straddle Period, the unpaid amount of Seller's share of the Tax liability for the Straddle Period determined under this Section 7.3.

                  (c) In the case of any Straddle Period, the amount of Taxes allocable to the portion of the Straddle Period ending on the Closing Date shall be deemed to be (i) in the case of Taxes imposed on a periodic basis (such as real or personal property Taxes), the amount of such Taxes for the entire period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period) multiplied by a fraction, the numerator of which is the number of calendar days in the Straddle Period ending on and including the Closing Date and the denominator of which is the number of calendar days in the entire relevant Straddle Period and (ii) in the case of Taxes not described in clause (i) above (such as franchise Taxes, Taxes that are based upon or related to income or receipts, based upon occupancy or imposed in connection with any sale or other transfer or assignment of property (real or personal, tangible or intangible)), the amount that would be payable if the taxable year or period ended on the Closing Date.

                  7.4 Tax Cooperation.

                  (a) Buyer and O-I shall, and shall each cause its Subsidiaries and Controlled Affiliates to, provide to the other Party such cooperation and information (including access to Books and Records), as and to the extent reasonably requested, in connection with the filing of any Return, amended Return or claim for refund, determining liability for Taxes or a right to refund of Taxes, or in conducting any audit, litigation or other proceeding with respect to Taxes, and Seller will reasonably cooperate with Buyer in Buyer's understanding of the nature and magnitude of any Tax liabilities incurred in connection with the Corporate Restructuring.

                  (b) Prior to the Closing Date, Seller shall develop a plan (the "Plan") to and shall cause the transfer of the ownership interests of Continental PET Holdings PTY, Ltd. to an Affiliate of Seller (other than the Company or any of its Subsidiaries) (the "Australian Restructuring"). Prior to execution of the Plan, Seller shall provide the Plan to Buyer. To the extent that the Plan is different from the steps set forth in Section 7.4(b) of the O-I Disclosure Schedule, Buyer shall have the right to review and approve the Plan which approval shall not be unreasonably withheld or delayed. Notwithstanding anything to the contrary in this Agreement, Seller shall be responsible for all Losses (whether related to Taxes or otherwise) resulting from or attributable to the Australian Restructuring. Seller shall have the right, but not the obligation, to cause the transfer of the ownership interests of OI Australia Inc., ACI America Holdings, Continental PET Technologies Inc. and/or ACI Ventures to Seller or any of Seller's Affiliates in order to achieve the Australian Restructuring. To the extent necessary as a result of the Australian Restructuring, Buyer shall have the right to separately purchase the stock of any of the foregoing entities and the Parties shall agree as to the amount of the Purchase Price to be allocated to such purchase.

                  (c) Without limiting the generality of the foregoing and except as provided in Section 7.4 (b) with respect to the Australian Restructuring, Seller and Buyer shall reasonably cooperate with each other during the period between the date hereof and the Closing Date with respect to Tax planning relating to intercompany debt, foreign subsidiary structuring, mutually acceptable changes to the Corporate Restructuring, and other similar planning; provided, however, that for the avoidance of doubt, none of Seller, any O-I Party or Buyer, as applicable, shall be required to take any action under this Section 7.4(c) if Seller reasonably believes that such action could cause Seller to incur material incremental Taxes in any Pre-Closing Period or could otherwise cause Seller or Buyer, as applicable, to incur material incremental costs or expenses.

                  (d) Until the expiration of the applicable statute of limitations (taking into account all extensions thereof) with respect to any Returns filed or required to be filed covering all Pre-Closing Periods (as defined below), Seller or its Affiliates shall retain all Tax work papers and related materials in its possession and under its control that were used in the preparation of any Returns. Seller will notify Buyer 60 days prior to disposing of any Tax records relating to Pre-Closing Periods and will deliver to Buyer any such records requested by Buyer.

                  7.5 Tax Indemnification.

                  (a) Seller and O-I, jointly and severally, shall from time to time defend, indemnify and hold Buyer Indemnified Parties harmless from and against, and shall reimburse Buyer for, any and all Losses arising out of, based upon or relating or attributable to (without duplication):

                    (i) all Taxes imposed on the Company and any of its Subsidiaries under section 1.1502-6 of the Treasury Regulations promulgated under the Code (and corresponding provisions of state, local or foreign Law) as a result of being a member of any federal, state, local or foreign consolidated, unitary, combined or similar group for any taxable period ending on or before, or that includes, the Closing Date;

                    (ii) all Taxes imposed on the Company and any of its Subsidiaries relating or attributable to taxable periods ending on or before the Closing Date ("Pre-Closing Periods") and, with respect to any Straddle Period, the portion of such Straddle Period deemed to end on and include the Closing Date (in the manner determined pursuant to Section 7.3(c)); provided, however, that the indemnity provided under this Section 7.5(ii) shall not cover Tax liabilities resulting from any transaction of Buyer or any of its Affiliates not in the ordinary course of business (other than the transactions contemplated hereunder) that occurs on the Closing Date but after the Closing (a "Buyer Tax Act"); and

                    (iii) all Taxes that arise as a result of the Corporate Restructuring and the Australian Restructuring.

                  (b) Buyer shall indemnify and hold harmless Seller from and against any (i) Taxes attributable or apportioned to the post-Closing period of any Straddle Period (in the manner determined pursuant to Section 7.3(c)), (ii) Taxes resulting from a Buyer Tax Act and (iii) any Foreign Subsidiary Purchase Incremental Taxes.

                  (c) All payments made by O-I, Seller or Buyer, as the case may be, to or for the benefit of the other Party or its Affiliates pursuant to this Article VII shall be treated as adjustments to the Purchase Price for Tax purposes, unless otherwise required by applicable Law. Except as provided in this Article VII, any amounts owed by any Party to any other Party under this
Article VII shall be paid in cash in immediately available funds within five days notice from such other Party.

                  7.6 Contests; Refunds.

                  (a) In the event that Buyer, the Company or any of its Subsidiaries receives written notice of any pending or threatened audit, examination, claim settlement, proposed adjustment, deficiency, assessment, lawsuit or similar or related matter with respect to Taxes ("Tax Claim") that could affect Seller (or any of its Affiliates), or if Seller (or any of its Affiliates) receives notice of any Tax Claim that could affect Buyer (or any of its Affiliates), the Party receiving notice shall provide written notification of such Tax Claim to the potentially affected Party within 10 days thereof. The failure of any Party to give such notice shall not impair that Party's rights under this Agreement or under the Additional Agreements except to the extent that the other Party demonstrates that it has been materially damaged by such failure.

                  (b) Each of Seller and Buyer (as applicable, the "Controlling Party") shall have the right to control the conduct of any Tax Claim relating to or with respect to those Returns that its is required to prepare and file pursuant to Sections 7.2 and 7.3; provided that in the event that any Tax Claim could affect the Tax liability of the other Party (the "Affected Party"), the Controlling Party shall (i) give the Affected Party written notice of such Tax Claim, (ii) permit the Affected Party to participate in the resolution of such Tax Claim to the extent the adjustment might affect the Tax liability of the Affected Party and (iii) not settle or otherwise compromise such Tax Claim without the prior written consent of the Affected Party, which consent shall not be unreasonably withheld. Seller and Buyer each shall be entitled to retain for its own account any refunds of Taxes attributable to those taxable periods for which it is required to indemnify the other pursuant to Section 7.5 and shall pay to the other the amount of any refund to which the other is entitled within 15 days after the receipt of such refund; provided, however, that Seller shall not be entitled to any refund of the Company or any of its Subsidiaries relating to a carryback of a Tax attribute relating to any period ending after the Closing Date; provided, further, that any refund relating to a Straddle Period shall be apportioned in a manner consistent with the principles set forth in Section 7.3(c).

                  7.7 Transfer Taxes. All Transfer Taxes arising out of or in connection with the transactions effected pursuant to this Agreement and the Additional Agreements (other than the Corporate Restructuring and all transactions incidental thereto) shall be paid by the Party primarily liable (or, where both Parties are primarily liable, 50 percent by the Buyer and 50 percent by the Seller) for such Transfer Tax under applicable Law. Seller and Buyer shall reasonably cooperate to minimize any Transfer Tax arising from any of the transactions contemplated by this Agreement, and, as required, shall cooperate in order to properly execute, deliver and file all necessary documentation and Returns with respect to such Transfer Taxes. For purposes of this Agreement, "Transfer Taxes" shall mean transfer, real property transfer, documentary, sales, use, registration, recording, documentary, stamp, stock transfer and other similar Taxes and fees (including any penalties, interest, fines, fees, additions to Tax or additional amounts with respect thereto).

                  7.8 Conflicts; Survival. The obligations of the Parties hereto set forth in this Article VII shall (a) be unconditional and absolute and shall be the sole and exclusive remedy for any claim in respect of Taxes, except for the breach of representations and warranties set forth in Section 2.13, which shall be governed by Section 9.1 and (b) remain in full force and effect until six months following the expiration of the applicable statute of limitations.


                                 ARTICLE VIII
                                 LABOR MATTERS,
                        EMPLOYEE RELATIONS AND BENEFITS

                  8.1 Parent Plans, Company Plans. As of the Closing Date, the Company and its Subsidiaries shall cease to be participating employers under the Employee Plans or any other employee benefit plans (other than the Company Plans) that are sponsored, contributed to, entered into or maintained by O-I or Seller (the "Parent Plans"), and as of the Closing Date, except to extent set forth in Section 8.2(b), the Business Employees shall cease to accrue further benefits and shall cease to be active participants under the Parent Plans. Except as otherwise provided herein, from and after the Closing Date, the Company and its Subsidiaries shall be solely responsible for all obligations and liabilities under the Company Plans, and from and after the Closing Date none of O-I, Seller or their respective Affiliates shall have any obligations or liabilities under any Company Plan, whether such obligations or liabilities arose before, on or after the Closing Date. Notwithstanding anything herein to the contrary, O-I, Seller and their respective Affiliates shall retain all liabilities and obligations relating to employees of the Company or its Subsidiaries who, as of the Closing Date, are on long-term disability (collectively, the "Retained Inactive Employees"), until such time as the employee presents him or herself for active employment with the Company or its Subsidiaries, at which time the Company and its Subsidiaries shall have responsibility and liability for such employee and shall cover such employee under its employee benefit plans, in each case, effective as of the date such employee commences active employment with the Company or its Subsidiaries.

                  8.2 Collective Bargaining Agreements. With respect to each of the collective bargaining agreements listed on Section 8.2 of the O-I Disclosure Schedule (collectively, the "Collective Bargaining Agreements"), Seller shall cause the Company to use its commercially reasonable best efforts to obtain, prior to the Closing Date, written consents from the unions representing the Business Employees covered by the Collective Bargaining Agreements (the "Union Employees") allowing the Union Employees to participate in new benefit plans maintained and administered by, or on behalf of, Buyer or one of Buyer's Affiliates, with such plans to provide the identical levels of benefits (or to the extent it is commercially impracticable to provide the identical level of certain benefits, then the substantially same level of such benefits) as those described in the Collective Bargaining Agreements and related plan documents instead of the benefit plans in which Union Employees participate on the date immediately prior to the Closing Date (the "CBA Consents"). Regardless whether such CBA Consents are obtained by the Company, Buyer or one of Buyer's Affiliates will institute and maintain benefit plans in which the Union Employees will participate as of the Closing Date that provide the identical levels of benefits (or to the extent it is commercially impracticable to provide the identical level of certain benefits, then the substantially same level of such benefits) as those described in the Collective Bargaining Agreements and related plan documents. In the event Seller does not obtain one or more of the CBA Consents on or prior to the Closing Date and; provided, further that Buyer or one of Buyer's Affiliates comply in all material respects with their obligations pursuant to this Section 8.2, Seller shall defend, indemnify, and hold the Company and the Buyer Indemnified Parties harmless from and against any and all Losses arising out of or resulting from the change in benefit plans in which the Union Employees participate as of the Closing Date as provided for in this Section 8.2 without regard to the Basket or the Cap (as all such terms are defined in Section 9.2). The procedures set forth in Section 9.5 shall apply to any claim for indemnification brought by the Company or any Buyer Indemnified Party pursuant to this Section 8.2.

                  8.3 Post-Closing Benefits.

                  (a) Except as otherwise permitted under Section 8.2, effective immediately following the Closing Date and for a period of not less than 12 months following the Closing Date, Buyer shall provide, or shall cause the Company and its Subsidiaries to provide, to each present Business Employee (other than (A) the Union Employees, (B) Business Employees employed outside of the United States who are covered by a labor agreement, collective bargaining agreement or any other labor-related agreements or arrangements with any labor union or labor organization or works council that otherwise address terms and conditions of employment and (C) Business Employees who are on leave for "lack of work" on the Closing Date) (i) base salary and other cash-based compensation, bonus and incentive opportunities (other than equity-based compensation) that are no less favorable than such compensation and opportunities provided to such Business Employee immediately prior to the Closing Date, (ii) cash severance benefits that are no less favorable than the cash severance benefits set forth on Section 8.3(a)(ii) of the O-I Disclosure Schedule, after giving effect to any increases in compensation and service on and after the Closing Date and through the date of termination of employment and (iii) other employee benefits that are no less favorable in the aggregate to those provided to similarly situated employees of the Buyer and its Controlled Affiliates; provided, however, that the Buyer shall have no obligation to provide, or cause the Company or its Subsidiaries to provide, for participation in a defined benefit pension plan for any hourly non-Union Business Employee who is not as of the Closing Date a participant in a Benefit Plan that is a defined benefit pension plan.

                  (b) Notwithstanding any provision hereof, (i) none of Buyer, the Company or any of their respective Subsidiaries will have any obligation hereunder to continue the employment of any Business Employee for any period following the Closing Date and (ii) nothing herein shall prevent Buyer, the Company or any of their respective Subsidiaries from amending or terminating the Company Plans in accordance with the terms of such plan; provided that the requirements of Sections 8.1, 8.2, 8.3(a), 8.4, 8.6, 8.7 and 8.8 are otherwise satisfied.

                  8.4 Service Credit. Buyer shall provide, or shall cause the Company and its Subsidiaries to provide, each Business Employee with full service credit for all purposes (other than for purposes of benefit accruals under a defined benefit pension plan and other than to the extent such credit would result in duplication of benefits) under all employee benefit plans, policies and arrangements made available to Business Employees by Buyer, the Company or any of their Controlled Affiliates on or after the Closing Date to the same extent such Business Employee's service was recognized under the corresponding type of plans, policies and arrangements in which such Business Employee participated immediately prior to the Closing Date.

                  8.5 Pension and Retiree Medical. Section 8.5 of the O-I Disclosure Schedule sets forth a list of each Employee Plan which is subject to Title IV of ERISA ("Pension Plans") and each Employee Plan (other than the Fifth Amended and Restated Trust Agreement for GMP - Employers Retiree Trust, dated July 1, 1996, as amended, referenced in the Multiple Plan Union Shop Contract and Working Rules made by Owens-Brockway Plastic Products and the Glass, Molders, Pottery, Plastics & Allied Workers Intl. Union AFL-CIO, pertaining to Baltimore, MD, Chicago, IL, Cincinnati, OH, Edison, NJ, N. Kansas City, MO, and St. Louis, MO, and the Union Shop Agreement made by Owens-Brockway Plastics Products, Inc. - Florence, KY and the Glass Molders, Pottery, Plastics & Allied Workers Intl. Union AFL-CIO, Local No. 176), which provides for post-retirement welfare benefits ("Retiree Medical Plans")). Seller shall retain, and Buyer shall not assume, all the liabilities and obligations under the Pension Plans, whether such liabilities or obligations arose before, on or after the Closing Date. Seller shall retain, and Buyer shall not assume, the liabilities and obligations for retiree medical benefits under the Retiree Medical Plans, whether such liabilities and obligations arose before, on or after the Closing Date. Seller shall provide those Business Employees who are eligible to receive, or who are already receiving, as of the Closing Date retiree medical benefits under the terms of the Retiree Medical Plan as of the Closing Date with benefits under such Retiree Medical Plan in accordance with its terms.

                  8.6 Certain Additional Matters. O-I and Buyer agree that certain employee matters shall be governed in accordance with the provisions of
Section 8.6 of the O-I Disclosure Schedule.

                  8.7 Vacation. Buyer shall honor, or shall cause the Company and any of its Subsidiaries to honor, all earned but unused vacation and other time-off accrued by the Business Employee prior to the Closing Date ("Accrued Time") in accordance with the applicable policies in effect with respect to the Business Employee immediately prior to the Closing Date; provided, however, that O-I shall reimburse Buyer for any payments made in respect of such Accrued Time by Buyer to any salaried Business Employee in connection with such Business Employee's termination of employment on or within four months following the Closing Date.

                  8.8 Welfare Plans. Buyer shall, or shall cause the Company and its Subsidiaries to (a) waive all limitations as to pre-existing conditions, evidence of insurability, exclusions and waiting periods with respect to participation and coverage requirements applicable to any Business Employee under any welfare benefit plan of Buyer, the Company or any of their Controlled Affiliates in which such Business Employee may be eligible to participate on or after the Closing Date to the extent such limitations were or would have been waived under the Parent Plans and Company Plans in which the Business Employee participated immediately prior to the Closing Date and (b) provide each Business Employee with credit for any co-payments, deductibles and out-of-pocket expenses paid prior to the Closing Date in satisfying any applicable co-payment, deductible and out-of-pocket expense requirements under any welfare plan of Buyer, the Company or any of their Affiliates in which such Business Employee may be eligible to participate on or after the Closing Date to the extent such credit was or would have been given under the Parent Plans and Company Plans in which the Business Employee participated immediately prior to the Closing Date for the year in which the Closing Date occurs. Buyer shall provide, or shall cause the Company or any of its Subsidiaries to provide, continuation health care coverage to Business Employees and their qualified beneficiaries who incur or incurred a qualifying event, in accordance with the continuation health care coverage requirements of Section 4980B of the Code and Title I, Subtitle B, Part 6 of ERISA ("COBRA") or any similar provisions of state Law, with respect to claims incurred after the Closing Date.

                  8.9 WARN. Seller agrees that between the date hereof and the Closing Date, it will cause the Company and its Subsidiaries not to effect or permit a "plant closing" or "mass layoff" as those terms are defined in the Worker Adjustment and Retaining Notification Act of 1988 (the "WARN Act") without complying with the WARN Act or similar foreign, state or local Law. O-I and Seller have delivered, or have caused to be delivered, to Buyer a true, correct and complete list of the name and site of employment of any and all employees of the Company and its Subsidiaries who have experienced an employment loss or layoff (as defined by the WARN Act) within 90 days prior to the date hereof. O-I and Seller shall update this list every 30 days up to and including the Closing Date. Buyer shall indemnify, defend and hold Seller harmless from and against any and all claims, actions, suits, demands, proceedings, losses, expenses, damages, obligations and liabilities arising out of or otherwise in respect of any causes of action brought against Seller under the WARN Act with regard to any employment losses of any Business Employee that occurred within the Company or any of its Subsidiaries in the 90 day period preceding the Closing Date and as to which no WARN Act notices were required to be given as of the day before the Closing Date, but only to the extent any such alleged liability arises as a result of employment losses that occur within the Company or any of its Subsidiaries commencing on the Closing Date or in the 90 day period thereafter.

                  8.10 Annual Bonuses. O-I shall pay a pro rata portion (based on the portion of the applicable fiscal year in which the Closing Date occurs) of the amount an eligible Business Employee would have received pursuant to the O-I Senior Management Incentive Bonus Plan for the entire year and plant production bonuses (described in the O-I Salary Policy Manual and the 2004 Owens-Brockway Plastics Group Plan Incentive Plan, Bottle Plants) (the "Seller Bonus Plans") for such year consistent with past practice (the "Pro Rata Bonus Payment"). The Pro Rata Bonus Payments will be made no later than the time annual bonus payments are made to other O-I employees participating in the applicable Seller Bonus Plan (or, in the event that no such bonus payments are made to other employees other than the Business Employees with respect to such year, in no event later than 90 days following the end of such year) (such applicable date in either case, the "Payment Date"). In addition, if the Closing occurs on or after January 1, 2005, O-I shall pay to Business Employees, on the Payment Date, any earned but unpaid annual bonuses in respect of fiscal year 2004 determined under the Seller Bonus Plan for such year consistent with past practice.

                  8.11 Transition Services. Pursuant to the terms of the Transition Services Agreement, O-I, Seller or their respective Affiliates shall
(a) facilitate the implementation and administration of employee benefit plans for the benefit of Business Employees, (b) continue to provide payroll services with respect to Business Employees and (c) provide such other services relating to employment matters as may be agreed to by the parties thereto.

                  8.12 Pre-Closing Claims.

                  (a) O-I or Seller shall, or shall cause the applicable welfare benefit plans of O-I or Seller (other than Company Plans), as applicable, to be responsible for providing welfare benefits (including medical, hospital, dental, accidental death and dismemberment, life, disability and other similar benefits) to Business Employees for all claims incurred prior to the Closing under and subject to the generally applicable terms and conditions of such employee benefit plans, programs and arrangements in which such employees were entitled to participate immediately prior to the Closing (other than the Company Plans). For purposes of this Section 8.12, a claim is incurred with respect to (i) accidental death and dismemberment, disability, life and other similar benefits when the event giving rise to such claim occurred and (ii) medical, dental, and other similar benefits when the services with respect to such claim are rendered. Any claim above that relates to a continuous period of hospitalization shall be deemed to be incurred at the commencement of such period of hospitalization.

                  (b) O-I shall be responsible for all Losses arising out of or relating to workers' compensation claims of any Business Employee if the event giving rise to the claim occurs prior to the Closing Date and shall have the sole responsibility and authority for administering such claims.

                  8.13 No Third-Party Beneficiary Rights. Nothing herein, expressed or implied, shall confer upon any Business Employees (or any of their beneficiaries or alternate payees) any rights or remedies (including any right to employment or continued employment, or any right to compensation or benefits for any period) of any nature or kind whatsoever, under or by reason of this Agreement or otherwise. In addition, the provisions of this Article VIII, are for the sole benefit of the parties to this Agreement and are not for the benefit of any third party.


                                  ARTICLE IX
                                INDEMNIFICATION

                  9.1 Survival Period.

                  (a) The representations and warranties of the Parties set forth in Articles II, III and IV shall survive the Closing until the third anniversary of the Closing Date; provided, however, that the representations and warranties contained in (i) Sections 2.1, 2.2, 2.3, 2.4, 2.5, 2.8(b), 2.21, 3.1, 3.2, 3.3, 4.1, 4.2, 4.3 and 4.4, shall survive indefinitely and (ii) the representations and warranties contained in Section 2.13 shall survive until the six-month anniversary of the expiration of the applicable statutes of limitations (including any extensions thereof and including, with respect to Section 2.13(p), the statutes of limitations applicable to any Taxable period to which an Apportioned Tax Attribute is carried forward) and (iii) the representation contained in Section 2.15 (to the extent relating to environmental matters) shall survive until the fifteenth anniversary of the Closing Date.

                  (b) The period of time a representation or warranty survives the Closing pursuant to Section 9.1(a) shall be the "Survival Period" with respect to such representation or warranty. In the event notice of any claim for indemnification under Section 9.2 shall have been given within the applicable Survival Period and such claim has not been finally resolved by the expiration of such Survival Period, the representations or warranties that are the subject of such claim shall survive, solely for purposes of such claim, until such claim is finally resolved.

                  (c) The right to indemnification, payment of Losses of a Buyer Indemnified Party or for other remedies based on any representation, warranty, covenant or obligation of Seller or O-I contained in or made pursuant to this Agreement or the Additional Agreements shall not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or obligation.

                  9.2 Indemnification by Seller.

                  (a) Subject to the limits set forth in this Section 9.2, Seller and O-I, jointly and severally, shall from time to time defend, indemnify and hold Buyer and its existing and future Affiliates and their respective officers, directors, agents and employees (collectively, the "Buyer Indemnified Parties") harmless from and against (i) any and all liabilities (whether asserted or unasserted, absolute or contingent), obligations, losses, damages, deficiencies, demands, claims, fines, penalties, interest, assessments, judgments, Liens, charges, orders, decrees, rulings, dues, assessments, actions, injunctions, proceedings and suits of whatever kind and nature and all costs and expenses relating thereto, including fees and expenses of counsel, accountants and other experts, and other expenses of investigation and litigation (hereinafter "Losses") arising out of or resulting from (A) any breach of any of the representations and warranties (without regard to any materiality, Material Adverse Effect or words of similar import contained in such representation or warranty) by Seller or O-I contained in Article II or
Article III or in the Additional Agreements or any certificate or other instrument delivered pursuant to the terms hereof or thereof and (B) failure to perform any or comply with any of the covenants or conditions, of Seller or O-I set forth herein, (ii) Losses arising out of or resulting from the Release or threatened Release of any Hazardous Materials (or allegation of same) (A) prior to the Closing Date on or from any property currently or formerly owned, operated or leased by O-I, Seller, the Company, any of its Subsidiaries or any of their respective Affiliates or (B) on or from any other property where, prior to the Closing Date, Hazardous Materials are or were (or are or were alleged to be) Released or threatened to be Released in connection with any property currently or formerly owned, operated or leased by O-I, Seller, the Company, any of its Subsidiaries or any of their respective Affiliates, whether or not, in any case, such Release or threatened Release was in compliance with Environmental Law, (iii) Losses arising out of or resulting from the violation of any Environmental Law prior to the Closing Date (or allegation of same), by O-I, Seller, the Company, any of its Subsidiaries or any other Person in connection with the Business, or any property currently or formerly owned, operated or leased by O-I, Seller, the Company, any of its Subsidiaries or any of their respective Affiliates, (iv) Losses arising out of or resulting from the installation of any pollution control equipment to the extent that such equipment is required to bring any property owned, operated or leased by O-I, Seller, the Company, any of its Subsidiaries or any of their respective Affiliates into compliance with requirements of any Environmental Law as of the Closing Date, (v) any Losses arising out of or resulting from or in connection with the Contributed Assets other than those arising out of or resulting from the operation and ownership by Buyer of the Contributed Assets following the Closing, (vi) any Losses arising out of or resulting from or in connection with the Corporate Restructuring and (vii) subject to Section 9.6, any Losses arising out of or resulting from or in connection with (a) the Constar Action (as defined on Section 2.14 of the O-I Disclosure Schedule), (b) the claims set forth on Section 9.2(a) of the O-I Disclosure Schedule (the "Schedule 9.2(a) Claims") and (c) the NAC Action (as defined on Section 2.14 of the O-I Disclosure Schedule). For the avoidance of doubt, in computing whether Buyer has a Loss arising out of or resulting from any breach of Section 2.13(p), and in computing the amount of any such Loss, Buyer shall first use all of its available net operating losses and credits, including any Apportioned Tax Attributes.

                  (b) Seller and O-I, jointly and severally, shall indemnify, defend and hold the Buyer Indemnified Parties harmless from and against all Losses asserted against, imposed upon or incurred by the Buyer Indemnified Parties directly or indirectly, in connection with, by reason of, relating to, or resulting from any obligation or liability arising out of the assets, properties, liabilities, business or operations of O-I and its Affiliates (other than the Company and its Subsidiaries), other than Seller's ownership of the Stock.

                  (c) Neither Seller nor O-I shall have any obligation under
Section 9.2(a)(i)(A) to indemnify Buyer, from and against any Losses arising out of any breach of any representation or warranty of Seller or O-I until Buyer and its Affiliates have suffered Losses resulting from such breach for which Buyer and its Affiliates are entitled to be indemnified, together with other Losses (except for Losses resulting out of or from breaches of warranties contained in Sections 2.1, 2.2, 2.3, 2.4, 2.5, 2.8(b), 2.13), 3.1, 3.2 and 3.3)
in excess of $7,500,000 in the aggregate (the "Basket") at which time Buyer Indemnified Parties will be entitled to indemnification as set forth in this
Section 9.2 for all Losses in excess of the Basket. Notwithstanding the foregoing, the aggregate liability of Seller and O-I to indemnify Buyer Indemnified Parties under Section 9.2(a)(i)(A) arising out of or resulting from any breaches of representation and warranties (except for Losses resulting out of or from breaches of representations and warranties contained in Sections 2.1, 2.2, 2.3, 2.4, 2.5, 2.8(b), 2.13, 3.1, 3.2 and 3.3) and under Section
9.2(a)(ii)(A), 9.2(a)(iii) and 9.2(a)(iv) shall not exceed $240,000,000 in the aggregate (the "Cap").

                  (d) With respect to Losses described under Sections 9.2(a)(i)(A) and 9.2(a)(ii)(A) that are incurred in connection with the Cleanup of any of the Real Property, O-I and Seller shall only be required to indemnify and hold harmless the Buyer Indemnified Parties to the extent that:

                    (i) Cleanup of the Hazardous Materials is required by a Governmental Authority under an applicable Environmental Law that is in effect as of and is enforceable as of the Closing Date or is required by an applicable Environmental Law that is in effect as of and is enforceable as of the Closing Date;

                    (ii) the Remediation Standards (as defined below) that must be met in order to satisfy the requirements of the applicable Environmental Law or Governmental Authority (A) are no more stringent than the Remediation Standards that were in effect as of and were enforceable as of the Closing Date under the applicable Environmental Law that is the source of the obligation to conduct a Cleanup, or, where no such Remediation Standards had been promulgated and were enforceable as of the Closing Date, Remediation Standards that were applied, within one year prior to the Closing Date, on a case-by-case basis, to properties that are most similar to the property that is subject to a Cleanup and (B) are also those Remediation Standards that would be the least stringent Remediation Standards that would be applicable given the use of the property as of the day before the Closing Date;

                    (iii) such Cleanup is for substances that were designated as Hazardous Materials under an applicable Environmental Law in effect and enforceable as of the Closing Date and would have been subject to Cleanup under an applicable Environmental Law had such Cleanup been initiated on or before the Closing Date;

                    (iv) such Cleanup is conducted using commercially reasonable and cost effective methods for investigation, removal, remediation and/or containment consistent with applicable Environmental Law or the requirements of a Governmental Entity; and

                    (v) the cost of any such Cleanup with respect to an individual site, together with all other Cleanups at such site, exceeds $25,000 in the aggregate.

                  (e) With respect to Losses described in Section 9.2(a)(iii) and (iv), O-I and Seller shall only be required to indemnify and hold harmless the Buyer Indemnified Parties to the extent that:

                    (i) any such Loss with respect to an individual site, together with all other such Losses at such site, exceeds $25,000 in the aggregate; and

                    (ii) the action taken to address a violation of Environmental Law and/or the installation of pollution control equipment is done in a commercially reasonable and cost-effective manner.

                  (f) Notwithstanding anything to the contrary herein, (A) if the cost of Cleanup or correcting a non-compliance with the Environmental Law subject to indemnification by O-I and Seller are increased after the Closing Date due to an act or omission by Buyer or any of its Subsidiaries, Seller shall not be responsible for any such increase in costs incurred and (B) if any costs incurred in connection with a Cleanup relating to the Release or threatened Release of Hazardous Materials on or from a Real Property are in excess of the costs that would be incurred for a Cleanup meeting the conditions set forth in Section 9.2(d), O-I and Seller shall have no obligation to indemnify the Buyer Indemnified Parties for such excess Cleanup costs.

                  (g) Indemnification shall be available under Section 9.2(a)(ii)(A), 9.2(a)(iii) and 9.2(a)(iv) only with respect to those claims for which the Buyer Indemnified Party has provided written notice to Seller by the 15th anniversary of the Closing Date. Such notice must include, if available and based on reasonably available evidence, the following: (A) location; (B) the extent of contamination and the impacted media, if known; (C) a copy of any notices filed with or received from any Governmental Authority or other Person or, if no such notice has been filed or received, the basis upon which the claimant seeks indemnification; and (D) whether the Cleanup was or will be consistent with the conditions set forth in Section 9.2(d). For claims relating to Cleanup costs within the scope of Section 9.2(d), Seller shall have the right, but not obligation, to assume responsibility for managing the Cleanup and related matters thereto, by providing notice to Buyer within a reasonable time of receipt of the written notice required under this Section 9.2(g). If O-I and Seller assume responsibility for management of a Cleanup under this
Section 9.2(g), O-I and Seller shall be obligated to comply with all applicable Laws with respect to such Cleanup; provided that O-I and Seller reserve the right to seek reimbursement of the Cleanup costs that are incurred for work that is in excess of work that would be required in accordance with the conditions set forth in Sections 9.2(d) and 9.2(f)(B). Where O-I and Seller have assumed responsibility for management of a Cleanup under this Section 9.2(g), Buyer may participate in good faith and, at its own cost and expense, in activities related to the Cleanup, including participation in meetings with respect to the determination of applicable Remediation Standards or methods for conducting the Cleanup.

                  (h) Except as provided in Article VII, following the Closing, the indemnity provided in this Section 9.2 for breaches of representations and warranties contained in Article II and Article III shall be the sole and exclusive remedy of Buyer and its Affiliates against Seller, O-I and their Affiliates at law or equity for any Losses arising out of or resulting from such breaches (other than any breach that was intentional or claims based on fraud).

                  9.3 Indemnification by Buyer.

                  (a) Subject to the limits set forth in this Section 9.3, Buyer shall defend, indemnify and hold Seller and its existing and future Affiliates and their respective officers, directors, agent and employees (other than the Company and any of its Subsidiaries) (collectively, the "Seller Indemnified Parties") harmless from and against any and all Losses, arising out of or resulting from (i) any breach of any of the representations and warranties by Buyer contained in Article IV and in the Additional Agreements or in any certificate or other instrument delivered pursuant to the terms hereof or thereof or (ii) failure to perform any or comply with any of the covenants or conditions, of Buyer set forth herein.

                  (b) Buyer shall not have any obligation under Section 9.3(a) to indemnify the Seller Indemnified Parties from and against any Losses caused by the breach of the representations and warranties of Buyer until the Seller Indemnified Parties have suffered Losses for which Seller Indemnified Parties are entitled to be indemnified for the breach of any such representation or warranty (except for Sections 4.1, 4.2, 4.3 and 4.4), in excess of the Basket at which time Seller Indemnified Parties will be entitled to indemnification as set forth in this Section 9.3 for all Losses, in excess of the Basket. Notwithstanding the foregoing, the aggregate liability of Buyer to indemnify Seller Indemnified Parties for breach of representations and warranties of Buyer (except for Sections 4.1, 4.2, 4.3 and 4.4) shall not exceed the Cap.

                  (c) Following the Closing, the indemnity provided in this
Section 9.3 for breaches of representations and warranties contained in Article IV shall be the sole and exclusive remedy of O-I and its Affiliates against Buyer and its Affiliates at law or equity for any Losses arising out of or resulting from such breaches (other than any breach that was intentional or claims based on fraud).

                  9.4 Indemnification Calculations.

                  (a) The amount of any Losses for which indemnification is provided under this Article IX shall be computed net of any insurance proceeds resulting from the subject matter of such Loss actually received by the Indemnified Party in respect of such Loss (net of any resulting increase in insurance premiums and any expenditures made in connection with obtaining such insurance recovery).

                  (b) The Parties agree that any indemnification payments made pursuant to this Agreement shall be treated for Tax purposes as an adjustment to the Purchase Price, unless otherwise required by applicable Law.

                  (c)

                    (i) The amount of any Losses of the Buyer Indemnified Parties or Seller Indemnified Parties, as the case may be, or Taxes for which indemnification is provided under Article VII or this
         Article IX shall be (A) increased to take account of any net Tax cost actually incurred, in the Taxable year in which the payment giving rise to such indemnification was accrued, by the indemnified Party or its Affiliates arising from the receipt of indemnity payments hereunder (grossed up for such increase) and (B) reduced to take account of any net Tax benefit actually realized, in the Taxable year in which the payment giving rise to such indemnification was accrued, by the indemnified Party or its Affiliates arising from the incurrence or payment of any such Losses of the Buyer Indemnified Parties or Seller Indemnified Parties, as the case may be, or Taxes. In computing the amount of any such Tax cost or Tax benefit, the Buyer Indemnified Parties or Seller Indemnified Parties, as the case may be, shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt of any indemnity payment hereunder or the incurrence or payment of any indemnified Loss or Tax. Any indemnification payment under Article VII or this Article IX shall initially be made without regard to this
         Section 9.4(c) and shall be increased or reduced to reflect any such net Tax cost (including gross-up) or net Tax benefit only after the indemnified Party or its Affiliates has actually realized such cost or benefit.

                    (ii) Section 9.4(c)(i)(B) shall apply only with respect to Losses of the Buyer Indemnified Parties or Taxes for which Buyer is indemnified under Article VII or this Article IX only (A) if the Apportioned Tax Attributes pursuant to Section 2.13(p) equal or exceed $125 million or (B) if the Apportioned Tax Attributes are less than $125 million, to the extent that the Losses of the Buyer Indemnified Parties for which payments are actually paid by O-I and Seller or Taxes for which Buyer is indemnified under Article VII or this Article IX exceed the difference between $125 million and the Apportioned Tax Attributes.

                    (iii) For purposes of Section 9.4(c)(i): (A) a Buyer Indemnified Party or Seller Indemnified Party, as the case may be, shall be deemed to have "actually realized" a net Tax cost or a net Tax benefit to the extent that, and at such time as, the amount of Taxes payable by such Buyer Indemnified Party or Seller Indemnified Party, as the case may be, is increased above or reduced below, as the case may be, the amount of Taxes that such Buyer Indemnified Party or Seller Indemnified Party, as the case may be, would be required to pay but for the receipt of the indemnity payment or the incurrence or payment of such Loss or Tax, as the case may be; (B) the amount of any increase or reduction hereunder shall be adjusted to reflect any final determination with respect to the Buyer Indemnified Party's or Seller Indemnified Party's, as the case may be, liability for Taxes, and payments between the Parties to reflect such adjustment shall be made if necessary; and (C) a Party's good faith determination of the net Tax cost or net Tax benefit actually realized shall be binding upon the other Party.

                  9.5 Indemnification Procedures.

                  (a) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to an indemnifiable Loss against any other Party (the "Indemnifying Party") then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing. The failure to notify the Indemnifying Party promptly of a Third Party Claim shall not relieve the Indemnifying Party from its indemnification obligation hereunder, except to the extent that the Indemnifying Party is materially prejudiced thereby.

                  (b) Any Indemnifying Party will have the right at any time to assume and thereafter conduct the defense of the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party; provided, however, that the Indemnifying Party shall not waive any defense, cause of action or counterclaim or consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably). In the event that the Indemnifying Party assumes the defense as provided in this
Section 9.5, the Indemnified Party shall have the right to participate in such defense (including with counsel of its choice), at its own expense, and the Indemnifying Party shall reasonably cooperate with the Indemnified Party in connection with such participation. In the event that the Indemnified Party shall in good faith determine that the Indemnified Party may have available to it one or more defenses or counterclaims that are inconsistent with one or more of those that may be available to the Indemnifying Party in respect of any Third Party Claim or any litigation relating thereto, the Indemnified Party shall have the right at all times to take over and assume control over the defense, settlement, negotiations or litigation relating to any such Third Party Claim at the sole cost of the Indemnifying Party; provided that if the Indemnified Party does so take over and assume control, the Indemnified Party shall not consent to the entry of any judgment or enter into a settlement with respect to such Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably).

                  (c) Unless and until an Indemnifying Party assumes the defense of the Third Party Claim as provided in Section 9.5(b), the Indemnified Party may defend against the Third Party Claim in any manner it reasonably may deem appropriate, on behalf of and for the risk of the Indemnifying Party.

                  (d) In no event will the Indemnified Party consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably).

                  (e) The Party assuming the defense under this Section 9.5(e) shall keep the appropriate Parties fully informed regarding the progress and status thereof.

                  (f) In the event any Indemnified Party should have a claim against any Indemnifying Party hereunder which does not involve a Third Party Claim, the Indemnified Party shall promptly transmit to the Indemnifying Party a written notice (the "Indemnity Notice") describing in reasonable detail the nature of the claim and the basis of the Indemnified Party's request for indemnification under this Agreement; provided, however, that failure of the Indemnified Party to give the Indemnity Notice will not relieve the Indemnifying Party from liability hereunder unless solely and to the extent the Indemnifying Party did not otherwise learn of such claim and such failure results in the forfeiture by the Indemnifying Party of substantial rights and defenses, and will not in any event relieve the Indemnifying Party from any obligations to the Indemnified Party other than the indemnification obligation provided herein. In the event that the Indemnifying Party disputes the validity or scope of the claim set forth in the Indemnity Notice, the Parties will use their good faith and commercially reasonable best efforts to resolve such matter within 30 days of receipt of the Indemnity Notice.

                  9.6 Constar Action; NAC Action; and Schedule 9.2(a) Claims Indemnification. The provisions of Sections 9.2 through 9.5 (other than Section 9.2(c), (d), (e), (f) and (g)) shall apply to Seller and O-I's obligation under
Section 9.2(a)(vii) to indemnify the Buyer Indemnified Parties, except as follows: (i) Seller shall have the sole right, at its expense and with the reasonable cooperation of Buyer and its Affiliates, to settle the Constar Action; provided that such settlement is on terms no less favorable to Buyer and its Affiliates than those terms set forth on Section 9.6 of the O-I Disclosure Schedule, and Seller regularly apprises Buyer of and consults with Buyer regarding such settlement negotiations; and (ii) Seller's and O-I's obligation with respect to any Losses arising out of or resulting from or in connection with the NAC Action shall be limited to those Losses owed to third parties by CPT or the Company arising out of (A) products or processes made, used, sold, distributed, imported, or exported by or on behalf of Continental PET Technologies, Inc. ("CPT") and/or the Company prior to the Closing Date, and (B) the indemnity obligations of CPT under the October 2000 Indemnity Agreement, as amended on April 1, 2001 (but excluding any amendments thereto after the Closing Date that adversely affect any such obligations), by and among CPT, Coca-Cola Enterprises Inc., Coca-Cola Bottling Co. Consolidated, Southeastern Container, Inc. and Western Container Corp., or under any other indemnity agreement between Seller and/or any of its Affiliates, on the one hand, and any other third party, on the other hand. The Parties agree that the Constar Action, the Schedule 9.2(a) Claims and the NAC Action are Third Party Claims for which the Buyer is the Indemnified Party, Seller is the Indemnifying Party and notice is deemed given, all pursuant to Section 9.5(a). Buyer acknowledges that Seller expressly retains all rights of reimbursement, contribution, setoff, attorneys' fees, costs or other theories or claims against third parties (other than Buyer and its Affiliates) (including cross claims or counterclaims) that would reduce, offset or mitigate any monetary judgment or settlement under the NAC Action, the Schedule 9.2(a) Claims and Constar Action to the extent related to, and to the extent of, the Losses for which Seller and O-I indemnify Buyer and its Affiliates for such actions hereunder, and Buyer and its Affiliates shall cooperate at Seller's expense, but for no additional consideration, to assist Seller in any recovery of the foregoing.


                                   ARTICLE X
                                 MISCELLANEOUS

                  10.1 Certain Definitions. For purposes of this Agreement, the following defined terms shall have the meanings indicated below:

                  "Adjustments" shall mean, with respect to the year ended December 31, 2003, the pro forma adjustments used to calculate adjusted EBIT and EBITDA in section 8 of the Information Memorandum (as defined below), and, with respect to all other periods, shall represent the comparable amounts applicable for the period being presented.

                  "Affiliate" shall mean, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

                  "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banks in New York, New York are authorized or obligated by applicable Law or executive order to close or are otherwise generally closed.

                  "Business" shall mean, after giving effect to the Corporate Restructuring, the blow-molded plastic container business as conducted by O-I through the Company and its Subsidiaries and all other Affiliates of O-I on the date hereof, including all the business operations relating to the sale, development, manufacture, marketing or distribution of rigid plastic containers or plastic bottles and other plastic parts and any services or customer relationships related thereto, including the business described in the Historical Financial Statements and in the Information Memorandum; provided, however, that the Business does not include the Seller's Health Care Business or the Closure Field.

                  "Business Employee" shall mean any present or former employee of the Company or any of its Subsidiaries.

                  "Capital Stock" shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock whether now outstanding or issued after the date of this Agreement.

                  "Cash" shall mean cash, cash equivalents and short-term marketable investments, determined in accordance with GAAP applied on a basis consistent with the preparation of the Audited Financial Statements.

                  "Cleanup" shall mean all actions required to (a) cleanup, remove, treat or remediate Hazardous Materials in the indoor or outdoor environment, (b) prevent the Release of Hazardous Materials so that they do not migrate, endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) perform pre-remedial studies and investigations and post-remedial monitoring and care, or (d) respond to any government requests for information or documents in any way relating to cleanup, removal, treatment or remediation or potential cleanup, removal, treatment or remediation of Hazardous Materials in the indoor or outdoor environment.

                  "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

                  "GAAP" shall mean U.S. generally accepted accounting principles.

                  "Governmental Approval" shall mean any permit, license, franchise, approval, consent, waiver, certification, decree, registration, qualification, clearance, decision or other authorization issued, granted, given or otherwise made available or the expiration or termination of any applicable waiting period by or under the authority of any Governmental Authority or pursuant to any Law.

                  "Hazardous Materials" shall mean all substances defined as Hazardous Substances, Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. ss. 300.5, toxic mold, or defined as such by, or regulated as such under, any Environmental Law.

                  "Indebtedness" shall mean (a) the principal amount of any indebtedness of the Company or any of its Subsidiaries for borrowed money, (b) any unpaid interest, premium, fees, penalties and any other amounts owing on any such indebtedness of the Company or any of its Subsidiaries, (c) obligations of the Company or any of its Subsidiaries in respect of capitalized leases and obligations for the deferred purchase price of goods or services (other than trade payables incurred in the ordinary course of business and consistent with past practice), (d) any payment obligation in respect of interest under any existing interest rate swap or hedge agreement entered into by the Company or any of its Subsidiaries with respect to any Indebtedness described in clauses (a) or (b) above and (e) all indebtedness or obligations of the types referred to in the preceding clauses (a) through (d) of any other Person secured by any claim, liability or encumbrance on any assets of the Company or any of its Subsidiaries, even though the Company or such Subsidiary (as applicable) has not assumed or otherwise become liable for the payment thereof, but excluding customer deposits and interest payable thereon in the ordinary course of business and consistent with past practice, (f) all indebtedness or obligations of the types referred to in the preceding clauses
(a) through (e) of the others guaranteed by the Company or any of its Subsidiaries (including guarantees in the form of an agreement to repurchase to reimburse but excluding intercompany debt and guarantees, letters of credit and guarantees by a company of performance obligations of another) and (g) all negative Cash or overdraft balances.

                  "Information Memorandum" shall mean the Confidential Information Memorandum of O-I distributed by Deutsche Bank Securities, dated 2004, as supplemented in May 2004.

                  "Knowledge" shall mean with respect to the O-I Parties, with respect to any matter in question, the collective knowledge of the individuals listed on Section 10.1(a) of the O-I Disclosure Schedule after reasonable investigation (it being understood that in no circumstances shall "reasonable investigation" require more than inquiry of responsible managerial employees).

                  "Law" shall mean any statute, law (including common law), regulation, ordinance, rule, code, order, writ, judgment, injunction, decree, governmental restriction or other requirement or rule of law of any Governmental Authority.

                  "Liens" shall mean any and all liens, charges, security interests, options, claims, mortgages, pledges, proxies, voting trusts or agreements, other legal or equitable encumbrances, obligations, understandings or arrangements or other restrictions on title or transfer of any nature whatsoever.

                  "Material Adverse Effect" shall mean, with respect to the Company, any of its Subsidiaries or the Business, any event, change, circumstance or effect that is materially adverse, individually or in the aggregate, to the assets, liabilities, prospects, condition (financial or otherwise) or results of operations of the Company and the Subsidiaries taken as a whole, excluding any effects related to or resulting from events affecting
(a) the United States or global economy or (b) the blow-molded plastic container industry generally and, in the case of each of clauses (a) and (b), to the extent such events, changes, circumstances or effects do not affect the Company and its Subsidiaries disproportionately.

                  "Owens Illinois Plastic Container Business" shall mean the plastic container business as conducted by O-I without giving effect to the Corporate Restructuring.

                  "Person" shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Authority or other entity of any kind or nature.

                  "Release" shall mean any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration into the indoor or outdoor environment (including ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or property.

                  "Remediation Standard" shall mean a numerical standard that defines the concentrations of Hazardous Materials that may be permitted to remain in any environmental media after an investigation, removal, remediation or containment of a Release or threatened Release of Hazardous Materials.

                  "Subsidiary" of any Person shall mean any corporation, partnership, joint venture or other legal entity of which such Person owns, directly or indirectly, a majority of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity. For purposes of this Agreement, unless the context otherwise requires, all Specified Subsidiaries shall be deemed Subsidiaries of the Company and all Retained Subsidiaries shall be deemed not to be Subsidiaries of the Company.

                  10.2 Termination and Abandonment.

                  (a) General. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time, but not later than the Closing Date:

                    (i) by mutual written consent of Buyer, Seller and O-I;

                    (ii) by either Buyer or Seller if an injunction, restraining order or decree of any nature of any Governmental Authority of competent jurisdiction is issued that prohibits the consummation of the Purchase and such injunction, restraining order or decree is final and non-appealable;

                    (iii) by Buyer if (A) any of the representations and warranties of Seller or O-I contained in this Agreement or in any Additional Agreement shall fail to be true and correct or (B) Seller or O-I shall have breached or failed to comply with any of their covenants or obligations under this Agreement or in any Additional Agreement such that any of the conditions set forth in Sections 6.2(a) and 6.2(b) would not be satisfied and such breach or failure shall not be capable of being remedied or, if capable of being remedied, shall continue unremedied for a period of 30 days after Seller has received written notice from Buyer of the occurrence of such breach or failure;

                    (iv) by Buyer if any of the conditions set forth in Sections 6.1 and 6.2 has not been satisfied or waived by Buyer prior to or at such time as such condition can no longer be satisfied;

                    (v) by Seller if (A) any of the representations and warranties of Buyer contained in this Agreement or in any Additional Agreement shall fail to be true and correct or (B) Buyer shall have breached or failed to comply with any of its covenants or obligations under this Agreement or in any Additional Agreement such that any of the conditions set forth in Sections 6.3(a) and 6.3(b) would not be satisfied and such breach or failure shall not be capable of being remedied or, if capable of being remedied, shall continue unremedied for a period of 30 days after Buyer has received written notice from Seller of the occurrence of such failure or breach;

                    (vi) by Seller if any of the conditions set forth in Sections 6.1 and 6.3 has not been satisfied or waived by Seller prior to or at such time as such condition can no longer be satisfied;

                    (vii) by either Buyer or Seller if the Closing shall not have been consummated on or before December 31, 2004 (the "Closing Deadline"); provided that if

                           A. the Closing shall not occur on or before the
                    Closing Deadline due to the act or omission of Seller or O-I, on the one hand, or Buyer, on the other hand, then such Party may not terminate this Agreement pursuant to this clause (vii);

                           B. subject to the provisions of Section
                    10.2(a)(vii)(D) below, the Closing shall not occur on or before the Closing Deadline because the condition set forth in Section 6.1(b) has not been satisfied, at the sole option of Buyer, the Closing Deadline may be extended from time to time up to an aggregate of 180 days; and

                           C. notwithstanding the provisions of Section
                    10.2(a)(vii)(B), in the event that the condition set forth in Section 6.1(b) is satisfied at any time between November 29, 2004 and December 31, 2004, the Closing Deadline shall automatically be extended without any action of the Parties but in no event later than January 28, 2005; or

                    (viii) by Seller, if Buyer has received written notice from the Lenders that the Lenders have terminated the commitment set forth in the Commitment Letter or Alternative Financing (if applicable) (a "Commitment Termination Notice") and Buyer shall not have arranged for alternative financing within 30 days of receipt of such Commitment Termination Notice.

                  (b) Procedure Upon and Effect of Termination.

                    (i) In the event of the termination and abandonment of this Agreement, written notice thereof shall promptly be given to the other Parties and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned without further action by any of the Parties without any further liability or obligation on the part of any Party or its respective Affiliates other than the provisions of this Agreement that survive termination pursuant to Section 10.2(c); provided, however, that nothing herein shall relieve any Party from liability for willful breach of any of its representations, warranties, covenants or agreements hereunder; provided, further, that Buyer shall promptly deliver to Seller all documents, work paper and other materials of Seller, the Company and its Subsidiaries related to the transactions contemplated hereby, whether or not obtained before or after the execution hereof.

                    (ii) In the event that this Agreement is terminated by Buyer pursuant to (A) Section 10.2(a)(iv) as a result of the condition set forth in Section 6.1(b) not being capable of being satisfied or waived by Buyer prior to or at such time as such condition can no longer be satisfied or (B) Section 10.2(a)(vii) as a result of the failure of the condition set forth in Section 6.1(b) to have been satisfied by the Closing Deadline, Buyer will pay to Seller, within 10 Business Days of such termination, a termination fee equal to $25,000,000 (the "Termination Fee") in immediately available funds; provided that the Termination Fee shall not be payable if O-I, Seller or any of their respective Affiliates have, in bad faith, intentionally failed to comply with the provisions of the third sentence of Section 5.3(a). The Termination Fee shall be paid by Buyer to Seller regardless of whether Buyer has complied with its obligations under Section 5.3 and 5.7. If this Agreement is terminated in the manner contemplated by this Section 10.2(b)(ii), and Buyer has not, in bad faith, intentionally failed to comply with the provisions of the third sentence of Section 5.3(a), the Termination Fee payable pursuant to this Section 10.2(b)(ii) shall be the Seller's sole and exclusive remedy for all purposes under this Agreement or otherwise, and Buyer shall have no liability whatsoever if this Agreement is terminated under the circumstances provided in this Section 10.2(b)(ii) (including liability for actual, direct, indirect, consequential (including lost profits), punitive, exemplary or special damages), other than the obligation to pay any Termination Fee required to be paid pursuant to this Section 10.2(b)(ii).

                  (c) Survival of Certain Provisions. The respective obligations of the Parties pursuant to Section 5.1(c), Section 5.15, Article IX and this Article X shall survive any termination of this Agreement.

                  10.3 Fees and Expenses. Whether or not the transactions contemplated hereby or by the Additional Agreements are consummated, except as expressly provided herein or therein, each of the Parties shall pay its own fees and expenses incident to the negotiation, preparation, execution and performance of this Agreement and the Additional Agreements, including attorneys', accountants' and other advisors' fees and the fees and expenses of any agent, broker, finder, investment banker, financial advisor or agent retained by such Party in connection with the transactions contemplated by this Agreement or by the Additional Agreements.

                  10.4 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement or by the Additional Agreements shall be in writing and shall be deemed to have been duly given if delivered personally or mailed, certified or registered mail with postage prepaid, or sent by telegram or facsimile, as follows:

                  (a) if to Seller, to it at:

                           OI Plastic Products FTS, Inc.
                           c/o Owens-Illinois, Inc.
                           One Seagate
                           Toledo, OH  43666
                           Facsimile:  (419) 247-1221
                           Attention:  James W. Baehren, Esq.

                  with a copy (which shall not constitute notice) to:

                           Simpson Thacher & Bartlett LLP
                           425 Lexington Avenue
                           New York, NY  10017
                           Facsimile:  (212) 455-2502
                           Attention:  Alan M. Klein, Esq.

                  (b) If to O-I, to it at the address set forth in Section 10.4
(a), with a copy (which shall not constitute notice) to Simpson Thacher & Bartlett LLP at the address set forth in Section 10.4(a).

                  (c) if to Buyer, to it at:

                           Graham Packaging Company, L.P.
                           2401 Pleasant Valley Road
                           York, PA  17402
                           Facsimile:  (717) 849-8541
                           Attention:  John E. Hamilton

                  with a copy (which shall not constitute notice) to:

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           Four Times Square
                           New York, NY  10036
                           Facsimile:  (212) 735-2000
                           Attention:  Mark C. Smith, Esq.
                           Allison R. Schneirov, Esq.

or to such other Person or address as a Party shall specify by notice in writing to the other Parties. All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date of personal delivery or on the third Business Day after the mailing thereof or, in the case of notice by facsimile, when receipt thereof is confirmed by telephone.

                  10.5 Entire Agreement. This Agreement (including the Schedules, O-I Disclosure Schedule, Buyer Disclosure Schedule, Exhibits, Annexes, Additional Agreements and documents referred to herein and therein) and the Confidentiality Agreement constitute the entire agreement between the Parties and supersede all prior agreements and understandings, oral and written, between the Parties with respect to the subject matter hereof.

                  10.6 No Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns. Except as provided in Sections 9.1 and 9.2, nothing in this Agreement or in any Additional Agreement, expressed or implied, is intended to confer or shall confer upon any Person other than the Parties or their respective successors and permitted assigns, any rights (whether legal or equitable), benefits, remedies, obligations or liabilities of any nature whatsoever under or by reason of this Agreement.

                  10.7 Assignability. This Agreement or any of the rights, interests or obligations hereunder shall not be assigned by any of the Parties without the prior written consent of the other Parties hereto; provided that Buyer may, without the prior written consent of O-I or Seller, assign any or all of its rights and/or delegate any or all of its obligations to a direct or indirect wholly-owned subsidiary or other Affiliate of Buyer; provided, however, that, notwithstanding any such assignment, Buyer shall remain liable to perform all of its obligations hereunder, including the obligations to fund the full amount of the Purchase Price. Notwithstanding anything to the contrary set forth herein, Buyer and the Company may assign and transfer to any entity providing financing for the transactions contemplated by this Agreement (or any refinancing of such financing) as security for such financing all of the interest, rights and remedies of Buyer and the Company with respect to this Agreement. O-I and Seller hereby expressly consent to such assignment. Any such assignment will be made for collateral security purposes only and will not release or discharge the Buyer from any obligations it may have pursuant to this Agreement. Notwithstanding anything to the contrary set forth herein, Buyer and the Company may (i) authorize and empower such financing sources to assert, either directly or on behalf of Buyer or the Company, any claims Buyer or the Company may have against Seller or O-I under this Agreement and (ii) make, constitute and appoint one agent bank in respect of such financing (and all officers, employees and agents designated by such agent) as the true and lawful attorney and agent-in-fact of Buyer and the Company for the purpose of enabling the financing sources to assert and collect any such claims. Notwithstanding anything to the contrary herein, Buyer may assign and transfer any of its interest, rights, remedies and obligations with respect to this Agreement to any Buyer Sub in connection with any Foreign Subsidiary Purchase Agreement, but no such assignment shall relieve Buyer of its respective obligations hereunder. Any purported assignment or delegation in violation of this Section 10.7 shall be null and void.

                  10.8 Amendment and Modification; Waiver. Subject to applicable Law, this Agreement may be amended, modified and supplemented by a written instrument authorized and executed on behalf of the Parties at any time prior to the Closing Date with respect to any of the terms contained herein. No waiver by any Party of any of the provisions hereof or any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be effective and valid unless explicitly set forth in writing and executed by the Party so waiving. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including any investigation by or on behalf of any Party, shall be deemed to constitute a waiver by the Party taking such action of compliance with any representations, warranties, covenants or agreements contained herein and in any documents delivered or to be delivered pursuant to this Agreement and in connection with the Closing hereunder. The waiver by any Party of any default, misrepresentation or breach of warranty or covenant hereunder shall not operate or be construed as a waiver of any other prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

                  10.9 Public Announcements. Unless otherwise required by applicable Law or the rules of any applicable stock exchange, prior to the Closing Date, no press release or other public announcement pertaining to the transactions contemplated by this Agreement or by the Additional Agreements will be made by or on behalf of any Party, without the prior written approval of the other Parties. Prior to issuing a press release or other public announcement required by applicable Law or the rules of any applicable stock exchange or stock market with respect to the execution and delivery of or the transactions contemplated by this Agreement or by the Additional Agreements, Buyer and Seller shall consult with each other and each Party shall have reasonable opportunity to comment on such press release and prior to issuing a press release or other public announcement with respect to the Closing, Buyer and Seller shall mutually agree on the form of such press release or other public announcement.

                  10.10 Section Headings Table of Contents. The section headings contained in this Agreement and the table of contents to this Agreement are inserted for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  10.11 Severability. If any term or provision of this Agreement shall be declared by any court of competent jurisdiction to be invalid, illegal, void or unenforceable, all other terms and provisions of this Agreement shall not be affected and shall remain in full force and effect, and the validity and enforceability of the offending term or provision shall not be affected in any other situation or in any other jurisdiction.

                  10.12 Counterparts. This Agreement may be executed in any number of counterparts (including by means of facsimile), each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

                  10.13 Enforcement. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of New York, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the Parties hereto (i) consents to submit itself to the personal jurisdiction of the United States District Court for the Southern District of New York or any court of the State of New York located in such district in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement,
(ii) agrees that it will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court and (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than such courts sitting in the State of New York.

                  10.14 Choice of Forum. Each Party (a) consents to submit itself to the personal jurisdiction of the U.S. District Court for the Southern District of New York or any court of the State of New York located in such district in the event any dispute arises out of this Agreement or the Additional Agreements or any of the transactions contemplated hereby or thereby, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or the Additional Agreements or any of the transactions contemplated hereby or thereby in any court other than such courts sitting in the State of New York.

                  10.15 Waiver of Jury Trial. THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY ADDITIONAL AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS SECTION 10.15 WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY AND THAT ANY ACTION OR PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY ADDITIONAL AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

                  10.16 Governing Law. This Agreement and the rights and duties of the Parties hereunder shall be governed by, and construed in accordance with, the Laws of the State of New York.

                  10.17 Interpretation. When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and permitted assigns.

                  WITNESS WHEREOF, each Party has duly executed and delivered this Agreement as of the date first above written.

                                    GRAHAM PACKAGING COMPANY, L.P.

                                    By  GPC OPCO GP LLC, ITS GENERAL PARTNER

                                        /s/John E. Hamilton
                                    By:______________________________
                                    Name:  John E. Hamilton
                                    Title: Chief Financial Officer,
                                           Treasurer and Secretary


                                    OI PLASTIC PRODUCTS FTS, INC.

                                        /s/James W. Baehren
                                    By:______________________________
                                    Name:  James W. Baehren
                                    Title: Vice President


                                    OWENS-ILLINOIS, INC.

                                        /s/Steven R. McCracken
                                    By:______________________________
                                    Name:  Steven R. McCracken
                                    Title: Chairman and Chief
                                           Executive Officer